UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☑ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to 240.14a-12
DAVE & BUSTER’S, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
     Payment of Filing Fee (Check the appropriate box):
☐ No fee required.

☑ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common Stock, par value $0.01 per share, of Dave & Buster’s, Inc.

(2)	Aggregate number of securities to which transaction applies:

14,292,500 shares of Common Stock
1,070,166 options to purchase shares of Common Stock with exercise prices less than $18.05
574,691 shares of Common Stock to be acquired on exercise of warrants
2,321,981 shares of Common Stock to be issued on conversion of outstanding 5.0% Convertible Subordinated Notes due 2008

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee is determined based upon the sum of (a) 14,292,500 shares of common stock, multiplied by the merger consideration of $18.05 per share, (b) warrants to purchase 574,691 shares of common stock, multiplied by $4.59 per share (which is the difference between $18.05 and the exercise price of those warrants), (c) 2,321,981 shares of common stock to be issued upon conversion of notes, multiplied by $5.13 (which is the difference between $18.05 and the conversion price of those notes), and (d) options to purchase 1,070,166 shares of common stock with exercise prices less than $18.05, multiplied by $9.20 per share (which is the difference between $18.05 and the weighted average exercise price per share of those options). In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by calculating a fee of $107 per $1,000,000 of the amount calculated pursuant to the preceding sentence.

(4)	Proposed maximum aggregate value of transaction:

$282,374,745

(5)	Total fee paid:

$30,214.10

     ☐ Fee paid previously with preliminary materials.
     ☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

_______ ___, 2006
DAVE & BUSTER’S, INC.
2481 Manana Drive
Dallas, Texas 75220
     To our Stockholders:
     The board of directors of Dave & Buster’s, Inc., has unanimously approved a merger providing for the acquisition of Dave & Buster’s by WS Midway Holdings, Inc., an affiliate of Wellspring Capital Management LLC. If the merger is completed, you will receive $18.05 in cash, without interest and less any required withholding taxes, for each share of Dave & Buster’s common stock that you own.
     You will be asked, at a special meeting of the stockholders of Dave & Buster’s, to consider and vote upon a proposal to approve the merger agreement and a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies for the approval of the merger agreement. The special meeting will be held at The Show Room at Dave & Buster’s, 10727 Composite Drive, Dallas, Texas 75220 on ___, 2006, at ___:00 A.M. (Central Standard Time).
     The proxy statement attached to this letter provides you with information about the proposed merger and the special meeting of stockholders. You are encouraged to read the proxy statement carefully, as it includes details of the proposed merger and other important information related to the merger and the special meeting of stockholders. You may also obtain more information about Dave & Buster’s from documents we have filed with the Securities and Exchange Commission.
     Our board of directors has unanimously approved the merger agreement and has determined that the merger is advisable, fair to and in the best interests of Dave & Buster’s and our stockholders. Accordingly, our board of directors recommends that you vote “FOR” approval of the merger agreement and “FOR” approval of adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies for the approval of the merger agreement.
     Your vote is important. Because the merger agreement requires the affirmative vote of the holders of two-thirds of the outstanding shares of Dave & Buster’s common stock, a failure to vote will have the same effect as a vote “against” the merger. Accordingly, whether or not you plan to attend the special meeting of stockholders, please complete, sign and date the accompanying proxy card and return it in the enclosed prepaid envelope, or vote your shares by telephone or the Internet using the instructions on the enclosed proxy card or voting instruction form. If your shares are held in “street name”, you should instruct your broker, bank or other nominee how to vote in accordance with the voting instruction form furnished by your broker, bank or other nominee. If you attend the special meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy card.
     Thank you for your cooperation and continued support.

Very truly yours,

James W. “Buster” Corley	David O. “Dave” Corriveau
     This proxy statement is dated                      ___, 2006, and is first being mailed to stockholders on or about                      ___, 2006.

DAVE & BUSTER’S, INC.
2481 Manana Drive
Dallas, Texas 75220

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held On __________, ________ ___, 2006

DATE AND TIME:	___, at ___:00 A.M. Central Standard Time

PLACE:	The Show Room at Dave & Buster’s, 10727 Composite Drive, Dallas, Texas 75220

ITEMS OF BUSINESS:	(1) To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of December 8, 2005, among Dave & Buster’s, Inc., WS Midway Holdings, Inc., and WS Acquisition Sub, Inc., as it may be amended from time to time, pursuant to which, upon the merger becoming effective, each issued and outstanding share of common stock, par value $.01 per share, of D&B (other than shares to be cancelled in accordance with the merger agreement) will be converted into the right to receive $18.05 in cash; and
(2) To approve an adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies for the approval of the merger agreement.

RECORD DATE:	Stockholders of record at the close of business on ___, 2006 are entitled to notice of and to vote at the special meeting and at any adjournment or postponement of the special meeting.

APPRAISAL RIGHTS:	If you are a stockholder who objects to the merger and if you comply with the procedures required under Missouri law, you may elect to pursue your appraisal rights to receive the statutorily determined “fair value” of your shares, which could be more or less than the $18.05 per share merger consideration. In order to qualify for these rights, you must (1) not vote in favor of the merger agreement, (2) make a written objection to the merger prior to or at the taking of the vote on the merger agreement at the special meeting, (3) make a written demand for appraisal within 20 days of the effectiveness of the merger and (4) otherwise comply with the Missouri law procedures for exercising appraisal rights.

PROXY VOTING:	It is important that your shares be represented and voted at the special meeting. You can vote your shares by completing and returning the enclosed proxy card or voting instructions card. Stockholders of record can also vote their shares by telephone or over the Internet. Voting instructions are printed on the proxy card or voting instruction form sent to you. If your shares are held in “street name”, you should instruct your broker, bank or other nominee how to vote in accordance with the voting instruction form furnished by your broker, bank or other nominee. You can revoke a proxy at any time prior to its exercise at the special meeting by following the instructions in the accompanying proxy statement.

Nancy J. Duricic, Corporate Secretary
Dallas, Texas
___, 2006

SUMMARY TERM SHEET
     This summary term sheet highlights material information from this proxy statement and does not contain all of the information that is important to you. To understand the merger fully, you should carefully read this entire proxy statement, including the information incorporated by reference, the appendices and the additional documents referred to in this proxy statement.
Parties to the Merger
(page 15)
Dave & Buster’s, Inc.
2481 Manana Drive
Dallas, Texas 75220
(214) 357-9588
     Dave & Buster’s, Inc., a Missouri corporation, operates large format, high-volume restaurant/entertainment complexes. Each of our entertainment complexes offers a full menu of high-quality food and beverage items combined with an extensive array of entertainment attractions such as pocket billiards, shuffleboard, state-of-the-art interactive simulators and virtual reality systems, and traditional carnival-style games of skill.
     In this proxy statement, Dave & Buster’s, Inc. is referred to as “D&B”.
WS Midway Holdings, Inc.
c/o Wellspring Capital Management LLC
Lever House
390 Park Avenue
New York, New York 10022-4608
(212) 318-9800
     WS Midway Holdings, Inc., a Delaware corporation and an affiliate of Wellspring Capital Management LLC, was formed solely for the purpose of effecting the merger and the transactions related to the merger. It has not engaged in any business except in furtherance of this purpose. In this proxy statement, WS Midway Holdings, Inc. is referred to as “Midway”.
     Wellspring is a New York-based private equity firm with more than $2 billion in equity capital under management. The firm takes controlling positions in promising middle-market companies where it can realize substantial value by contributing innovative operating and financing strategies and capital. Wellspring’s limited partners include some of the largest and most respected institutional investors in the U.S., Canada, and Europe. The firm consistently ranks among the top-performing private equity funds specializing in the middle market. In this proxy statement, Wellspring Capital Management LLC is referred to as “Wellspring”.
WS Midway Acquisition Sub, Inc.
c/o Wellspring Capital Management LLC
Lever House
390 Park Avenue
New York, New York 10022-4608
(212) 318-9800
     WS Midway Acquisition Sub, Inc., a Missouri corporation and a direct, wholly-owned subsidiary of Midway, was formed solely for the purpose of effecting the merger and the transactions related to the merger. It has not engaged in any business except in furtherance of this purpose.
     In this proxy statement, WS Midway Acquisition Sub, Inc. is referred to as “Merger Sub”.

The Special Meeting
(page 12)
Time and Place of the Special Meeting
     This proxy statement is being furnished to our stockholders as part of the proxy solicitation by D&B’s board of directors for a special meeting of stockholders to be held on ___(day), ___(date), 2006 at ___:00 A.M. (Central Standard Time), at The Show Room at Dave & Buster’s, 10727 Composite Drive, Dallas, Texas 75220, or at any adjournment or postponement of the special meeting. Shares of D&B common stock represented by proxy will be voted at the special meeting, or any adjournment or postponement of the special meeting, in accordance with the terms of those proxies. Stockholders may also vote in person at the special meeting.
Proposal to Be Considered at the Special Meeting
     At the special meeting, you will consider and vote upon a proposal to approve the merger agreement entered into by D&B, Merger Sub and Midway, pursuant to which Merger Sub will be merged with and into D&B. You will also consider and vote upon a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies for the approval of the merger agreement.
     At the effective time of the merger, the separate corporate existence of Merger Sub will cease, and D&B will be the surviving corporation and will become a wholly-owned, privately held subsidiary of Midway. In the merger:
•	each outstanding share of D&B common stock, other than shares held by Midway or Merger Sub or held in treasury by D&B or by any subsidiary of D&B or held by stockholders who perfect their appraisal rights under Missouri law, will be converted into the right to receive $18.05 in cash, without interest, less any applicable withholding taxes;

•	each outstanding warrant to acquire D&B common stock will be converted into a warrant entitling the holder to receive, upon exercise and payment of the exercise price, an amount in cash equal to the product of $18.05 multiplied by the number of shares for which the warrant was exercisable immediately prior to the merger, without interest;

•	each outstanding option to acquire D&B common stock will be converted into the right to receive a cash payment equal to the amount by which the $18.05 per share merger consideration exceeds the per share exercise price of the option, without interest, less any applicable withholding taxes; and

•	each outstanding share of common stock of Merger Sub will be converted into one share of common stock of D&B.
     Stockholders who perfect their appraisal rights under Missouri law will be entitled to receive from D&B, a cash payment in the amount of the “fair value” of their shares, determined in accordance with Missouri law. After the merger, these shares will not represent any interest in D&B other than the right to receive this cash payment. See “Appraisal Rights.”
Record Date and Quorum
     Only stockholders of record at the close of business on ___, 2006, which we refer to as the “record date,” are entitled to notice of, and to vote at, the special meeting. On that date, there were approximately ___holders of record of D&B common stock and ___shares of D&B common stock outstanding. Each share of D&B common stock entitles the holder to cast one vote at the special meeting. Any stockholder entitled to vote may vote either in person or by properly executed proxy.
     A quorum is necessary to hold the special meeting. The presence, in person or by proxy, of the holders of a majority of voting power of the shares of D&B common stock outstanding on the record date will constitute a quorum at the special meeting. Abstentions and broker non-votes, if any, are counted for the purpose of establishing a quorum at the special meeting.

Vote Required for Approval
     To complete the merger, the merger agreement must be approved by the holders of at least two-thirds of the outstanding shares of D&B common stock as of the record date. To adjourn the special meeting, if necessary or appropriate, to solicit additional proxies for the approval of the merger agreement, requires a majority of the shares of D&B common stock entitled to vote at and represented by person or proxy at the special meeting. Votes will be tabulated by D&B’s transfer agent, Mellon Investor Services LLC.
     If your shares are held in “street name” by your broker, bank or other nominee, you should instruct your broker, bank or other nominee how to vote your shares by following the directions your nominee provides to you. If you have not received these directions, or need more information, you should contact your broker, bank, or other nominee. Under the rules of the NYSE, brokers who hold shares in “street name” for beneficial owners may not exercise their voting discretion with respect to approval of non-routine matters such as the merger agreement, and thus, absent specific instructions from the beneficial owner, brokers are not entitled to vote the shares for or against the merger. Shares of D&B common stock held by persons attending the special meeting but not voting, or shares for which we have received proxies with respect to which voters have abstained from voting, will be considered “abstentions.” Abstentions and broker non-votes, if any, will have the effect of a vote “AGAINST” approval of the merger agreement. Abstentions will have the effect of a vote “AGAINST” adjournment of the special meeting. Broker non-votes, if any, will have no effect on the outcome of the proposal to adjourn the special meeting, if necessary.
     Four D&B stockholders who are also directors and executive officers of D&B have entered into a voting agreement with Midway in conjunction with the merger agreement, which obligates them to vote their shares of common stock “FOR” the merger agreement. As of the record date, these stockholders were entitled to vote an aggregate of 1,095,302 shares, which represented approximately 7.7% of all outstanding shares of D&B common stock on the record date. We currently expect that all of the directors and officers of D&B will vote all of their shares “FOR” the merger agreement. As of the record date, D&B’s directors and officers were entitled to vote an aggregate of ___shares, or ___% of all outstanding D&B shares.
Voting and Revocation of Proxies
     All shares of D&B common stock represented by properly executed proxies received before or at the special meeting (and which are not revoked) will be voted as indicated in those proxies. If no instructions are indicated on a returned proxy, the proxy will be voted “FOR” the proposal to approve the merger agreement and “FOR” the proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies for the approval of the merger agreement.
     You may revoke a proxy by:
•	delivering to D&B’s corporate secretary at D&B’s corporate offices at 2481 Manana Drive, Dallas, Texas 75220, on or before the business day prior to the special meeting, a later-dated, signed proxy card or a written revocation of your proxy; or

•	delivering a later-dated, signed proxy card or a written revocation of your proxy to D&B at the special meeting prior to the taking of the vote on the merger agreement; or

•	attending the special meeting and voting in person; or

•	if you hold your shares in “street name” and have instructed your broker, bank or other nominee to vote your shares, following the directions received from your nominee to change those instructions.
     Revocation of a proxy after the vote at the special meeting will not affect the vote previously taken. Attendance at the special meeting will not in itself constitute the revocation of a proxy; stockholders desiring to revoke an existing proxy during attendance at the special meeting must vote in person at the special meeting to revoke an existing proxy.
     D&B’s board of directors is not currently aware of any business to be brought before the special meeting other than that described in this proxy statement.

Voting Shares Held in Street Name at the Meeting
     If your broker, bank or other nominee holds D&B shares for you in “street name” and want to vote these shares in person at the special meeting, you must get a written proxy in your name from the broker, bank or other nominee who holds your shares.
Voting via the Internet or by Telephone
     Stockholders of record may vote their proxies via the Internet or by telephone. Internet and telephone voting is available 24 hours, 7 days a week, through 11:59 PM, Central Standard Time, on the day prior to the date of the special meeting. Your Internet or telephone vote authorizes the named proxies in the same manner as if you marked, signed and returned the proxy card. If you vote by Internet or telephone, you do not need to mail your proxy card.
     To vote your proxy via the Internet, go to: http://www.proxyvoting.com/dab. You should have your proxy card in hand when you access the website, and follow the instructions on the website. To vote by telephone, call the number on your proxy card using a touch-tone phone. You should have your proxy card in hand when you call, and follow the instructions. If your shares are held in “street name”, you should instruct your broker, bank or other nominee how to vote in accordance with the voting instruction form furnished by your broker, bank or other nominee.
Solicitation of Proxies; Expenses of Solicitation
     This solicitation is being made by the board of directors of D&B and the solicitation expenses will be borne by D&B. The principal solicitation is being made by mail; however, additional solicitations may be made by telephone or personal interview by officers of D&B or employees of Georgeson Shareholder Communications, Inc., our proxy solicitor. D&B has agreed to pay Georgeson a base fee of $___plus out of pocket expenses and a fee of $___, payable upon the approval of the merger agreement by the stockholders of D&B. In the event that D&B authorizes Georgeson to solicit beneficial owners that hold D&B shares in “street name”, D&B will pay Georgeson an additional fee of $___for each holder solicited. D&B also expects to reimburse brokerage houses, banks and other fiduciaries for reasonable expenses of forwarding proxy materials to beneficial owners.
The Merger
(page 16)
The Merger; Consideration to Be Received by Our Stockholders
     Following completion of the merger, you will receive $18.05 in cash for each share of D&B common stock that you own, less any applicable withholding taxes.
     Subject to the terms and conditions of the merger agreement, upon completion of the merger, D&B will become a wholly-owned, privately held subsidiary of Midway. D&B stockholders will not have any interest in Midway or D&B after the merger, including in any future earnings and growth of D&B, and similarly will not bear the risk of any decrease in the value of D&B after the merger. See “The Merger – Payment of Merger Consideration and Surrender of Stock Certificates” and “The Merger Agreement – Structure.”
Recommendation of Our Board Of Directors; Fairness of the Merger
     The board of directors determined that the merger agreement and the merger are advisable, fair to and in the best interests of D&B’s stockholders. Accordingly, D&B’s board of directors unanimously approved the merger agreement and the merger and recommends that you vote “FOR” the proposal to approve the merger agreement and “FOR” approval of adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies for the approval of the merger agreement. See “The Merger — Background of the Merger.” For a discussion of the material factors considered by D&B’s board of directors in reaching its conclusions and the reasons why D&B’s board of directors determined that the merger is advisable, fair to and in the best interests of D&B’s stockholders, see “The Merger – Reasons for the Merger.”

Fairness Opinion of Piper Jaffray
     In connection with the merger, the board of directors considered the opinion of D&B’s financial advisor, Piper Jaffray & Co., as to the fairness of the merger consideration, from a financial point of view, to the holders of D&B common stock. In this proxy statement, Piper Jaffray & Co. is referred to as “Piper Jaffray.” On December 8, 2005, Piper Jaffray delivered its opinion to D&B’s board of directors to the effect that, as of that date and based upon the assumptions made, matters considered and limitations of the review described in the opinion, the merger consideration to be received by the holders of the D&B common stock in connection with the merger was fair from a financial point of view. Piper Jaffray’s opinion was provided for the information of the board of directors and does not constitute a recommendation to any stockholder with respect to any matter relating to the proposed merger or as to whether any stockholder should vote to approve the merger agreement. See “The Merger – Fairness Opinion of Piper Jaffray .”
     The full text of Piper Jaffray’s opinion is attached as Appendix B to this proxy statement. You are encouraged to read Piper Jaffray’s opinion in its entirety for a description of the assumptions made, matters considered and limitations of the review undertaken by Piper Jaffray in rendering its opinion.
Accounting Treatment
     The merger will be accounted for under the purchase method of accounting. For a discussion of the accounting treatment for the merger, see “The Merger – Accounting Treatment.”
Certain U.S. Federal Income Tax Consequences
     The receipt of cash in exchange for shares of D&B common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes and may be taxable for state and local income tax purposes as well. In general, for U.S. federal income tax purposes, you will recognize gain or loss equal to the difference, if any, between the amount of cash you receive pursuant to the merger and the adjusted tax basis in your shares surrendered. D&B urges you to consult your own tax advisor regarding the specific U.S. federal income tax consequences that may result to you from the merger, as well as the foreign, state and local tax consequences. For additional information regarding certain U.S. federal income tax consequences of the merger to D&B’s stockholders, see “The Merger – Certain U.S. Federal Income Tax Consequences of the Merger to D&B’s Stockholders.”
The Merger Agreement
(page 31)
Conditions to the Merger
     The obligations of D&B, Midway and Merger Sub to effect the merger are subject to the satisfaction of the following conditions, among others:
•	Stockholder Approval. The approval of the merger agreement by our stockholders.

•	HSR Approval and Consents. The waiting period for the completion of the merger under the Hart-Scott-Rodino Act of 1976, as amended (the “Hart-Scott Rodino Act”) shall have expired and the parties must have obtained all consents of governmental entities and third parties required for completion of the merger.

•	No Challenge. No statute, rule, regulation, judgment, writ, order injunction or decree shall have been promulgated, enacted, entered or enforced, and no other action shall have been taken, by any governmental entity which prohibits or restricts the completion of the merger.

•	Representations and Warranties. The accuracy of the other party’s representations and warranties, in each case, subject to the materiality standard contained in the merger agreement.

•	Compliance with Covenants. The performance, in all material respects, by the other party of its covenants and agreements in the merger agreement.

     The obligations of Midway and Merger Sub to complete the merger are subject to the satisfaction or waiver of additional conditions, including the following:
•	Dissenting Shares. The aggregate number of shares held by persons exercising appraisal rights under Missouri law shall be less than 5% of the total number of D&B shares outstanding at the effective time of the merger.
     For additional information regarding the conditions of each party’s obligation to effect the merger, see “The Merger Agreement – Conditions to the Merger.”
     No Solicitation
     The merger agreement prohibits D&B from taking any action to solicit an acquisition proposal from a third party or engage in any discussions or negotiations related to such a proposal. D&B is permitted, however, to engage in discussions with and provide information to any third party in response to an unsolicited, bona fide acquisition proposal that D&B’s board of directors determines is superior to the merger, from a financial point of view, subject to certain requirements described in the merger agreement. In the event D&B receives a superior proposal and Merger Sub does not respond, within 5 business days, by revising the terms of the merger or otherwise, then D&B may terminate the merger agreement prior to approval of the merger agreement by D&B stockholders to enter into an agreement with respect to the superior proposal, subject to the payment of a termination fee to Midway equal to $10,175,000, plus the reimbursement of Midway’s and its affiliates’ fees and expenses not to exceed $3,000,000. For additional information regarding these “no solicitation” provisions, see “The Merger Agreement – No Solicitation of Transactions” and “The Merger Agreement – Effect of Termination.”
Termination of the Merger Agreement
     The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger, whether before or after stockholder approval has been obtained (except as noted below), as follows:
•	by mutual written consent of the parties;

•	by either Midway, Merger Sub or D&B, if stockholder approval of the merger is not obtained or a governmental entity issues a final and non-appealable order, decree or ruling, or takes any other action, prohibiting the merger;

•	by Midway or Merger Sub, if:
-	the merger is not completed by June 30, 2006, except that if the failure to obtain governmental approvals of the merger is the sole condition remaining to be satisfied, then there will be an automatic 30-day extension of the June 30 termination date;

-	there is a material breach by D&B of any of its representations, warranties, covenants or agreements in the merger agreement, such that the closing conditions would not be satisfied and which breach has not been timely cured;

-	D&B’s board of directors withdraws, modifies or changes in a manner adverse to Merger Sub, its recommendation of the approval of the merger agreement and the merger;

-	D&B’s board of directors approves or recommends any proposal other than one made by Midway and Merger Sub, or fails to reject and, if applicable, fails to recommend against any proposal other than one made by Midway and Merger Sub; or D&B enters into an agreement related to an acquisition proposal with any party other than Midway and Merger Sub; or
•	by D&B, if:

-	the merger is not completed by June 30, 2006, except that if the failure to obtain governmental approvals of the merger is the sole condition remaining to be satisfied, then there will be an automatic 30-day extension of the June 30 termination date;

-	there is a material breach by Midway or Merger Sub of any of their representations, warranties, covenants or agreements in the merger agreement, such that the closing conditions would not be satisfied and which breach has not been timely cured;

-	prior to the approval of the merger by the D&B stockholders, for the purpose of entering into a binding written definitive agreement for a superior proposal; however, in such event, D&B must pay Midway a termination fee of $10,175,000 and their transaction expenses, not to exceed $3,000,000.
     See “The Merger Agreement – Termination of Merger Agreement” and “The Merger Agreement – Termination Fees.”
Effect of Termination
     In the event the merger agreement is terminated as described above, the merger agreement will become void and neither Midway nor Merger Sub nor D&B will have any liability under the merger agreement, except that:
•	The parties will remain liable for any breach of the merger agreement;

•	Midway and Merger Sub will remain liable for breaches of the confidentiality agreement;

•	If applicable to the circumstances under which the merger agreement was terminated, D&B will remain liable for payment of the termination fee and expenses to Midway; and

•	Each party will remain liable for its own costs and expenses in connection with the merger and the merger agreement, other than under the circumstances in which D&B must reimburse Midway and its affiliates for their expenses.
     See “The Merger Agreement – Effect of Termination.”
Interests of Our Directors and Executive Officers in the Merger
(page 45)
     In considering the recommendation of D&B’s board of directors with respect to the merger agreement and the merger, you should be aware that, in addition to the matters discussed above, D&B’s executive officers and directors have the following interests in the merger that are in addition to or different from the interests of D&B’s stockholders generally:
•	D&B entered into executive retention agreements with Messrs. Corley and Corriveau in April 2000, and since 2001, D&B has entered into an executive retention agreement with each of its executive officers. Each executive retention agreement provides for the executive officer’s continued employment for two years (or one year in the case of Messrs. Corriveau and Corley) after a change of control of D&B (defined in relevant part as stockholder approval of the merger), on terms generally consistent with those in effect during the 90-day period before the change of control of D&B. Each executive retention agreement provides that, if the executive officer’s employment is terminated by D&B without cause or by the executive officer for good reason within that two-year (or one-year) employment period, the executive officer generally will be entitled to (i) a lump-sum cash payment in respect of an annual bonus equal to the greater of (A) the maximum bonus that the executive officer could have received pursuant to the annual incentive plan in effect 90 days before stockholder approval of the merger or (B) 60% of the executive officer’s annual base salary (such greater amount, the “annual bonus”), pro-rated for the portion of the last fiscal year during which the executive officer was employed, (ii) a lump-sum cash severance payment equal to two times the sum of the executive officer’s annual base salary and annual bonus (or three times in the case of Messrs. Corriveau and Corley), and (iii) continued incentive, retirement, and fringe benefits and health and other welfare benefits for the remainder of the two-year

(or one-year) employment period following stockholder approval of the merger plus two additional years. In addition, Messrs. Corriveau and Corley will each be entitled to a payment equal to the sum of his respective annual base salary and annual bonus if he remains employed for the entirety of the one-year employment period beginning upon stockholder approval of the merger.
•	All of D&B’s executive officers and certain of its outside directors hold options to purchase D&B common stock. The merger agreement provides that, at the effective time of the merger, each outstanding option to purchase common stock of D&B, whether or not vested, will be cancelled in exchange for the right to receive, for each share subject to such option, a cash payment equal to the amount by which the $18.05 per share merger consideration exceeds the per share exercise price of the option, without interest, less any applicable withholding taxes. Pursuant to the terms of the option plans, all options will vest upon stockholder approval of the merger (other than options held by non-employee directors). If D&B stockholders approve the merger, but the merger is not consummated, all such options will remain vested; however, D&B could cause the termination of such options, to the extent not previously exercised, within a period not exceeding 30 days by providing an appropriate notice to the holders of such options.

•	All of D&B’s executive officers and directors have been granted restricted shares of D&B common stock. Upon stockholder approval of the merger, all of the restricted stock that has been granted will vest and all restrictions on those shares will immediately lapse. Upon consummation of the merger, the holders of those shares of previously restricted stock will be entitled to receive a payment equal to $18.05, less any applicable withholding taxes, for each share of previously restricted stock.

•	Certain of our executive officers have elected to participate in our Select Executive Retirement Plan (“SERP”). Pursuant to the SERP, D&B’s executive officers may elect to defer payment of their base salary and bonus. An executive officer is fully vested at all time in his or her own deferrals and any earnings thereon and generally vests in any employer contributions (and any earnings thereon) following five years of plan participation (with ratable vesting of 20% per year of plan participation less than five years). However, upon consummation of the merger, each executive officer who is participating in the SERP will become fully vested in the amounts credited to him or her under the SERP (whether or not then otherwise vested).

•	D&B will continue the indemnification arrangements and directors’ and officers’ liability insurance for D&B’s past, present and future directors and officers for a period of six years following the merger.
     See “Interests of Our Directors and Executive Officers in the Merger.”
Appraisal Rights
(page 51)
     Stockholders who object to the merger may elect to pursue their appraisal rights to receive the statutorily determined “fair value” of their shares, which could be more or less than the $18.05 per share merger consideration. In order to qualify for these rights, you must (1) not vote to approve the merger agreement, (2) make a written objection to the merger prior to the taking of the vote on the merger agreement at the special meeting, (3) make a written demand for appraisal within 20 days of the effectiveness of the merger and (4) otherwise comply with the Missouri law procedures for exercising appraisal rights. For a summary of these Missouri law procedures, see “Appraisal Rights.” An executed proxy that is not marked “AGAINST” or “ABSTAIN” will be voted for approval of the merger agreement and will disqualify the stockholder submitting that proxy from demanding appraisal rights.

QUESTIONS AND ANSWERS ABOUT THE MERGER
     Q: What is the date, time and place of the special meeting?
     A: The special meeting of stockholders of D&B will be held on                     ,                     , 2006 at                     :00 A.M. (Central Standard Time), at The Show Room at Dave & Buster’s, 10727 Composite Drive, Dallas, Texas 75220, to consider and vote upon the proposal to approve the merger agreement.
     Q: What is the proposed transaction?
     A: Midway, an affiliate of Wellspring, will acquire D&B through the merger of Merger Sub, a direct, wholly-owned subsidiary of Midway, with and into D&B, with D&B continuing as the surviving corporation. After the merger, D&B will be a wholly-owned, privately held subsidiary of Midway.
     Q: What will I be entitled to receive in the merger?
     A: If the merger is completed, each of your shares of D&B common stock will be converted into the right to receive $18.05 in cash, without interest and less any applicable withholding taxes. You will not have any interest in D&B after completion of the merger.
     Q: Who will own D&B after the merger?
     A: D&B will be a privately held company owned by Midway.
     Q: What does D&B’s board of directors recommend?
     A: D&B’s board of directors recommends that you vote “FOR” approval of the merger agreement and “FOR” approval of adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies for the approval of the merger agreement. All members of D&B’s board of directors approved the merger agreement and the merger, and recommended approval of the merger agreement by D&B’s stockholders. D&B’s board of directors has determined that the merger agreement and the merger are advisable, fair to and in the best interests of D&B and D&B’s stockholders. To review the background of and reasons for the board’s recommendation of the merger, see “The Merger – Background of the Merger” and “The Merger – Reasons for the Merger.” In considering the recommendation of D&B’s board of directors, you should be aware that certain of D&B’s directors and executive officers may have interests in the merger that are different from or in addition to yours. See “Interests of Our Directors and Executive Officers in the Merger.”
     Q: What vote is required to approve the merger agreement?
     A: The affirmative vote of the holders of two-thirds of the outstanding shares of D&B common stock entitled to vote at the special meeting is required to approve the merger agreement. See “The Special Meeting – Vote Required for Approval”.”
     Q: What should I do now? How do I vote?
     A: Please fill out, sign and date your proxy card and mail your signed proxy card in the enclosed return envelope as soon as possible after you read and consider carefully the information contained in this proxy statement, so that your shares may be represented at the special meeting. You may also submit your proxy via the Internet or by telephone. You can also vote in person at the special meeting. Failure to return your proxy or vote in person at the meeting will have the same effect as a vote against the approval of the merger agreement. See “The Special Meeting — Voting and Revocation of Proxies” and “The Special Meeting – Voting via the Internet or by Telephone.”
     Q: If my shares are held in “street name” by my broker, will my broker vote my shares for me?
     A: Yes, but only if you provide instructions to your broker on how to vote. You should fill out, sign, date and return the proxy card and otherwise follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

See “The Special Meeting – Voting and Revocation of Proxies.”
     Q: What if I oppose the merger? Do I have appraisal rights?
     A: If you are a stockholder who objects to the merger and if you comply with the procedures required under Missouri law, you may elect to pursue your appraisal rights to receive the statutorily determined “fair value” of your shares, which could be more or less than the $18.05 per share merger consideration. In order to qualify for these rights, you must (1) not vote in favor of the merger agreement, (2) make a written objection to the merger prior to or at the taking of the vote on the merger agreement at the special meeting, (3) make a written demand for appraisal within 20 days of the effectiveness of the merger and (4) otherwise comply with the Missouri law procedures for exercising appraisal rights. For a summary of these Missouri procedures, see “Appraisal Rights.” An executed proxy that is not marked “AGAINST” or “ABSTAIN” will be voted for approval of the merger agreement and will disqualify you from demanding appraisal rights.
     Q: Can I change my vote or revoke my proxy after I have mailed my signed proxy card?
     A: Yes, you can change your vote before your proxy is voted at the special meeting. You can do this in one of three ways. First, you can deliver either a written notice stating that you would like to revoke your proxy or a new later-dated proxy card to D&B’s corporate secretary on or before the business day prior to the special meeting. Second, you can submit a written revocation or a new later-dated proxy card to D&B at the special meeting prior to the vote being taken. Third, you can attend the special meeting and vote in person. Simply attending the meeting, however, will not revoke your proxy; you must vote at the meeting. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote. See “The Special Meeting – Voting and Revocation of Proxies.”
     Q: Should I send in my stock certificates now?
     A: No. If the merger is completed, shortly thereafter you will receive a letter of transmittal with instructions informing you how to send in your stock certificates to Midway’s exchange agent. You should use the letter of transmittal to exchange stock certificates for the $18.05 per share cash merger consideration to which you will be entitled as a result of the merger. You should not send any stock certificates with your proxy card. See “The Merger – Payment of Merger Consideration and Surrender of Stock Certificates.”
     Q: When do you expect the merger to be completed? Is the merger subject to the fulfillment of any conditions?
     A: D&B is working towards completing the merger as soon as possible. For the merger to occur, the merger agreement must be approved by D&B’s stockholders. If D&B’s stockholders approve the merger agreement, D&B expects to complete the merger as soon as practicable after the special meeting, subject to the fulfillment of the other conditions set forth in the merger agreement. See “The Merger Agreement — Conditions to the Merger.”
     Q: What are the U.S. federal income tax consequences of the merger to me?
     A: The receipt of cash in exchange for shares of D&B common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes and may be taxable for state and local income tax purposes as well. In general, for U.S. federal income tax purposes, you will recognize gain or loss equal to the difference, if any, between the amount of cash you receive pursuant to the merger and the adjusted tax basis in your shares surrendered. D&B urges you to consult your own tax advisor regarding the specific U.S. federal income tax consequences that may result to you from the merger, as well as the foreign, state and local tax consequences. For additional information regarding certain U.S. federal income tax consequences of the merger to D&B’s stockholders, see “The Merger – Certain U.S. Federal Income Tax Consequences of the Merger to D&B’s Stockholders.”
     Q: Who can help answer my other questions?
     A: If you have more questions about the merger, you should contact: Georgeson Shareholder Communications, Inc., 17 State Street, 28th Floor, New York, New York 10004, (212) 805-7000.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION
     This proxy statement, and the documents to which we refer you in this proxy statement, contain forward-looking statements intended to be covered by the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include financial projections and their underlying assumptions, other information concerning possible or assumed future results of operations of D&B, the expected completion and timing of the merger and other information relating to the merger. There are forward-looking statements throughout this proxy statement, including, among others, under the headings “Summary Term Sheet,” “The Merger,” “The Merger — Fairness Opinion of Piper Jaffray” and in statements containing the words “believes,” “plans,” “expects,” “anticipates,” “intends,” “estimates” or other similar expressions. You should be aware that forward-looking statements involve known and unknown risks and uncertainties. These forward-looking statements reflect management’s current expectations and forecasts, and we cannot assure you that the actual results or developments we anticipate will be realized, or even if realized, that they will have the expected effects on the merger or on the business or operations of D&B. In addition to other factors and matters discussed in this proxy statement or discussed and identified in other public filings we make with the Securities and Exchange Commission, which we refer to as the “SEC,” we believe the following risks could cause actual results to differ materially from those discussed in the forward-looking statements:
•	difficulties in obtaining required stockholder and regulatory approvals of the merger;

•	diversion of management time on merger-related issues;

•	litigation or other adversarial proceedings relating to the merger;

•	a materially adverse change in the financial condition of D&B or results of operations;

•	difficulties related to the completion of the merger;

•	changes in accounting principles, policies or guidelines;

•	legislative or regulatory changes; and

•	other economic, competitive, governmental and regulatory factors affecting operations, pricing and services.
     This proxy statement includes financial forecasts of D&B as part of such forward-looking statements. See “The Merger — Background of the Merger”. The financial forecasts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those statements and should be read with caution. The financial forecasts included in this proxy statement do not give effect to the merger of the related financing transactions. The financial forecasts are subjective in many respects and thus susceptible to interpretations and periodic revisions based on actual experience and recent developments. While presented with numerical specificity, the financial forecasts are based upon a variety of estimates and hypothetical assumptions made by our management. Some or all of the assumptions may not be realized, and they are inherently subject to significant business, industry, economic, regulatory, financial and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond our control. Accordingly, there can be no assurance that the assumptions made in preparing the financial forecasts will prove accurate, and actual results may materially differ from those included in the financial forecasts.
     The financial forecasts included in this proxy statement include EBITDA. “EBITDA” is defined as income (loss) before income tax expense (benefit), net interest expense, depreciation and amortization. EBITDA is a non-GAAP measure and should not be considered an alternative to any other measure of performance presented in accordance with GAAP. You should not consider EBITDA in isolation from, or as a substitute for, net income (loss), cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity. EBITDA was presented in the projections provided to Wellspring because management believes that it could be useful in assessing projected operating performance and projected performance relative to financial obligations. EBITDA, as used by us, is not necessarily comparable with similarly titled measures of other companies because all companies do not calculate EBITDA in the same fashion.
     You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement or the date of any document incorporated by reference. All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this proxy statement and attributable to D&B or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, D&B undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

THE SPECIAL MEETING
     This proxy statement is furnished in connection with the solicitation of proxies by D&B’s board of directors for a special meeting of stockholders to be held on                     ,                      ___, 2006 at ___0:00 A.M. (Central Standard Time), at The Show Room at Dave & Buster’s, 10727 Composite Drive, Dallas, Texas, or at any adjournment or postponement of the special meeting. Shares of D&B common stock represented by properly executed proxies received by D&B will be voted at the special meeting or any adjournment or postponement of the special meeting in accordance with the terms of those proxies, unless revoked.
Proposal to Be Considered at the Special Meeting
     At the special meeting, you will consider and vote upon a proposal to approve the merger agreement entered into by D&B, Midway and Merger Sub, pursuant to which Merger Sub will be merged with and into D&B and a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies for the approval of the merger agreement.
     At the effective time of the merger, the separate corporate existence of Merger Sub will cease, and D&B will be the surviving corporation and will become a wholly-owned, privately held subsidiary of Midway. In the merger:
•	each outstanding share of D&B common stock, other than shares held by Midway or Merger Sub or held in treasury by D&B or by any subsidiary of D&B or held by stockholders who perfect their appraisal rights under Missouri law, will be converted into the right to receive $18.05 in cash, without interest, less any applicable withholding taxes;

•	each outstanding warrant to acquire D&B common stock will be converted into a warrant entitling the holder to receive, upon exercise and payment of the exercise price, an amount in cash equal to the product of $18.05 multiplied by the number of shares into which the warrant was exercisable immediately prior to the merger, without interest;

•	each outstanding option to acquire D&B common stock will be converted into the right to receive a cash payment equal to the amount by which the $18.05 per share merger consideration exceeds the per share exercise price of the option, without interest, less any applicable withholding taxes; and

•	each outstanding share of common stock of Merger Sub will be converted into one share of common stock of D&B.
     Stockholders who perfect their appraisal rights under Missouri law will be entitled to receive from D&B a cash payment in the amount of the “fair value” of their shares, determined in accordance with Missouri law. After the merger, these shares will not represent any interest in D&B other than the right to receive this cash payment. See “The Merger — Appraisal Rights.”
Record Date and Quorum
     Only stockholders of record at the close of business on                      ___, 2006, referred to as the “record date,” are entitled to notice of and to vote at the special meeting. On that date, there were approximately                      holders of record of D&B common stock and                      hares of D&B common stock outstanding. Each share of D&B common stock entitles the holder to cast one vote at the special meeting.
     Any stockholder entitled to vote may vote either in person or by properly executed proxy. A quorum of D&B’s stockholders is required to be present to conduct any business at the special meeting. The presence, in person or by proxy, of the holders of a majority in voting power of the shares of D&B common stock outstanding on the record date is necessary to constitute a quorum at the special meeting. Abstentions and broker non-votes, if any, are counted for the purpose of establishing a quorum at the special meeting.
Voting Shares Held in Street Name at the Meeting
     If your broker, bank or other nominee holds D&B shares for you in “street name” and you want to vote these shares in person at the special meeting, you must get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Voting via the Internet or by Telephone
     Stockholders of record may vote their proxies via the Internet or by telephone. Internet and telephone voting is available 24 hours a day, 7 days a week, through 11:59 PM, Central Standard Time, on the day prior to the date of the special meeting. Your Internet or telephone vote authorizes the named proxies in the same manner as if you marked, signed and returned the proxy card. If you vote by Internet or telephone, you do not need to mail your proxy card.
     To vote your proxy via the Internet, go to: http://www.proxyvoting.com/dab. You should have your proxy card in hand when you access the website, and follow the instructions on the website. To vote by telephone, call the number on your proxy card using a touch-tone phone. You should have your proxy card in hand when you call, and follow the instructions. If your shares are held in “street name”, you should instruct your broker, bank or other nominee how to vote in accordance with the voting instruction form furnished by your broker, bank or other nominee.
Vote Required for Approval
     The merger agreement must be approved by the holders of at least two-thirds of the outstanding shares of D&B common stock as of the record date. The proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies for the approval of the merger agreement, requires a majority of the shares of D&B common stock entitled to vote at and represented by person or proxy at the special meeting. Votes will be tabulated by D&B’s transfer agent, Mellon Investor Services LLC.
     If your shares are held in “street name” by your broker, bank or other nominee, you should instruct your broker, bank or other nominee how to vote your shares by following the directions your nominee provides to you. If you have not received these directions, or need more information, you should contact your broker, bank, or other nominee. Under the rules of the NYSE, brokers who hold shares in “street name” for customers may not exercise their voting discretion with respect to approval of non-routine matters such as the merger agreement, and thus, absent specific instructions from the beneficial owner, brokers are not entitled to vote the shares for or against the merger. Shares of D&B common stock held by persons attending the special meeting but not voting, or shares for which we have received proxies with respect to which voters have abstained from voting, will be considered “abstentions.” Abstentions and broker non-votes will have the effect of a vote “AGAINST” approval of the merger agreement. Abstentions will have the effect of a vote “AGAINST” the proposal to adjourn the special meeting, if necessary. Broker non-votes, if any, will have no effect on the outcome of the proposal to adjourn the special meeting, if necessary.
     Four D&B stockholders, who are also directors and executive officers of D&B, have entered into a Voting Agreement in conjunction with the merger agreement, which obligates them to vote their shares of common stock “FOR” the merger agreement. As of the record date, these stockholders were entitled to vote an aggregate of 1,095,302 shares, or approximately 7.7% of all outstanding D&B shares. We currently expect that all of the directors and officers of D&B will vote all of their shares “FOR” the merger agreement. As of the record date, D&B’s directors and officers were entitled to vote an aggregate of                      shares, or                      % of all outstanding D&B shares.
Voting and Revocation of Proxies
     All shares of D&B common stock represented by properly executed proxies received prior to or at the special meeting and not revoked will be voted in accordance with the instructions indicated in those proxies. If no instructions are indicated on a returned proxy, the proxy will be voted “FOR” the proposal to approve the merger agreement and “FOR” the proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies for the approval of the merger agreement.
     You may revoke a proxy by:
•	delivering to D&B’s corporate secretary at D&B’s corporate offices at 2481 Manana Drive, Dallas, Texas 75220, on or before the business day prior to the special meeting, a later-dated, signed proxy card or a written revocation of the proxy; or

•	delivering a later-dated, signed proxy card or a written revocation to D&B at the special meeting prior to the taking of the vote on the merger agreement and the merger; or

•	attending the special meeting and voting in person; or

•	if you hold your shares in “street name” and have instructed your broker, bank or other nominee to vote your shares, follow the directions received from your nominee to change those instructions.
     Revocation of a proxy after the vote at the special meeting will not affect the vote previously taken. Attendance at the special meeting will not in itself constitute the revocation of a proxy; stockholders must vote in person at the special meeting to revoke an existing proxy.
Solicitation of Proxies; Expenses of Solicitation
     This solicitation is being made by the board of directors of D&B and the expenses of the solicitation will be borne by D&B. The principal solicitation is being made by mail; however, additional solicitations may be made by telephone or personal interview by officers of D&B or employees of Georgeson Shareholder Communications, Inc., our proxy solicitor. D&B has agreed to pay Georgeson a base fee of $                     plus out of pocket expenses and a fee of $                     payable upon the approval of the merger by the stockholders. In the event that D&B authorizes Georgeson to solicit beneficial owners that hold D&B shares in “street name”, D&B will pay Georgeson an additional fee of $                     for each holder solicited. D&B also expects to reimburse brokerage houses, banks and other fiduciaries for reasonable expenses of forwarding proxy materials to beneficial owners.
Other Matters for Action at the Special Meeting
     D&B’s board of directors is not aware of any matters to be presented for action at the special meeting other than those described in this proxy statement and does not intend to bring any other matters before the special meeting.

PARTIES TO THE MERGER
     Dave & Buster’s, Inc.
     Dave & Buster’s, Inc., a Missouri corporation, operates large format, high-volume restaurant/entertainment complexes under the Dave & Buster’s® name. As of December 31, 2005, D&B operated 46 entertainment complexes across the United States and Canada. In the fourth quarter of fiscal 2004, D&B acquired out of bankruptcy, the operating assets of certain restaurant/entertainment complexes operating under the trade name Jillian’s®, which have operations similar to a traditional Dave & Buster’s and are located in major metropolitan areas. D&B is in the process of converting each of the prior Jillian’s into an entertainment complex that will operate as a Dave & Buster’s or Dave & Buster’s Grand Sports Café.
     Each Dave & Buster’s entertainment complex offers a full menu of high-quality food and beverage items combined with an extensive array of entertainment attractions such as pocket billiards, shuffleboard, state-of-the-art interactive simulators and virtual reality systems, and traditional carnival-style games of skill. D&B’s entertainment complexes are typically between 30,000 and 70,000 square feet in size. D&B’s entertainment complexes operate seven days a week and are typically open from 11:30 a.m. to 12:00 a.m. on weekdays and 11:30 a.m. to 2:00 a.m. on weekends.
WS Midway Holdings, Inc.
     WS Midway Holdings, Inc., a Delaware corporation and an affiliate of Wellspring Capital Management LLC was formed solely for the purpose of effecting the merger and the transactions related to the merger. It has not engaged in any business except in furtherance of this purpose.
     Wellspring is a New York-based private equity firm with more than $2 billion in equity capital under management. The firm takes controlling positions in promising middle-market companies where it can realize substantial value by contributing innovative operating and financing strategies and capital. Wellspring’s limited partners include some of the largest and most respected institutional investors in the U.S., Canada, and Europe. The firm consistently ranks among the top-performing private equity funds specializing in the middle market.
WS Midway Acquisition Sub, Inc.
     WS Midway Acquisition Sub, Inc., a Missouri corporation and a direct, wholly-owned subsidiary of Midway, was formed solely for the purpose of effecting the merger and the transactions related to the merger. It has not engaged in any business except in furtherance of this purpose.

THE MERGER
     The following information describes the material aspects of the merger. This description is qualified in its entirety by reference to the appendices to this proxy statement, including the merger agreement itself, which is attached to this proxy statement as Appendix A and is incorporated herein by reference. You are urged to read Appendix A in its entirety. See also “The Merger Agreement” below.
Effective Time of the Merger
     If the conditions to the merger are satisfied or, to the extent permitted by law and the merger agreement, waived, the merger will be consummated and become effective at the time that articles of merger are filed with the Secretary of State of the State of Missouri or such later time as otherwise agreed by D&B and Midway and provided in the articles of merger. If the other conditions to the merger are satisfied or, to the extent permitted by law and the merger agreement, waived, D&B expects to complete the merger as soon as practicable after approval of the merger agreement by D&B stockholders at the special meeting.
Payment of Merger Consideration and Surrender of Stock Certificates
     Mellon Investor Services LLC has been designated to act as exchange agent for purposes of making the cash payments provided by the merger agreement. From time to time after the effective time of the merger, Midway will, when and as required, deposit, or cause to be deposited, with the exchange agent immediately available funds in an aggregate amount necessary to pay the $18.05 per share merger consideration to D&B’s stockholders. The exchange agent will use these funds for the sole purpose of paying the merger consideration to D&B’s stockholders entitled to receive payment of the merger consideration. The exchange agent will, in accordance with irrevocable instructions, deliver to you your merger consideration according to the procedure summarized below.
     As soon as reasonably practicable after the effective time of the merger, D&B will instruct the exchange agent to mail to you a letter of transmittal and instructions advising you of the effectiveness of the merger and the procedure for surrendering to the exchange agent your stock certificates in exchange for payment of the $18.05 per share merger consideration. Upon the surrender for cancellation to the exchange agent of your stock certificates, together with a letter of transmittal, duly executed and completed in accordance with its instructions, and any other items specified by the letter of transmittal, the exchange agent will pay to you the $18.05 per share merger consideration in cash and your stock certificates will be canceled. No interest will be paid or accrued on the merger consideration. Payments of merger consideration also will be reduced by any applicable withholding taxes.
     If your stock certificates have been lost, mutilated or destroyed, you may instead deliver to the exchange agent an affidavit and indemnity bond in form and substance, and with surety, reasonably satisfactory to the surviving corporation.
     If the merger consideration, or any portion of it, is to be paid to a person other than you, it will be a condition to the payment of the merger consideration that your stock certificates be properly endorsed or otherwise in proper form for transfer and that you pay to the exchange agent any transfer or other taxes required by reason of the transfer or establish to the satisfaction of D&B that the taxes have been paid or are not required to be paid.
     You should not forward your stock certificates to the exchange agent without a letter of transmittal, and you should not return your stock certificates with the enclosed proxy.
     From and after the effective time of the merger, you will cease to have any rights as a D&B stockholder, except for the right to surrender your stock certificates, according to the procedure described in this section, in exchange for payment of the $18.05 per share merger consideration, without interest, less any applicable withholding taxes, or, if you exercise your appraisal rights, the right to perfect your right to receive payment for your shares under Missouri law.
     At the effective time of the merger, D&B’s stock ledger with respect to shares of D&B common stock that were outstanding prior to the merger will be closed and no further registration of transfers of these shares will be made.
     After six months following the effective time of the merger, the exchange agent will, on demand, deliver to the surviving corporation all cash that has not yet been distributed in payment of the merger consideration, plus any accrued interest, and the exchange agent’s duties will terminate. Thereafter, you may surrender your stock certificates to the surviving corporation and receive the $18.05 per share merger consideration, without interest, less any applicable withholding taxes. However, you will have no greater rights against the surviving corporation than may be accorded to general creditors of the surviving corporation under applicable law.

None of Midway, D&B or Merger Sub will be liable to you for any merger consideration delivered to a public official under any applicable abandoned property, escheat or similar law.
Background of the Merger
     On September 16, 2005, Greg S. Feldman, a managing partner of Wellspring, contacted Buster Corley, D&B’s chief executive officer, and told him that he had been following developments at D&B as indicated in its publicly available filings. During the course of this discussion, Mr. Feldman asked Mr. Corley if D&B would be interested in discussing a potential acquisition of D&B by a Wellspring affiliate. Mr. Corley told Mr. Feldman that he was currently attending to the opening of D&B’s new Kansas City location and requested that they continue this call at a later date. Mr. Feldman then contacted Mr. Corley later in October 2005 and initiated the discussion of a potential business combination. Mr. Corley responded by stating that Wellspring should contact Peter Edison, D&B’s chairman of the board, if Wellspring had any interest in discussing a potential business combination.
     The board of directors of D&B was not in the process of pursuing any strategic acquisitions or other potential strategic options at the time of Wellspring’s contact in October 2005, and D&B’s management was focused primarily on creating value through its existing operations. D&B had no prior relationship with Wellspring, except that in November 2000, D&B had received an inquiry from Wellspring, expressing interest in exploring a possible acquisition of D&B. In connection with this inquiry, Wellspring executed a confidentiality agreement with D&B and conducted due diligence; however, Wellspring never made any definitive offer or written proposal to D&B. These discussions ceased in September 2001, due in part to the terrorist attacks that occurred on September 11th of that year. D&B did not have any further discussions or negotiations with Wellspring over the succeeding four years, until Mr. Feldman’s contact in October 2005.
     On October 31, 2005, Wellspring sent a letter to D&B, addressed to Mr. Edison. The letter included a preliminary proposal whereby an affiliate of Wellspring would acquire D&B at a proposed merger price of $17.50 per share in cash. The letter contemplated that Wellspring’s offer would be subject to a due diligence review of D&B that Wellspring believed could be completed within 45 days. The letter further contemplated that D&B would commit not to undertake discussions or negotiations with any other party regarding a business combination for a 45 day period. Wellspring also provided Mr. Edison with a proposed form of merger agreement and a financing commitment from JPMorgan Chase Bank, N.A. for the debt financing required to complete the merger. Wellspring’s proposal also contemplated a termination fee of $11,400,000 and the reimbursement of up to $3,500,000 in Wellspring’s expenses upon termination of the merger agreement by D&B. Finally, Wellspring advised Mr. Edison that it would commit to provide the equity financing required to complete the merger.
     During early November, Mr. Edison informally advised certain of the board members that he had received Wellspring’s preliminary proposal and proceeded to set up a special meeting of the board of directors of D&B. Prior to the meeting, Mr. Edison advised Mr. Feldman that the board would be meeting on November 15 and that he believed it would be important for Mr. Feldman to indicate Wellspring’s ability to increase the proposed merger consideration. Mr. Feldman told Mr. Edison that Wellspring would consider increasing its preliminary proposal, depending upon the results of its due diligence investigation of D&B.
     At a meeting held on November 15, the board discussed the October 31 preliminary proposal letter in detail. During this meeting, the board also focused particularly on the anticipated results of operations for D&B’s third fiscal quarter recently completed on October 30. Management advised the board that it expected results of operations for the third quarter to fall significantly short of prevailing analysts’ estimates, as was the case with the second quarter, and that it was scheduled to announce these results on December 9. The board noted that Wellspring was not yet aware of the third quarter results. The board assessed the likely drop in D&B’s market capitalization that could be expected to follow the reporting of these financial results. The board determined that this drop in market capitalization could preclude the consummation of a business combination at the price level indicated in Wellspring’s preliminary proposal, based on the belief that financial buyers are generally constrained in the level of premium over current trading price that they are willing to pay in business combinations. The board also discussed the difficulties associated with regaining investor confidence if D&B were to remain as an independent, publicly traded company, and also considered the challenges of pursuing other strategic alternatives if the stock price were to decline materially. The board of directors determined that the Wellspring proposal, if it could be reduced to a definitive agreement prior to December 9, offered a unique opportunity to achieve significant stockholder value that might not be available for a significant period of time if the D&B stock price were to decline to the extent anticipated. In making this determination, the board noted that Wellspring had already secured financing commitments to complete the transaction and had submitted a draft of a merger agreement that could reasonably be expected to be finalized prior to December 9. The board recognized that it would be unlikely for any other prospective buyer to meet the December 9 timetable. The board also discussed in great detail the desirability for a “market check” or “limited auction” prior to the execution of a definitive merger agreement that would allow the board the opportunity to test the adequacy of the merger consideration being offered by

Wellspring. Although the board recognized that such steps are generally helpful to ensure the highest merger consideration, the board also noted that any delays in pursuing the Wellspring proposal would jeopardize the likelihood that it could be finalized prior to December 9 and could have a negative impact on the proposed purchase price offered by Wellspring. The board also determined that any potential benefits from a “market check” prior to the execution of a definitive merger agreement were outweighed by its desire to minimize, to the greatest extent possible, the risk of unwanted public disclosure concerning the possibility of a transaction in order to avoid the destabilizing effect that such leaks invariably have on relationships with employees and suppliers. In light of those considerations, the board concluded that the preliminary proposal made by Wellspring warranted its decision to negotiate solely with Wellspring without conducting a pre-signing market check or auction. The board determined to proceed with Wellspring and commence a dialogue, although the board recognized that an outside investment banker would have to render a fairness opinion and to advise the board in connection with the Wellspring or any subsequent proposal.
     Accordingly, D&B’s board of directors decided that it would be prepared to allow Wellspring to conduct due diligence regarding D&B and to execute an exclusivity letter. The board determined at the meeting that no special committee of the board was required to evaluate or negotiate a potential transaction since no member of the board or management had a conflict of interest with respect to the transaction. In order to achieve some administrative efficiencies however, the board appointed Mr. Edison and Mr. Pittaway to act as an ad hoc committee to retain a financial advisor for the board in connection with the potential transaction and to represent the board in negotiations with Wellspring. The board instructed Mr. Edison to contact Mr. Feldman and advise him of the board’s decision and indicate to Mr. Feldman the board’s desire to increase the merger consideration. Mr. Edison contacted Mr. Feldman on November 16 to advise him of the board’s desire to proceed with negotiations. Mr. Edison invited Wellspring representatives to come to D&B’s headquarters in Dallas on November 17 for the purpose of commencing financial due diligence. Prior to the meeting, Wellspring and D&B executed the confidentiality agreement and exclusivity letter.
     On November 18, Wellspring representatives participated in a conference call with D&B’s management to review historical and projected results of operations and to discuss operational issues.
     On November 21, Mr. Feldman called Mr. Edison to indicate that, based upon its preliminary financial due diligence, Wellspring was not prepared to increase the merger consideration, but was willing to continue its due diligence investigation at its originally offered price of $17.50 per share. Mr. Edison advised Mr. Feldman that the board had already decided at its November 15 meeting that the $17.50 per share price was not adequate. Mr. Feldman then requested that Mr. Edison and Mr. Pittaway informally poll board members to inquire as to whether it would consider an offer of $18.00 per share. Mr. Edison agreed to do so and thereafter advised Mr. Feldman that the board would assess the revised preliminary proposal and the status of the transaction at a meeting to be held on December 1.
     On November 23, D&B retained Piper Jaffray as its financial advisor and promptly proceeded to share D&B’s historical and projected financial information with Piper Jaffray. At the same time, representatives of Skadden, Arps, Slate, Meagher & Flom LLP, Wellspring’s legal advisor, commenced legal due diligence.
     On November 28, Wellspring met with D&B’s management at D&B headquarters in Dallas, Texas to further discuss historical and projected results of operations and to discuss operational issues. During the meeting, D&B's management provided Wellspring with forecasted results for the 2006 fiscal year, including projected total revenues of approximately $516 million, EBITDA of approximately $74 million, operating income of approximately $25 million, and net income of approximately $12 million.
     On November 29, Wellspring brought representatives of J.P.Morgan Securities Inc. to D&B headquarters in Dallas, Texas to conduct additional financial due diligence with D&B and Piper Jaffray.
     Wellspring and its legal and financial advisors thereafter continued their due diligence investigation of D&B and continued the negotiation of the merger agreement with Hallett & Perrin, P.C., D&B’s legal advisors. D&B convened a meeting of its board of directors on December 1. At this meeting, D&B’s counsel reviewed the merger agreement with the board of directors and summarized the issues which had been resolved and the issues which remained to be resolved. Counsel advised the board that although Wellspring had agreed to reduce the termination fee in the merger agreement and to reduce the scope of events under which a termination fee was to become payable, further reductions in the size of the termination fee were desirable. The board of directors asked Piper Jaffray to describe its expertise in the area of restaurant mergers and acquisitions. Piper Jaffray then discussed Wellspring’s financing commitments and generally presented its financial analysis of the proposed $18.00 merger price. Piper Jaffray indicated that, subject to the completion of its work and the review of its internal committee, it anticipated it would be able to render a fairness opinion based on an $18.00 per share merger consideration.
     On December 2, Mr. Edison advised Mr. Feldman that the board authorized proceeding with the merger agreement, provided that there was an increase in the merger consideration and a reduction in the termination fee. On December 5, Mr. Feldman advised

Mr. Edison that Wellspring would be prepared to increase the merger consideration to $18.05 per share and to reduce the termination fee to $10,175,000.
     From December 2 through December 8, the parties continued to negotiate the terms of the merger agreement and to complete the due diligence investigation of D&B.
     On December 5, Skadden, Arps, Slate, Meagher & Flom LLP delivered a draft of the voting agreement to counsel for D&B, whereby Messrs. Corriveau, Corley, Hammett and Smith would agree to vote their shares in favor of the proposed merger and against any alternative transaction proposals.
     On December 8, D&B’s board of directors met with its financial and legal advisors to consider the proposed transaction and the merger agreement. D&B’s legal counsel updated the board regarding the negotiations which had occurred since the December 1 meeting with respect to both the merger agreement and the voting agreement. Piper Jaffray provided the board with its financial analysis of the proposed transaction. Piper Jaffray explained the different valuation methodologies employed by it, including a market trading analysis, a market multiple analysis, a comparable transaction analysis and a discounted cash flow analysis, in reaching its opinion. Piper Jaffray’s market multiple and comparable transaction analysis included both EBITDA and EBIT multiples due to D&B’s historically high capital expenditure requirements. Piper Jaffray then rendered its oral opinion (subsequently confirmed in writing) to the board to the effect that, as of the date of such opinion, and on the basis of its analysis and subject to the qualifications, assumptions and limitations set forth in its opinion, the $18.05 per share merger consideration to be received by the stockholders of D&B in the merger was fair to them from a financial point of view.
     The board specifically noted that, since D&B’s annual capital expenditure requirements were higher than restaurant companies which might otherwise be viewed as comparable to D&B, the EBITDA multiples used in the traditional analysis of business valuations did not adequately measure the merger consideration as a multiple of D&B’s “free cash flow.” The board therefore determined to analyze the proposed merger consideration based upon EBIT multiples, as well as EBITDA multiples, for D&B and comparable companies in order to provide an additional data point for its review of the transaction and to recognize the significant capital expenditure requirements of D&B’s business. The board proceeded to discuss certain provisions of the merger agreement and, in particular, the fact that D&B’s board of directors will continue to have the right to respond, under certain circumstances, to third parties that subsequently might make an acquisition proposal that provides a higher per share price to the stockholders of D&B, subject to the terms of the merger agreement.
     Following discussion among the board and after consideration of the opinion of Piper Jaffray, the board unanimously:
•	determined that the merger and the merger agreement are fair, advisable to, and in the best interests of, the stockholders of D&B;

•	approved the merger and the merger agreement; and

•	recommended that the stockholders of D&B vote in favor of approving the merger agreement.
     On December 8, after the approval of D&B’s board of directors, the parties signed the merger agreement. In connection with the execution of the merger agreement, Messrs. Corriveau, Corley, Hammett and Smith signed the voting agreement with Midway. A press release announcing the signing of the merger agreement was issued on December 8, 2005.
Fairness Opinion of Piper Jaffray
     D&B retained Piper Jaffray to act as its financial advisor, and if requested, to render to D&B’s board of directors an opinion as to the fairness, from a financial point of view, of the merger consideration to be received by D&B’s stockholders pursuant to the merger agreement.
     On December 8, 2005, D&B’s board of directors met to review the proposed merger. During this meeting, Piper Jaffray reviewed with D&B’s board of directors certain financial analyses, which are summarized below. Also at this meeting, Piper Jaffray delivered its oral opinion to D&B’s board of directors, which was subsequently confirmed in writing, to the effect that, as of December 8, 2005, and based upon and subject to the factors, assumptions and limitations set forth in its opinion, the $18.05 pre share cash merger consideration proposed to be paid by affiliates of Wellspring pursuant to the merger agreement was fair, from a financial point of view, to D&B’s stockholders.

     The full text of the opinion, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Piper Jaffray in rendering its opinion, is attached to this proxy statement as Appendix B and is incorporated in its entirety herein by reference. You are urged to, and should, carefully read the opinion in its entirety. The opinion addresses only the fairness, from a financial point of view and as of the date of the opinion, of the merger consideration to D&B’s stockholders. The opinion was addressed to D&B’s board of directors and was not intended to be, and does not constitute, a recommendation as to how any stockholder should vote or act on any matter relating to the proposed merger.
     In arriving at its opinion, Piper Jaffray, among other things, reviewed:
•	the financial terms of the December 5, 2005 draft of the merger agreement;

•	certain publicly available financial, business and operating information related to D&B;

•	certain internal financial, operating and other data with respect to D&B on a stand-alone basis prepared and furnished to Piper Jaffray by the management of D&B;

•	certain internal financial projections for D&B on a stand-alone basis that were prepared for financial planning purposes and furnished to Piper Jaffray by the management of D&B;

•	certain publicly available market and securities data of D&B;

•	certain financial data and the imputed prices and trading activity of certain other publicly-traded companies that Piper Jaffray deemed relevant for purposes of its opinion;

•	the financial terms, to the extent publicly available, of certain merger transactions that Piper Jaffray deemed relevant for purposes of its opinion; and

•	other information, financial studies, analyses and investigations and other factors that Piper Jaffray deemed relevant for purposes of its opinion.
     In addition, Piper Jaffray performed a discounted cash flow analysis for D&B on a stand-alone basis. Piper Jaffray also conducted discussions with members of the senior management of D&B concerning the financial condition, historical and current operating results, business and prospects of D&B on a stand-alone basis.
     The following is a summary of the material financial analyses performed by Piper Jaffray in connection with the preparation of its fairness opinion. The preparation of analyses and a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, this summary does not purport to be a complete description of the analyses performed by Piper Jaffray or of its presentation to D&B’s board of directors on December 8, 2005.
     This summary includes information presented in tabular format, which tables must be read together with the corresponding text, and considered as a whole, in order to fully understand the financial analyses presented by Piper Jaffray. The tables alone do not constitute a complete summary of the financial analyses. The order in which these analyses are presented below, and the results of those analyses, should not be taken as any indication of the relative importance or weight given to these analyses by Piper Jaffray or D&B’s board of directors. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before December 7, 2005, and is not necessarily indicative of current market conditions.
     Piper Jaffray reviewed the financial terms of the proposed transaction, including the merger consideration. Based on a price of $18.05 per share in cash for D&B’s common stock, the implied fully diluted equity value for D&B was $316.2 million and the implied enterprise value of D&B (as of the fiscal quarter ended October 30, 2005) was approximately $375.4 million. The “enterprise value” is the sum of the fully diluted market value of any common equity plus any short-term and long-term debt, minus cash and cash equivalents.

     Selected Market Information Concerning D&B
     Piper Jaffray reviewed selected market information concerning D&B’s common stock. Among other things, Piper Jaffray noted the following with respect to the trading prices of D&B’s common stock:

Closing market price as of December 7, 2005	$15.28
1-week prior	$15.24
1-month prior	$14.90
1-year average	$17.38
2-year average	$16.86
3-year average	$14.60
     Piper Jaffray’s analysis concerning D&B’s common stock was based on information concerning D&B and its common stock available as of December 7, 2005. Piper Jaffray did not and does not express any opinion as to the prices at which D&B’s common stock may trade following the announcement of the merger proposal or at any time in the future.
     Comparable Companies Analysis
     Piper Jaffray reviewed selected financial data for D&B and compared this to corresponding data for selected publicly traded companies that are in the restaurant industry and which Piper Jaffray believes are comparable to D&B. Piper Jaffray selected these companies based on information obtained by searching SEC filings, public company disclosures, press releases, industry and popular press reports, databases and other sources. Piper Jaffray identified and analyzed nine comparable companies:
•	Benihana, Inc.

•	Frisch’s Restaurants

•	BUCA, Inc.

•	Luby’s Inc.

•	Champps Entertainment, Inc.

•	O’Charley’s, Inc.

•	Checkers Drive-In Restaurants, Inc.

•	Rubio’s Restaurants, Inc.

•	Friendly Ice Cream Corp.
     The financial data analyzed as part of this analysis included, among other things:

Comparable Company Values
	D&B (1)	Low	Mean	Median	High
Enterprise Value to LTM Revenue	0.8x	0.5x	0.7x	0.6x	1.1x
Enterprise Value to LTM EBITDA (2)	6.2x	5.9x	6.8x	6.4x	9.9x
Enterprise Value to LTM EBIT (2)	17.0x	9.7x	14.6x	13.8x	17.4x
Price per share to 2005 earnings (2)(3)(4)	27.7x	11.8x	20.4x	18.0x	22.8x
Price per share to 2006 earnings (3)(4)	22.6x	13.4x	17.9x	17.5x	23.3x

(1)	Based on the merger consideration of $18.05 per share.

(2)	Excludes charges related to the closing of the Jillian’s Mall of America store.

(3)	D&B’s 2005 and 2006 earning estimates based on management estimates. Comparable companies’ 2005 and 2006 earnings estimates based on IBES estimates.

(4)	Comparable companies’ stock prices are as reported at the close of trading on December 7, 2005.
     This analysis showed that, based on the estimates and assumptions used in the analysis, the enterprise value of D&B implied by the merger consideration set forth in the merger agreement was within the range of values of the comparable companies.

     Comparable M&A Transactions Analysis
     Piper Jaffray reviewed selected financial data for D&B and compared this to corresponding data from the following group of 27 selected restaurant industry merger and acquisition transactions (all of which were announced after January 1, 2000).
•	Leonard Green Partners’ acquisition of Claim Jumper Restaurants

•	Sun Capital Partners’ acquisition of Garden Fresh Restaurant Corporation

•	Levine Leichtman Capital Partners, Inc.’s pending acquisition of Fox & Hound Restaurant Group

•	Bruckmann, Rosser, Sherrill & Co.’s pending acquisition of Corner Bakery Café

•	Trimaran Capital Partners’ acquisition of El Pollo Loco

•	Castle Harlan Inc.’s acquisition of Perkins Restaurant & Bakery

•	Palladium Equity Partners’ acquisition of Taco Bueno Restaurants

•	Pacific Equity Partners’ acquisition of Worldwide Restaurant Concepts

•	Trimaran Capital Partners’ acquisition of Charlie Brown’s Inc.

•	Centre Partners Management’s acquisition of Uno Restaurant Holdings Corp.

•	Crescent Capital Investments’ acquisition of Church’s Chicken

•	Management / Investor Group’s acquisition of Elmer’s Restaurant

•	Management / Investor Group’s acquisition of Quality Dining, Inc.

•	Bob Evans Farms’ acquisition of Mimi’s Café

•	Centre Partners Management’s acquisition of Garden Fresh Restaurant Corporation

•	Wind Point Partners’ acquisition of VICORP Restaurants Inc.

•	O’Charley’s, Inc.’s acquisition of Ninety Nine Restaurant & Pub

•	Castle Harlan Inc.’s acquisition of Morton’s Restaurant Group Inc.

•	Wendy’s International’s acquisition of Baja Fresh Mexican Grill

•	Lone Star Funds’ acquisition of Shoney’s Inc.

•	CKE Restaurant Group’s acquisition of Santa Barbara Restaurant Group, Inc.

•	Acquisition of Blimpie International by an Investor Group

•	Management / Investor Group’s acquisition of PJ America Inc.

•	Goldner Hawn Johnson & Morrison / BancBoston’s acquisition of VICORP Restaurants Inc.

•	Bruckmann, Rosser, Sherrill & Co.’s acquisition of Il Fornaio America Corp.

•	Management / Investor Group’s acquisition of Uno Restaurant Corp.

•	Caxton-Iseman Capital / Sentinel Partners’ acquisition of Buffets, Inc.
     The financial data analyzed as part of this analysis included, among other things:

Comparable Transaction Values
	D&B (1)	Low	Mean	Median	High
Enterprise Value to LTM Revenue	0.8x	0.3x	0.6x	0.6x	0.9x
Enterprise Value to LTM EBITDA (2)	6.2x	4.0x	6.4x	6.2x	9.6x
Enterprise Value to LTM EBIT (2)	17.0x	7.0x	11.8x	11.4x	19.8x

(1)	Based on the merger consideration of $18.05 per share.

(2)	Excludes charges related to the closing of the Jillian’s Mall of America store.
     This analysis showed that, based on the estimates and assumptions used in the analysis, the enterprise value of D&B was within the range of values of the comparable transactions.
     Piper Jaffray reviewed selected financial data for D&B and compared this to corresponding data from the following group of 13 restaurant industry public buyout transactions (all of which were announced after January 1, 2000).
•	Levine Leichtman Capital Partners, Inc.’s pending acquisition of Fox & Hound Restaurant Group

•	Pacific Equity Partners’ acquisition of Worldwide Restaurant Concepts

•	Management / Investor Group’s acquisition of Elmer’s Restaurant

•	Management / Investor Group’s acquisition of Quality Dining, Inc.

•	Centre Partners Management’s acquisition of Garden Fresh Restaurant Corporation

•	Castle Harlan Inc.’s acquisition of Morton’s Restaurant Group Inc.

•	Lone Star Funds’ acquisition of Shoney’s Inc.

•	Acquisition of Blimpie International by an Investor Group

•	Management / Investor Group’s acquisition of PJC America Inc.

•	Goldner Hawn Johnson & Morrison / BancBoston’s acquisition of VICORP Restaurants Inc.

•	Bruckmann, Rosser, Sherrill & Co.’s acquisition of Il Fornaio America Corp.

•	Management / Investor Group’s acquisition of Uno Restaurant Corp.

•	Caxton-Iseman Capital / Sentinel Partners’ acquisition of Buffets, Inc.
     The financial data analyzed as part of this analysis included, among other things:

Comparable Transaction Values
	D&B (1)	Low	Mean	Median	High
Enterprise Value to LTM Revenue	0.8x	0.3x	0.6x	0.6x	0.9x
Enterprise Value to LTM EBITDA (2)	6.2x	4.0x	6.0x	5.8x	9.1x
Enterprise Value to LTM EBIT (2)	17.0x	7.0x	10.8x	10.8x	17.7x

(1)	Based on the merger consideration of $18.05 per share.

(2)	Excludes charges related to the closing of the Jillian’s Mall of America store.
     This analysis showed that, based on the estimates and assumptions used in the analysis, the enterprise value of D&B was within the range of values of the comparable public buyout transactions.
     Premiums Paid Analysis
     Piper Jaffray reviewed publicly available information for selected completed or pending public buyout transactions to determine the premiums paid in the transactions over recent trading prices of the target companies prior to announcement of the transaction. Piper Jaffray selected these transactions by searching SEC filings, public company disclosures, press releases, industry and popular press reports, databases and other sources and by applying the following criteria:
•	transactions in which the target company operated in all industries, excluding financial, high technology and telecommunications;

•	transactions announced since January 1, 2000 with enterprise values between $150 million and $1.5 billion; and

•	public restaurant buyout transactions since January 1, 2000.
     Piper Jaffray performed its analysis on 58 transactions that satisfied the criteria, and the table below shows comparison of premiums paid in these transactions to the premium that would be paid to D&B’s stockholders based on the per share merger consideration.

		Comparable Transaction
	D&B	Low	Mean	Median	High
One day before announcement (1)	18.1%	(13.0%)	29.7%	27.7%	87.2%
One week before announcement (2)	18.4%	(10.1%)	33.3%	26.9%	90.5%

(1)	D&B’s premium based on closing sale price of $15.28 on December 6, 2005.

(2)	D&B’s premium based on closing sale price of $15.24 on December 1, 2005.
     Discounted Cash Flow Analysis
     Using a discounted cash flow analysis, Piper Jaffray calculated a range of theoretical enterprise values for D&B based on (1) the net present value of implied annual cash flows of D&B during the fiscal 2006 through the fiscal 2010 time frame and (2) the net present value of a terminal value, which is an estimate of the future value of D&B at the end of the fiscal year 2010 based upon a multiple of EBITDA. Piper Jaffray used forecasts of results for fiscal 2006 furnished to Piper Jaffray by management and forecasts of results for fiscal years 2007 through 2010 prepared using certain assumptions furnished to Piper Jaffray by management. Piper Jaffray calculated the range of net present values based on an assumed tax rate of 36.5%, a range of discount rates of 16% to 20% and a range of EBITDA multiples for a terminal value of 5.5x to 6.5x applied to the projected fiscal year 2010 EBITDA. This analysis resulted in an implied per share value of D&B ranging from a low of $14.88 to a high of $20.94.
     The summary set forth above does not contain a complete description of the analyses performed by Piper Jaffray but does summarize the material analyses performed by Piper Jaffray in rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Piper Jaffray believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses or of the summary, without considering the analyses as a whole or all of the factors included in its analyses, would create an incomplete view of the processes underlying the analyses set forth in the Piper Jaffray opinion. In arriving at its opinion, Piper Jaffray considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Instead, Piper Jaffray made its determination as to fairness on the basis of its experience and financial judgment after considering the results of all of its analyses. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that this analysis was given greater weight than any other analysis. No company or transaction used in the above analyses as a comparison is directly comparable to D&B’s or the proposed merger.
     The analyses were prepared solely for purposes of Piper Jaffray providing its opinion to D&B’s board of directors that the merger consideration set forth in the merger agreement was fair, from a financial point of view, to D&B’s stockholders as of the date of the opinion. In performing its analyses, Piper Jaffray made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. The analyses performed by Piper Jaffray are based upon forecasts of future results furnished to Piper Jaffray by management of D&B, which are not necessarily indicative of actual values or actual future results and may be significantly more or less favorable than suggested by these analyses. These analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors. Piper Jaffray does not assume responsibility if future results are materially different from those forecasted.
     Piper Jaffray’s opinion to D&B’s board of directors was one of many factors taken into consideration by D&B’s board of directors in making its determination to approve the merger agreement. The above summary does not purport to be a complete description of the analyses performed by Piper Jaffray in connection with the opinion and is qualified by reference to the written opinion of Piper Jaffray attached to this proxy statement.
     Piper Jaffray relied upon and assumed the accuracy, completeness and fairness of the financial, accounting and other information provided to it by D&B or otherwise made available to it, and did not independently verify this information. Piper Jaffray also assumed, in reliance upon the assurances of the management of D&B, that the information provided to Piper Jaffray by D&B was prepared on a reasonable basis in accordance with industry practice and, with respect to financial forecasts, projections and other estimates and other business outlook information, reflected the best currently available estimates and judgments of the management of D&B, is based on reasonable assumptions, and that there is not, and the management of D&B was not aware of, any information or facts that would make the information provided to Piper Jaffray incomplete or misleading. Piper Jaffray expresses no opinion as to such financial forecasts, projections and other estimates and other business outlook information or the assumptions on which they are based. Piper Jaffray relied, with D&B’s consent, on advice of D&B’s outside counsel and the independent accountants to D&B, and on the assumptions of the management of D&B, as to all accounting, legal, tax and financial reporting matters with respect to D&B and the merger agreement. Without limiting the generality of the foregoing, Piper Jaffray assumed that D&B was not a party to any material pending transaction, including any external financing, recapitalization, acquisition or merger, divestiture or spinoff, other than the proposed merger.
     Piper Jaffray assumed that the merger would be completed on the terms set forth in the merger agreement reviewed by Piper Jaffray, without amendments and with full satisfaction of all covenants and conditions without any waiver. Piper Jaffray has also assumed that all necessary regulatory approvals and consents required for the merger will be obtained in a manner that will not result in the disposition of any material portion of the assets of D&B, or otherwise adversely affect D&B, and that will not alter the terms of the merger agreement.
     Piper Jaffray did not assume responsibility for performing, and did not perform, any appraisals or valuations of specific assets or liabilities of D&B and was not furnished with any appraisals or valuations. Piper Jaffray expresses no opinion regarding the liquidation value or solvency of any entity. Piper Jaffray did not undertake any independent analysis of any outstanding, pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities to which D&B, or any of their respective affiliates is a party or may be subject. At the direction of D&B’s board of directors, and with its consent, Piper Jaffray’s opinion made no assumption concerning, and therefore did not consider, the potential effects of litigation, claims, investigations, or possible assertions of claims, or the outcomes or damages arising out of any such matters.
     Piper Jaffray’s opinion was necessarily based on the information available to it, the facts and circumstances as they existed and were subject to evaluation as of the date of the opinion; events occurring after the date of the opinion could materially affect the assumptions used by Piper Jaffray in preparing its opinion. Piper Jaffray expresses no opinion as to the prices at which shares of D&B’s common stock have traded or may trade following announcement of the merger or at any future time after the date of the opinion. Piper Jaffray has not undertaken and is not obligated to affirm or revise its opinion or otherwise comment on any events occurring after the date it was given.
     In connection with its engagement, Piper Jaffray was not requested to solicit indications of interest from, or hold discussions with, any third parties regarding the possible acquisition of all or part of D&B by those third parties. Piper Jaffray was not requested to opine as to, and the opinion does not address, the basic business decision to proceed with or effect the merger, or the relative merits of the merger compared to any alternative business strategy or transaction in which D&B might engage. Piper Jaffray did not express any opinion as to whether any alternative transaction might produce consideration for D&B’s stockholders in excess of the merger consideration.
     Piper Jaffray is a nationally recognized investment banking firm and is regularly engaged as a financial advisor in connection with mergers and acquisitions, underwritings and secondary distributions of securities and private placements. D&B’s board of directors selected Piper Jaffray to render its fairness opinion in connection with the proposed merger on the basis of its experience and reputation in acting as a financial advisor in connection with mergers and acquisitions.
     Piper Jaffray acted as financial advisor to D&B in connection with the merger and will receive a fee from D&B for its services upon consummation of the merger. A substantial portion of Piper Jaffray’s fee is contingent upon the consummation of the merger. Piper Jaffray also received a fee of $200,000 from D&B for providing its opinion, which will be credited against the fee for financial advisory services. This opinion fee is not contingent upon the consummation of the merger. D&B has also agreed to indemnify Piper Jaffray against certain liabilities in connection with its services and to reimburse it for certain expenses in connection with its services. In the ordinary course of its business, Piper Jaffray and its affiliates may actively trade securities of D&B for its own account or the accounts of its customers and, accordingly, Piper Jaffray may at any time hold a long or short position in such securities. Piper Jaffray has provided investment banking services to D&B in the past on unrelated transactions, for which it has received customary fees, including acting as an advisor in the November 1, 2004 acquisition by D&B of certain assets of Jillian’s Entertainment Holdings Inc.
Reasons for the Merger
     In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, and to recommend that our stockholders vote to approve the merger agreement, the D&B board of directors consulted with management and its financial and legal advisors. The board of directors considered the following factors and potential benefits of the merger, each of which it believed supported its decision:
•	the current and historical market prices of our common stock, and the fact that the $18.05 per share to be paid for each share of our common stock in the merger represents a significant premium to the market price of D&B’s common stock, including a premium of 18.0% to the average closing price for the one-week period ended December 8, 2005, and a premium of 23.5% to the average closing price for the three-year period ended December 8, 2005;

•	the possible alternatives to the proposed merger, including continuing to operate D&B on a stand-alone basis, the risks associated with such alternatives and the board’s belief that the merger will maximize stockholder value and is more favorable to our stockholders than any other alternative reasonably available to D&B;

•	industry trends and operational challenges affecting D&B, including the challenges to earnings growth while D&B attempts to re-vitalize the Jillian’s stores;

•	the fact that the merger eliminates the risk to D&B’s stockholders that D&B will not be able to successfully execute its business plan;

•	the fact that the merger consideration is all cash, so that the transaction will allow our stockholders to immediately realize a fair value, in cash, for their investment and will provide those stockholders with certainty of value for their shares;

•	the presentation of Piper Jaffray, including its opinion that, as of the date of their opinion and based upon and subject to the factors and assumptions set forth in their opinion, the consideration to be received by the D&B stockholders in the proposed merger is fair, from a financial point of view, to those holders;

•	the terms of the merger agreement, including the limited number and nature of the conditions to Wellspring’s obligation to complete the merger, including:
     - the absence of a financing condition to Wellspring’s obligation to complete the merger and the financing commitment from JPMorgan Chase Bank, N.A.;
     - the provisions of the merger agreement that allow D&B, under certain circumstances, to furnish information to and conduct negotiations with third parties regarding an alternative transaction that D&B’s board of directors concludes is superior from a financial point of view to the merger;
     - the provisions of the merger agreement that provide D&B’s board of directors with the ability to terminate the merger agreement prior to stockholder approval of the merger in order to enter into an agreement for a superior proposal (subject to providing Midway with an opportunity to amend the terms of its merger) subject to paying Midway’s expenses and a termination fee and the fact that, in the judgment of the board of directors, the amount of the termination fee would not preclude an interested third party from making an offer for D&B; and
     - that, for purposes of the merger agreement, a “material adverse effect” on D&B does not include adverse effects resulting from general economic or industry conditions unless there is a disproportionate impact on D&B’s operations;
•	the requirement under Missouri law that the merger be approved by a vote of the holders of two-thirds of the outstanding D&B common stock; and

•	the availability of appraisal rights to holders of our common stock who comply with all of the required procedures under Missouri law.
     The board of directors also considered the following risks and other countervailing factors:
•	the risk that the merger might not be completed in a timely manner or at all;

•	the interests of D&B’s executive officers and directors in the merger (see “Interests of Our Directors and Executive Officers in the Merger”);

•	the fact that our stockholders will not participate in any future earnings or growth of D&B and will not benefit from any appreciation in value of D&B following the merger;

•	the fact that the merger consideration consists of cash and will therefore be taxable to our stockholders for U.S. federal income tax purposes;

•	restrictions on our ability to solicit or engage in discussions or negotiations regarding alternative business combination transactions, subject to specified exceptions, and the requirement that D&B pay a termination fee in order to accept a superior acquisition proposal, which restrictions the board concluded did not preclude alternative transactions and were reasonable in light of the benefits of the merger;

•	the risk of diverting management focus and resources from other strategic opportunities and from operational matters while working to implement the merger; and

•	the possibility of management and employee disruption associated with the merger.
     After taking into account all of the factors set forth above, as well as others, the board of directors determined that the potential benefits of the merger outweigh the potential risks and that the merger agreement and the transactions contemplated by the merger agreement are advisable and fair to and in the best interests of D&B and its stockholders. The board of directors has unanimously approved the merger agreement and the merger and recommends that you vote “FOR” the proposal to approve the merger agreement. The foregoing discussion of the factors considered by the board of directors is not intended to be exhaustive, but rather includes the material factors considered by the board of directors. The board of directors did not assign relative weights to the above factors or the other factors considered by it. In addition, the board of directors did not reach any specific conclusion on each factor considered but, with the assistance of its advisors, conducted an overall analysis of these factors. Individual members of the board of directors may have given different weights to different factors.
Recommendation of Our Board of Directors; Fairness of the Merger
     After careful consideration, our board of directors, by unanimous vote:
•	has determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are advisable, fair to and in the best interests of D&B and its stockholders;

•	has approved the merger agreement; and

•	recommends that D&B’s stockholders vote “FOR” the approval of the merger agreement and “FOR” approval of adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies for the approval of the merger agreement.

Certain U.S. Federal Income Tax Consequences of the Merger to D&B’s Stockholders
     The following is a summary of certain U.S. federal income tax consequences of the merger to holders of shares of D&B common stock (“Shares”) whose Shares are exchanged for cash in the merger. This discussion is for general information only and does not purport to consider all aspects of U.S. federal income taxation that might be relevant to stockholders of D&B. The discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), temporary, proposed and final regulations promulgated thereunder and administrative and judicial interpretations thereof, all of which are subject to change, possibly with a retroactive effect. This discussion applies only to stockholders of D&B who hold the Shares as capital assets within the meaning of Section 1221 of the Code. This discussion does not apply to Shares received pursuant to the exercise of employee stock options, warrants or otherwise as compensation or following the conversion of a note or other financial instrument, or to stockholders who constructively own stock of D&B following the merger under Section 302 of the Code. In addition, the discussion does not apply to certain types of stockholders (such as insurance companies, tax-exempt organizations, financial institutions and broker-dealers) who may be subject to special rules or to any stockholder of D&B who, for U.S. federal income tax purposes, is a non-resident alien-individual, a foreign corporation, a foreign partnership or a foreign estate or trust. Finally, this discussion does not consider the effect of any foreign, state or local tax laws.
     Because individual circumstances may differ, each stockholder should consult his own tax advisor to determine the applicability of the rules discussed herein and the particular tax effects of the merger to him, including the application and effect of the alternative minimum tax, and any state, local and foreign tax laws.
     The exchange of Shares for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. A stockholder who receives cash in exchange for Shares will recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received and the stockholder’s adjusted tax basis in the shares surrendered. Such gain or loss will be long-term capital gain or loss if the stockholder’s holding period for such Shares is more than one year. Certain limitations apply to the use of a stockholder’s capital losses.
Accounting Treatment
     The merger will be accounted for under the purchase method of accounting under which the total consideration paid in the merger will be allocated among D&B’s consolidated assets and liabilities based on the fair values of the assets acquired and liabilities assumed.
Fees and Expenses of the Merger
     D&B’s estimated fees and expenses in connection with the merger are set forth in the table below:

Investment Banking and Legal, Accounting and Other Professional Fees	$
Printing, Proxy Solicitation and Mailing Costs	$
Filing Fees	$
Exchange Agent Fees	$
Miscellaneous	$
Total	$
     The merger agreement provides that each party will pay all costs and expenses incurred by it in connection with the merger, other than upon a termination of the merger agreement under specified circumstances under which D&B must pay Midway’s costs and expenses up to $3,000,000. None of these costs and expenses will reduce the $18.05 per share merger consideration to be received by the stockholders.
Regulatory Approvals
     State Takeover Statutes. A number of states (including Missouri, where D&B is incorporated) have adopted laws which purport, to varying degrees, to apply to attempts to acquire corporations that are incorporated in, or which have substantial assets, stockholders, principal executive offices or principal places of business or whose business operations otherwise have substantial economic effects in, such states. To the extent that a state takeover statute purports to apply to the merger, D&B has agreed to take all actions necessary to exempt the merger from such statute.
     Antitrust in the United States. Under the Hart-Scott-Rodino Act and the rules that have been promulgated thereunder by the Federal Trade Commission, certain acquisition transactions may not be consummated unless certain information has been furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission and certain waiting period requirements have been satisfied. On January [___], 2006, D&B and Wellspring through Midway filed Hart-Scott-Rodino notification forms with the Department of Justice and the Federal Trade Commission. The applicable waiting period expires on [___], 2006, unless earlier terminated.
     Liquor Licenses and Local Permits. D&B and Merger Sub are required to obtain consents, approvals or authorizations from the state, city and/or local liquor licensing boards or agencies in certain states in which D&B holds liquor licenses for the operation of its businesses. D&B and Merger Sub may be required to obtain related consents, approvals or authorizations from the state, city and/or local health, safety, fire or other municipal boards or agencies in such states including any consents for the conduct of amusement games. Certain of these approvals are required to be obtained prior to a change in control being effected, and it is a condition to Merger Sub’s obligation to consummate the merger that these approvals be obtained prior to the consummation of the merger. In addition, the surviving corporation will be required to make filings, send notices or give undertakings to certain additional liquor licensing agencies and/or other local agencies following consummation of the merger. The parties are seeking the required approvals, although there can be no assurance that the required approvals will be obtained in a timely manner or at all.

THE MERGER AGREEMENT
     The following is a summary of certain material provisions of the merger agreement, a copy of which is attached to this proxy statement as Appendix A, and which we incorporate by reference into this document. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read carefully the merger agreement in its entirety.
     The merger agreement contains representations and warranties made by and to the parties to the merger agreement as of specific dates. The assertions embodied in those representations and warranties were made for purposes of the merger agreement and are subject to qualifications, limitations and exceptions agreed by the respective parties in connection with negotiating the terms of the merger agreement. In addition, certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the respective parties rather than establishing matters as facts. For the foregoing reasons, you should not rely on the representations and warranties as statements of factual information at the time they were made or otherwise.
Structure
     Subject to the terms and conditions of the merger agreement, and in accordance with Missouri law, at the completion of the merger, Merger Sub, a Missouri corporation that is a direct, wholly-owned subsidiary of Midway, will merge with and into D&B. D&B will be the surviving company in the merger and continue to exist after the merger as a wholly-owned, privately held subsidiary of Midway. All of D&B’s and Merger Sub’s properties, assets, rights, privileges, immunities, powers and franchises, and all of their debts, liabilities and duties, will become those of the surviving corporation. D&B, as the surviving corporation, will continue its corporate existence under the laws of the State of Missouri.
     The merger agreement provides that the Articles of Incorporation of Merger Sub in effect immediately prior to the merger will be the articles of incorporation of D&B and that the bylaws of Merger Sub in effect immediately prior to the merger will be the bylaws of D&B (except that such articles of incorporation and bylaws will be amended to change the name of the surviving corporation to “Dave & Buster’s, Inc.”) until thereafter changed or amended as provided therein or by applicable law. The merger agreement also provides that the directors of Merger Sub at the time of the merger will be the directors of D&B until their respective successors are duly elected or appointed and qualified, and that the officers of D&B at the time of the merger will be the officers of D&B until their respective successors are duly elected or appointed and qualified.
Effective Time and Closing
     The merger will be completed and become effective when D&B and Merger Sub file articles of merger with the Secretary of State of the State of Missouri. The merger agreement contemplates that the closing will occur no later than the first business day following the date that all conditions to the merger are satisfied or waived.
Treatment of Stock, Warrants and Options
     Common Stock
     At the effective time of the merger, each share of D&B common stock issued and outstanding immediately prior to the effective time of the merger will automatically be cancelled, will cease to exist, and will be converted into the right to receive $18.05 in cash, without interest, other than shares of D&B common stock:
•	owned by Midway, any subsidiary of Midway (including Merger Sub), or any subsidiary of D&B or held in the treasury of D&B immediately prior to the effective time of the merger, which shares will be cancelled and retired and shall cease to exist without payment of any consideration; and

•	held by stockholders who have properly demanded and perfected their appraisal rights in accordance with Missouri law, which shares shall be entitled to only such rights as are granted by Missouri law.
     After the effective time of the merger, all shares of our common stock upon which merger consideration is payable shall automatically be cancelled and retired and cease to exist, and each of our outstanding stock certificates previously representing shares of common stock that were converted in the merger will represent only the right to receive the merger consideration without any interest and less any required withholding taxes. The merger consideration paid upon surrender of each certificate will be paid in full satisfaction of all rights pertaining to the shares of our common stock represented by that certificate.
     Warrants
     At the effective time of the merger, each warrant to purchase D&B common stock issued and outstanding immediately prior to the effective time of the merger will automatically be converted into the right to receive a new warrant from the surviving corporation, entitling the holder to receive, upon exercise and payment of the exercise price, an amount in cash equal to the product of (A) $18.05, and (B) the number of shares of D&B common stock into which the warrant was exercisable immediately prior to the merger, without interest. Upon conversion of the old warrants into the new warrants at the effective time of the merger, the old warrants shall automatically be cancelled and retired, and each warrant certificate previously representing an old warrant shall only represent the right to receive the new warrant. The issuance of the new warrants will be in full satisfaction of all rights pertaining to the old warrants.
     Options
     At the effective time of the merger, each outstanding option, whether or not vested, to acquire D&B common stock will be cashed out and cancelled, and the holder of each stock option will receive an amount in cash, less required withholding taxes, equal to the excess, if any, of $18.05 over the exercise price per share of common stock subject to such option for each share subject to such option. Pursuant to the terms of the option plans, all options (other than options held by non-employee directors) will vest upon stockholder approval of the merger. If D&B’s stockholders approve the merger, but the merger is not consummated, all such options will remain vested.
Treatment of Convertible Notes
     D&B has agreed to take such reasonable actions as may be necessary to prepay, redeem and/or renegotiate the Convertible Subordinated Notes due 2008, as reasonably requested by Midway and Merger Sub. Currently, the parties intend, in accordance with the terms of the indenture for those notes, to fix August 7, 2006 as the redemption date for the redemption of all outstanding notes as of the effective time of the merger. The parties will cause to be delivered to the trustee, at the effective time of the merger, a notice of redemption dated May 9, 2006 for delivery to each of the holders of the notes to effect the redemption of those notes pursuant to Section 3.2 of the indenture. In order to effect this redemption, D&B intends to deposit with the trustee at the effective time of the merger funds in an amount sufficient to pay the redemption price under the indenture with respect to all of the issued and outstanding notes including principal and premium, if any, and interest, due or to become due to such date of redemption. The holders of the notes may convert their notes at any time prior to redemption into the right to receive the cash consideration that would have been payable in the merger in exchange for the number of shares of common stock into which the notes are convertible at the time of the merger.
Exchange and Payment Procedures
     After the effective time of the merger, the surviving corporation will, from time to time, when and as required, deposit an amount of cash sufficient to pay the merger consideration to each holder of shares of D&B common stock and old D&B warrants with a bank or trust company designated by Midway as the exchange agent. The cash will be invested, as directed by the surviving corporation.
     As soon as reasonably practicable after the effective time of the merger, the exchange agent will mail a letter of transmittal and instructions to you and the other D&B stockholders and warrant holders. The letter of transmittal and instructions will tell you how to surrender D&B common stock certificates in exchange for the merger consideration, and old D&B warrants in exchange for new D&B warrants.
     You should not return D&B stock certificates or old D&B warrants with the enclosed proxy card, and you should not forward D&B stock certificates or old D&B warrants to the exchange agent without a letter of transmittal.
     Common Stock
     You will not be entitled to receive the merger consideration in exchange for your shares of D&B common stock until you surrender your D&B stock certificate or certificates to the exchange agent, together with a duly completed and executed letter of transmittal. The merger consideration may be paid to a person other than the person in whose name the corresponding certificate is registered if the certificate is properly endorsed or is otherwise in the proper form for transfer. In addition, the person who surrenders the certificate must either pay any transfer or other applicable taxes or establish to the satisfaction of the surviving corporation that those taxes have been paid or are not applicable.
     No interest will be paid or will accrue on the cash payable upon surrender of the certificates. D&B will be entitled to deduct and withhold, and pay to the appropriate taxing authorities, any applicable taxes from any consideration paid to the holders of shares of D&B stock. Any sum which is withheld and paid to a taxing authority by D&B will be deemed to have been paid to the person from whom it is withheld.
     None of the exchange agent, Midway, Merger Sub or D&B nor their respective employees, officers, directors, stockholders agents and affiliates will be liable to any person for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the merger consideration deposited with the exchange agent that remains undistributed to the holders of certificates evidencing shares of our common stock six months after the effective time of the merger, will be delivered to D&B, as the surviving corporation in the merger. Holders of certificates who have not surrendered their certificates prior to the delivery of such funds to D&B may only look to D&B for the payment of the merger consideration.
     If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the merger consideration, you will have to comply with the replacement requirements, including, if required by D&B, the posting of a bond in a customary amount sufficient to protect D&B against any claim that may be made against it with respect to that certificate.
     Warrants
     You will not be entitled to receive a new D&B warrant in exchange for your old D&B warrant until you surrender your old D&B warrant to the exchange agent, together with a duly completed and executed letter of transmittal. The new D&B warrant may be issued to a person other than the person in whose name the corresponding old D&B warrant is registered if the old D&B warrant is properly endorsed or is otherwise in the proper form for transfer. In addition, the person who surrenders the old D&B warrant must either pay any transfer or other applicable taxes or establish to the satisfaction of the surviving corporation that those taxes have been paid or are not applicable.
Representations and Warranties
     You should be aware that the representations and warranties described below, which were made by D&B to Midway and Merger Sub in the merger agreement, may be subject to important limitations, qualifications and exceptions agreed to by Midway and Merger Sub, may not be accurate as of the date they were made and do not purport to be accurate as of the date of this proxy statement. See “Where You Can Find Additional Information” on page 53.
     We make various representations and warranties in the merger agreement that are subject, in some cases, to specified exceptions and qualifications. Our representations and warranties relate to, among other things:
•	our and our subsidiaries’ proper organization, valid existence, good standing and qualification to do business;

•	the ownership of equity interests in other entities, including the ownership of the equity interests of our subsidiaries;

•	the absence of proxies or voting agreements with respect to the stock of our subsidiaries and the absence of any option, warrant or other commitment obligating us or any of our subsidiaries to issue, sell, redeem or repurchase any equity interest in any of our subsidiaries;

•	the participation by D&B and our subsidiaries in joint ventures;

•	our capitalization, including in particular the number of shares of our common stock, stock options and other equity-based interests;

•	our corporate power and authority to enter into the merger agreement and to complete the transactions contemplated by the merger agreement;

•	the absence of violations of or conflicts with our and our subsidiaries’ governing documents, applicable law, court orders or certain agreements, instruments or obligations as a result of entering into the merger agreement and completing the merger;

•	the required consents and approvals of and filings with governmental entities in connection with the transactions contemplated by the merger agreement;

•	our SEC filings since January 31, 2002, including the financial statements contained in those filings;

•	the absence of undisclosed liabilities;

•	our compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 and its related rules and regulations and our implementation of internal controls and procedures;

•	legal proceedings, investigations and governmental orders;

•	employment and labor matters affecting us or our subsidiaries, including matters relating to our and our subsidiaries’ employee benefit plans;

•	the absence of a “material adverse effect” and certain other changes or events related to us or our subsidiaries since January 30, 2005;

•	the accuracy and compliance as to form and content with applicable securities law of this proxy statement;

•	our compliance with our and our subsidiaries’ governing documents, certain agreements and instruments and all applicable legal requirements, including the receipt of necessary permits, licenses, and approvals from government entities;

•	taxes and environmental matters;

•	our real properties and real property leases;

•	intellectual property of D&B and its subsidiaries, and the absence of infringement on the intellectual property rights of third parties;

•	material contracts;

•	the absence of undisclosed broker’s fees;

•	the approval of the merger by our board of directors and the recommendation by our board of directors to the stockholders of D&B to approve the merger;

•	the receipt by us of the fairness opinion from Piper Jaffray;

•	the inapplicability of anti-takeover statutes to the merger;

•	our and our subsidiaries’ insurance policies;

•	the expiration of a rights agreement for the purchase of D&B preferred stock;

•	the stockholder votes necessary to approve the merger;

•	insurance of D&B and its subsidiaries;

•	our relationships with our suppliers;

•	the absence of collective bargaining agreements, labor disputes and unfair labor practices;

•	that neither D&B nor any of its subsidiaries is an “investment company” as defined under the Investment Company Act of 1940, as amended;

•	transactions with affiliates;

•	the absence of restrictions on our business activities;

•	standby letters of credits, payment or performance bonds, guaranty agreements, and surety bonds; and

•	the absence of unlawful payments to government officials and others under applicable laws.
     Certain of the representations and warranties made by D&B are qualified as to “materiality” or “material adverse effect.” For purposes of the merger agreement, “material adverse effect” means any effect, change, fact, event, occurrence, development or circumstance that, individually or together with any other effect, change, fact, event, occurrence, development or circumstance (A) is or could reasonably be expected to result in a material adverse effect on or change in the condition (financial or otherwise), properties, business, prospects, operations, results of operations, assets or liabilities of D&B and all of its subsidiaries, taken as a whole, or (B) could reasonably be expected to prohibit, restrict or materially impede or curtail the consummation of the transactions contemplated by the merger agreement. However, in determining whether a material adverse effect has occurred, there will be excluded any effect on D&B the cause of which is:
•	changes in U.S. economic conditions, or

•	general changes or developments in the restaurant industry in which D&B and its subsidiaries operate;
unless these changes or developments would reasonably be expected to have a materially disproportionate impact on the condition (financial or otherwise), properties, business, operations, results of operations, prospects, assets or liabilities of D&B and its subsidiaries taken as a whole relative to other industry participants.
     The merger agreement also contains various representations and warranties made by Midway and Merger Sub that are subject, in some cases, to specified exceptions and qualifications. The representations and warranties relate to, among other things:
•	their organization, valid existence and good standing;

•	the capitalization of Merger Sub;

•	their corporate or other power and authority to enter into the merger agreement and to complete the transactions contemplated by the merger agreement;

•	the absence of any violation of or conflict with their governing documents, applicable law, court orders or certain agreements, instruments or obligations as a result of entering into the merger agreement and completing the merger;

•	the required consents and approvals of governmental entities in connection with the transactions contemplated by the merger agreement;

•	financing arrangements related to the merger;

•	the absence of prior activities by Midway and Merger Sub;

•	the absence of undisclosed broker’s fees; and

•	the accuracy and compliance as to form and content with applicable securities law of this proxy statement.
     The representations and warranties of each of the parties to the merger agreement will expire upon the effective time of the merger.
Conduct of Business Pending the Merger
     Under the merger agreement, we have agreed that unless Midway gives its prior written consent, between December 8, 2005 and the completion of the merger:
•	we and our subsidiaries will conduct business in the ordinary course of business consistent with past practice; and

•	we will use our reasonable best efforts to preserve substantially intact our business organization, keep available the services of our present officers, employees and consultants, preserve our relationships with customers, suppliers and other persons with whom we do business, to keep our real properties and other material assets in good repair and condition, and pay all applicable taxes when due and payable.
     We have also agreed that during the same time period, unless Midway gives its prior written consent, and subject to certain agreed upon exceptions, we and our subsidiaries will not:
•	amend our certificate of incorporation or bylaws or any material terms of any outstanding security;

•	make, declare or pay any dividends or other distributions on any shares of our capital stock (other than dividends paid by D&B’s wholly-owned subsidiaries to D&B or to our other subsidiaries),

•	purchase or redeem any shares of our capital stock or grant any right to acquire shares of our capital stock;

•	issue or pledge or encumber any of our shares of stock or securities convertible into shares of stock, except for shares of D&B common stock issued upon the exercise of D&B stock options in existence as of the date of the merger agreement, or upon the exercise of outstanding warrants or the conversion of outstanding convertible notes, in existence as of the date of the merger agreement pursuant to their terms, and except for the pledge of newly issued securities of our subsidiaries to the lenders under our credit facility in accordance with its terms;

•	adjust, split, combine or reclassify any of our capital stock;

•	acquire or agree to acquire, by merger, consolidation, purchase or otherwise, a substantial portion of the equity interests of any business organization, or any assets, including real estate, except purchases of inventory, equipment and supplies in the ordinary course of business consistent with past practice;

•	waive, or release any material right, or materially modify or amend any material contract except in the ordinary course of business consistent with past practice;

•	other than in the ordinary course of business consistent with past practice, and with certain other exceptions, sell, transfer, mortgage, encumber, lease or otherwise dispose of any material assets or properties;

•	enter into, amend or terminate any employment or severance agreement, or hire any new officers at the senior vice president level or above;

•	subject to specified exceptions, increase compensation or fringe benefits, establish, adopt, or enter into any new employee benefit or compensation plan or agreement or amend, terminate or grant any awards under any benefit plan, or grant any severance or termination pay;

•	incur or assume any indebtedness, or guarantee or endorse or otherwise become responsible for the obligations of another person, except for indebtedness incurred in the ordinary course of business consistent with past practice; and up to $10 million in debt for borrowed money under D&B’s revolving credit facility;

•	change our accounting methods, except as may be required by generally accepted accounting principles, or change any tax accounting principles or tax election, or settle any tax liability;

•	discharge or settle any claim or litigation in excess of $100,000 individually or $500,000 in the aggregate;

•	amend, adopt or enter into negotiations with respect to a collective bargaining agreement;

•	enter into any material agreement or arrangement with any officer or director or affiliate or associate of any officer or director, or any employee;

•	enter into any agreement or arrangement to provide indemnification for taxes;

•	enter into or consummate any sale/leaseback agreement or arrangement;

•	make or authorize any capital expenditures or payments in excess of $100,000 individually or $500,000 in the aggregate;

•	enter into any noncompetition agreement, or any agreement prohibiting D&B or any subsidiary from engaging in any line of business or opening or operating any store;

•	terminate or fail to renew any permits, licenses or approvals from government entities material to our business;

•	revalue our assets, write down inventory or write off notes or accounts receivable, other than in the ordinary course of business consistent with past practice;

•	fail to pay any taxes or material debts when due;

•	fail to maintain any insurance or self-insurance currently in effect;

•	fail to timely make any required SEC filing;

•	amend, extend, renew, or otherwise modify or terminate any real property lease or enter into any new real property lease requiring payments in excess of $100,000 annually;

•	authorize, agree to, or make any commitment to, take any of the foregoing actions; or

•	take or fail to take any action reasonably likely to result in any of our representations or warranties in the merger agreement becoming untrue, or in any of the conditions in the merger agreement not being satisfied.
No Solicitation of Transactions
     We have agreed that we and our subsidiaries will not, directly or indirectly, through any director, officer, employee, agent, affiliate, financial advisor, representative or otherwise:
•	solicit or initiate any inquiries with respect to the making of any acquisition proposal;

•	participate in any negotiations or discussions regarding, or furnish any information to, or otherwise cooperate or knowingly assist, participate, encourage or facilitate any effort by any person to make an inquiry or offer relating to an acquisition proposal; or

•	or enter into any agreement or agreement in principle providing for or relating to any acquisition proposal.

     An “acquisition proposal” is any inquiry, proposal, offer or indication of interest relating to any direct or indirect acquisition or purchase of a business or assets of D&B or its subsidiaries that generates 15% or more of the net revenues or net income, or constitutes 15% or more of the assets of D&B or any of its significant subsidiaries, or 15% or more beneficial ownership of any class of equity securities of D&B or any of its significant subsidiaries, or any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of D&B or any of its significant subsidiaries or any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or similar transaction involving D&B or any of its significant subsidiaries.
     Notwithstanding the foregoing, prior to approval of the merger agreement by our stockholders, we or our board of directors are permitted, in response to an unsolicited bona fide, written acquisition proposal received from a third party on or after December 8, 2005, to furnish information to and negotiate and engage in discussions with such third party in connection with such unsolicited bona fide acquisition proposal, only if:
•	our board of directors determines in its good faith judgment, after consultation with and taking into account the advice of its legal counsel and financial advisors, that the board of directors would breach its fiduciary duties to stockholders under applicable law without taking action;

•	prior to taking such action, the third party executes a confidentiality agreement with D&B having no more favorable terms than the confidentiality agreement between Midway and D&B;

•	the board of directors, after consultation with and taking into account the advice of its financial advisors and legal counsel, determines in good faith that the proposal would, if accepted, be reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the person making the proposal; and

•	the proposal would, if consummated, be a “superior proposal”, as described below.
     For purposes of the merger agreement, “superior proposal” means an “acquisition proposal” (as described above), that provides a higher per share price to our stockholders from a financial point of view than the $18.05 per share merger consideration, and for which financing, to the extent required, is then represented by bona fide commitment letters (except that all references to “15% or more” in the definition of “acquisition proposal” are deemed to be “50% or more”).
     We have also agreed:
•	to terminate immediately any discussions or negotiations regarding acquisition proposals that were being conducted before the merger agreement was signed;

•	to immediately notify Midway and Merger Sub of our receipt of an acquisition proposal, or any information request related to an acquisition proposal, or if any person seeks to initiate or continue negotiations or discussions in connection with an acquisition proposal;

•	to keep Midway and Merger Sub currently informed of the status and material terms and conditions of the proposal; and

•	to inform the person making the acquisition proposal of our obligations of confidentiality and no solicitation of acquisition proposals.
Employee Benefits
     Midway has agreed that, with respect to the employees of D&B and its subsidiaries at the effective time of the merger, it will:
•	cause D&B and its subsidiaries to honor specified existing employment, severance, consulting and salary continuation agreements between D&B and certain of its officers, directors, employees and consultants; and

•	to the extent permitted by law, give D&B’s employees full credit for all service with D&B under all employee benefit plans maintained by D&B in which they participate after the merger for purposes of eligibility, vesting and benefit entitlements, including short term and long term disability benefits, severance benefits, vacation benefits, and benefits under any retirement plan.
Proxy Statement, Special Meeting of Stockholders and Board Recommendation
     We have agreed to prepare and file this proxy statement with the SEC, and to call a special meeting of our stockholders as promptly as reasonably practicable after December 8, 2005 for the purpose of obtaining stockholder approval of the merger agreement. We have also agreed to use reasonable best efforts to solicit from our stockholders, proxies in favor of approval of the merger agreement, and to include in this proxy statement, our board of directors’ recommendation that our stockholders approve the merger agreement.
Agreement to Notify
     D&B, Merger Sub and Midway have each agreed to notify each other of any certain facts, events or circumstances which are likely to result in a material adverse effect, or a material inaccuracy in a representation or warranty, or a material failure to comply with or satisfy a covenant, condition or agreement in the merger agreement.
Compliance with Applicable Laws
     D&B, Merger Sub and Midway have agreed to comply in all material respects with all applicable laws, rules and regulations of government entities in connection with the merger and the merger agreement.
Access to Information
     D&B and its subsidiaries and their directors, officers, employees, auditors and agents have agreed to provide to the representatives and agents of Merger Sub, Midway and the anticipated sources of financing for the merger, reasonable access to their financial operating and other data and information, facilities, offices, properties and personnel. Merger Sub and Midway have agreed to keep confidential all information received by them in accordance with the confidentiality agreement among Midway, Merger Sub and D&B.
Public Announcements
     D&B, Midway and Merger Sub have agreed to consult with each other before issuing any press release or making any public statements with respect to the merger.
Agreement to Use Reasonable Best Efforts
     D&B, Midway and Merger Sub have agreed to use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all actions necessary, proper or advisable to comply with all legal requirements with respect to the merger, to complete the merger and the other transactions contemplated by the merger agreement and to obtain any governmental and third-party approvals required in connection with the merger.
Agreement to Defend and Indemnify
     D&B, Midway and Merger Sub have agreed that they will use their best efforts to defend against any action, suit, proceeding or investigation of the merger. Subject only to the limitations on indemnification contained in the Missouri Business Corporation Law and D&B’s Restated Articles of Incorporation, D&B shall indemnify and hold harmless each officer and director of D&B against any costs or expenses, damages and liabilities arising from or pertaining to the transactions contemplated by the merger agreement. D&B has agreed to pay the reasonable fees and expenses of no more than one counsel selected by the officers and directors of D&B, except in the case that two or more indemnified officers and directors have an actual conflict of interest in the outcome of the matter in the opinion of such counsel. If the merger is effected, D&B shall continue in effect for six years following the merger, for the benefit of the current D&B officers and directors, directors and officers’ liability insurance on no less favorable terms than the current policy. However, D&B shall not be required to expend an amount per year more than 150% of actual current annual premiums for the policy.

D&B also agreed to maintain the indemnification provisions currently provided for in D&B’s Restated Articles of Incorporation for no less than six years following the merger.
Agreements Related to Financing
     Merger Sub has agreed to use reasonable best efforts to obtain the financing for the merger, consistent with the terms specified in the commitment letters. D&B agreed to provide all cooperation reasonably necessary related to the financing, including among other matters, attendance at meetings, due diligence sessions and road shows, preparation of offering documentation, and delivery of documentation. D&B also agreed to use its reasonable best efforts to prepay, redeem or renegotiate our convertible subordinated notes due 2008, as reasonably requested by Midway.
Takeover Statutes
     The parties have agreed that, if any takeover statute becomes applicable to the merger, they will take such actions as are necessary so that the merger may be consummated.
Disposition of Litigation
     D&B has agreed to keep Midway and Merger Sub and their counsel informed of the status of any litigation which may be brought against D&B or its directors relating to the merger, and not to settle any stockholder litigation without Midway and Merger Sub’s prior written consent.
Delisting; Termination of Registration
     Each of the parties agrees to cooperate with each other as necessary to delist the D&B common stock from NYSE and to terminate the registration of the common stock under the Exchange Act.
Conditions to the Merger
     The obligations of the parties to complete the merger are subject to the satisfaction or waiver of the following mutual conditions:
•	Stockholder Approval. The approval of the merger agreement by our stockholders.

•	HSR Approval. All regulatory approvals required for the completion of the merger under the Hart-Scott-Rodino Act shall have been obtained and all statutory waiting periods shall have expired.

•	No Challenge. No statute, rule, regulation, judgment, writ, order, injunction or decree shall have been promulgated, enacted, entered or enforced, and no other action shall have been taken by any governmental entity which prohibits or restricts the completion of the merger.
     The obligations of Midway and Merger Sub, on the one hand, and us, on the other hand, to complete the merger are subject to the satisfaction or waiver of additional conditions, including the following:
•	Representations and Warranties. The accuracy of the other party’s representations and warranties, in each case, subject to the materiality standard contained in the merger agreement.

•	Compliance with Covenants. The performance, in all material respects, by the other party of its covenants and agreements in the merger agreement.

•	Governmental Approvals. The parties must have obtained all required consents, orders and approvals of governmental entities that would prevent the merger from occurring if not obtained.
     The obligations of Midway and Merger Sub to complete the merger are subject to the satisfaction or waiver of additional conditions, including the following:

•	Suits, Actions and Proceedings. No suit, action, proceeding, claim, inquiry or investigation by any governmental entity or third party seeking to restrain the merger or seeking damages in connection with the merger shall be pending.

•	Options. No options or other rights to acquire any equity securities of D&B under option plans or otherwise shall be outstanding, after giving effect to the merger.

•	Third-Party Consents. All required consents of third parties to consummate the merger shall have been obtained.

•	Dissenting Shares. The aggregate number of shares held by person exercising appraisal rights under Missouri law shall be less than 5% of the total number of D&B shares outstanding at the effective time of the merger.

•	Resignations. Each director of D&B shall have resigned and delivered his executed resignation to Midway and Merger Sub, effective at the effective time of the merger.

•	Leased Real Property. D&B shall have obtained a written consent to the merger from the landlords of each leased real property where landlord consent to the merger is required pursuant to the terms of the lease.
Termination of the Merger Agreement
     The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger, whether before or after stockholder approval has been obtained, as follows:
•	by mutual written consent of the parties;

•	by either Midway, Merger Sub or D&B, if:
-	any governmental entity has issued a final non-appealable order, decree or ruling, or taken other action enjoining or otherwise prohibiting the merger;
-	D&B stockholder approval is not obtained at the D&B special meeting or any postponement or adjournment of the special meeting;
•	by Midway or Merger Sub, if:
-	the merger is not completed by June 30, 2006, except upon the failure to obtain required governmental approvals, which requires an automatic 30-day extension; however, neither Midway nor Merger Sub may terminate the merger agreement for this reason if their failure to perform their covenants in the merger agreement has resulted in the failure of the merger to occur on or before that date;

-	there is a material breach by D&B of any of its representations, warranties, covenants or agreements in the merger agreement, such that the closing conditions would not be satisfied and which breach cannot be cured or has not been cured prior to 15 days after written notice is delivered to D&B, however, neither Midway nor Merger Sub may terminate this agreement for this reason if either of them is in material breach of any of their covenants or agreements in the merger agreement;

-	D&B’s board of directors withdraws, modifies or changes in a manner adverse to Merger Sub, its recommendation of the approval of the merger agreement and the merger; however, neither Midway nor Merger Sub may terminate this agreement for this reason during the period beginning on the day D&B gives notice to Midway and Merger Sub of a superior proposal and ending two business days after the earlier of Midway and Merger Sub’s response to the notice and the fifth business day after Midway and Merger Sub’s receipt of the notice;

-	D&B’s board of directors approves or recommends any proposal for an alternative transaction other than one made by Midway and Merger Sub, or fails to reject and, if applicable, fails to recommend against any proposal other than one made by Midway and Merger Sub; or D&B enters into an agreement related to an acquisition proposal with any party other than Midway and Merger Sub; or
•	by D&B:
-	if the merger is not consummated by June 30, 2006 except upon the failure to obtain required governmental approvals, which requires an automatic 30-day extension; however, D&B may not terminate the merger agreement for this reason if its failure to perform its covenants in the merger agreement has resulted in the failure of the merger to occur on or before that date;
-	if there is a material breach by Midway or Merger Sub of any of their representations, warranties, covenants or agreements in the merger agreement, such that the closing conditions would not be satisfied and which breach cannot be cured or has not been cured prior to 15 days after written notice is delivered to D&B, however, D&B may not terminate this agreement for this reason if it is in material breach of any of its covenants or agreements in the merger agreement; or
-	prior to the approval of the merger by the D&B stockholders, for the purpose of entering into a binding written definitive agreement for a superior proposal; however, in order to terminate the merger agreement for this reason:
•	D&B may not be in material breach of any of the terms of the merger agreement;

•	D&B must have complied with the terms of the merger agreement related to acquisition proposals;

•	the new agreement for the superior proposal must be entered into at the same time that the merger agreement is terminated;

•	D&B must pay Midway a termination fee of $10,175,000 and related transaction expenses, not to exceed $3,000,000; and

•	D&B may not enter into a binding contract for such a superior proposal until at least the sixth business day after providing written notice of such proposal to Midway and Merger Sub.
Effect of Termination
     In the event the merger agreement is terminated as described above, the merger agreement will become void and neither Midway nor Merger Sub nor D&B will have any liability under the merger agreement, except that:
•	The parties will remain liable for any breach of the merger agreement;

•	Midway and Merger Sub will remain liable for breaches of the confidentiality agreement;

•	If applicable to the circumstances under which the merger agreement was terminated, D&B will remain liable for payment of the termination fee and expenses to Midway. See “The Merger Agreement — Termination Fees”; and

•	Each party will remain liable for its own costs and expenses in connection with the merger and the merger agreement, other than under the circumstances in which D&B must reimburse Midway and its affiliates for their expenses.

Termination Fees
     The merger agreement provides that D&B will be required to pay a termination fee of $10,175,000, plus the reasonable out-of-pocket expenses of Midway and its affiliates, not to exceed $3,000,000, if the merger agreement is terminated for the following reasons:
•	by Midway or Merger Sub, if D&B’s board of directors withdraws, modifies or changes in a manner adverse to Merger Sub, its recommendation for or approval of the merger agreement and the merger;

•	by Midway or Merger Sub, if D&B’s board of directors approves or recommends any proposal other than one made by Midway and Merger Sub, or fails to reject and, if applicable, recommend against any proposal other than one made by Midway and Merger Sub; or D&B enters into an agreement related to an acquisition proposal with any party other than Midway and Merger Sub;

•	by D&B prior to the approval of the merger by D&B stockholders in order to enter into an agreement with respect to a superior proposal;

•	by D&B or Midway or Merger Sub due to a failure of D&B stockholders to approve the merger agreement at the special meeting or any adjournment or postponement of the special meeting, if at or prior to the date of the termination of the merger agreement, an acquisition proposal has been publicly announced or disclosed, or disclosed to the board of directors or any committee of the board of directors; or

•	by Midway or Merger Sub due to a material breach by D&B of any of its representations, warranties, covenants or agreements in the merger agreement, such that the closing conditions would not be satisfied and which breach cannot be cured or has not been cured prior to 15 days after written notice is delivered to D&B, if at or prior to the date of the termination of the merger agreement, an acquisition proposal has been publicly announced or disclosed, or disclosed to the board of directors or any committee of the board of directors.
D&B is also required to pay the termination fee and transaction expenses not to exceed $3,000,000 of Midway and its affiliates, if (i) the merger is terminated by any party because the merger is not consummated by June 30, 2006 (as such date may be extended), and (ii) at or prior to the date of the termination of the merger agreement, an acquisition proposal has been publicly announced or disclosed, or disclosed to the board of directors or any committee of D&B’s board of directors, and (iii) within twelve months after the date of such termination, D&B enters into a definitive agreement for an acquisition proposal that provides a higher price to the D&B stockholders, from a financial point of view, than the transactions contemplated by the merger agreement.
Amendment, Waiver and Extension of the Merger Agreement
     Amendment
     Midway, D&B and Merger Sub may amend the merger agreement by action taken or authorized by their respective boards of directors. However, after the approval of the merger agreement by the D&B stockholders, no amendment may be made which would reduce the amount or change the type of consideration into which each share of common stock of D&B will be converted upon consummation of the merger.
     Extension; Waiver
     At any time prior to the completion of the merger, Midway and D&B, to the extent legally allowed, may:
•	extend the time for performance of any of the obligations or other acts of the other party under the merger agreement;

•	waive any inaccuracies in the other party’s representations and warranties contained in the merger agreement; and

•	waive the other party’s compliance with any of the agreements or conditions contained in the merger agreement.
Fees and Expenses
     In general, except with respect to the termination fee described under “— Termination Fees,” all costs and expenses incurred in connection with the merger agreement will be paid by the party incurring the expense.

INTERESTS OF OUR DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER
     In considering the recommendation of the board of directors with respect to the merger agreement and the merger, you should be aware that, in addition to the matters discussed above, D&B’s executive officers and directors have interests in the merger that are in addition to, or different from, the interests of the stockholders generally. The board of directors was aware of and considered these interests in deciding to approve the merger agreement and the merger.
Executive Retention Agreements; Employment Agreements
     D&B entered into executive retention agreements with each of Messrs. Corriveau and Corley effective as of April 3, 2000. Since 2001, D&B has also entered into executive retention agreements with Mr. Hammett, Mr. Smith and Mr. Plunkett (who we refer to collectively with Messrs. Corriveau and Corley as the “named executive officers”) and all four other executive officers of D&B.
     The executive retention agreements provide that, for the two-year period following stockholder approval of the merger (or one year in the case of Messrs. Corriveau and Corley), which we refer to as the “employment period”, the executive officer will remain an employee of D&B. During the employment period, (i) the executive officer’s position, authority, duties and responsibilities must be consistent in all material respects with the most significant of those held, exercised or assigned during the 90-day period before stockholder approval of the merger, (ii) the executive officer must be employed at the location where the executive officer was employed immediately before stockholder approval of the merger (or any other location that becomes D&B’s headquarters and that is not more than 25 miles distant from such prior location), (iii) the executive officer will receive an annual base salary at least equal to 12 times the highest monthly base salary paid or payable by D&B to the executive officer during the 12-month period immediately preceding the month in which stockholder approval of the merger occurs, (iv) the executive officer will be awarded an annual bonus, for each fiscal year ending during the employment period, equal to the greater of (A) the maximum bonus that the executive officer could have received pursuant to the annual incentive plan in effect 90 days before stockholder approval of the merger or (B) 60% of the executive officer’s annual base salary (the greater amount being referred to below as the “annual bonus”), and (v) the executive officer will be entitled to additional compensation and benefits, including participation in incentive, savings, and retirement plans, health and other welfare benefits plans, and fringe benefits, on a basis that is no less favorable than that in effect during the 90-day period preceding stockholder approval of the merger (or, if more favorable, then the basis on which such compensation and benefits is made available to other peer executives of D&B and its affiliated companies after stockholder approval of the merger).
     During the employment period, if the executive officer’s employment is terminated by D&B without cause or by the executive officer for good reason (as such terms are defined in the executive retention agreements), the executive officer will be entitled to (i) a lump-sum cash payment in respect of a bonus, for the fiscal year in which employment is terminated, equal to the annual bonus, pro-rated for the portion of the fiscal year during which the executive officer was employed, (ii) a lump-sum cash severance payment equal to two times the sum of the executive officer’s annual base salary and annual bonus (or three times those amounts in the case of Messrs. Corriveau and Corley), and (iii) continued savings and retirement plans, health and other welfare benefits plans, and fringe benefits for the remainder of the employment period plus two additional years. In addition, in recognition of the special value of their services during the period following the merger, Messrs. Corriveau and Corley would each be entitled to a special payment equal to the sum of his respective annual base salary and annual bonus if he remains employed for the entirety of the one-year period beginning upon stockholder approval of the merger.
     The executive retention agreements also provide that if any payments or benefits to be provided to an executive officer (whether pursuant to the executive retention agreement or otherwise, and including without limitation all payments and benefits described in this “Interests of Our Directors and Executive Officers in the Merger”) would subject the executive officer to an excise tax under Section 4999 of the Code (i.e., the “golden parachute” provisions), then the total amount of such payments and benefits will be reduced to the minimum extent necessary to cause the executive officer not to be subject to such excise tax, but only if the executive officer would retain more, on an after-tax basis, than if such a reduction were not effected and an excise tax had been paid.
     The following table sets forth the cash severance payments (i.e., the pro-rata bonus and severance payments described above) which D&B presently expects would be owing to each named executive officer and all D&B executive officers as a group if, effective as of the consummation of the merger, their employment was terminated by D&B without cause or by the executive officer with good reason:

Name	Expected Amount
James W. Corley	$4,478,658
David O. Corriveau	4,443,090
W.C. Hammett	1,307,687
Sterling R. Smith	983,561
J. Michael Plunkett	980,439
All executive officers as a group (9 persons)	$15,513,279
     D&B and each of Messrs. Corriveau and Corley also entered into separate employment agreements effective as of April 3, 2000. During the 1-year employment period applicable to Messrs. Corriveau and Corley under their respective executive retention agreements, the operation of these employment agreements generally is suspended, and the respective rights and obligations of D&B and Messrs. Corriveau and Corley (including, without limitation, severance rights and obligations) are instead determined under their respective executive retention agreements. If Messrs. Corriveau and Corley remain employed after the expiration of the 1-year employment period applicable under their respective executive retention agreements, their respective employment agreements will continue in effect thereafter in accordance with their applicable terms.
Executive Retention Agreement Trust
     D&B created an executive retention agreement trust with Wachovia Bank, National Association, in December 2002. The executive retention agreement trust serves as a grantor trust, which is commonly referred to as a “rabbi trust,” and is intended to help enable D&B meet its obligations under its executive retention agreements with its executive officers and certain other of its employees. The executive retention agreement trust would have required D&B, upon stockholder approval of the merger, to fund the executive retention agreement trust with an amount sufficient to pay each executive officer the benefits to which he or she would be entitled under his or her respective executive retention agreement, plus an expense reserve (to the extent not already contributed) that is equal to $75,000, or if greater, the estimated trustee and record-keeper expenses and fees for one year and legal fees. However, on December 7, 2005, the executive retention agreement trust was amended so that upon stockholder approval of the merger, D&B is only required to fund the executive retention agreement trust with an amount equal to the applicable expense reserve and, when executive officers (or other employees) become entitled to cash severance payments under their respective executive retention agreements, to fund the executive retention agreement trust with the amount of the cash severance payments, unless D&B pays those cash severance amounts directly.
Stock Options
     Certain of D&B executive officers and directors hold options to purchase D&B common stock. The merger agreement provides that, at the effective time of the merger, each outstanding option to purchase common stock of D&B, whether or not vested, will be cancelled in exchange for the right to receive, for each share subject to such option, a cash payment equal to the amount by which the $18.05 per share merger consideration exceeds the per share exercise price of the option, without interest, less any applicable withholding taxes. Pursuant to the terms of the option plans, all options will vest upon stockholder approval of the merger (other than options held by non-employee directors). If D&B stockholders approve the merger, but the merger is not consummated, all such options will remain vested; however, D&B could cause the termination of such options, to the extent not previously exercised, within a period not exceeding 30 days by providing an appropriate notice to the holders of such options. None of the unvested stock options that are held by D&B’s non-employee directors will vest as a result of the merger or stockholder approval of the merger and they will only be exchanged for the cash consideration provided in the merger agreement if the merger is completed; otherwise they will remain in force in accordance with their terms. The following table sets forth certain information with respect to “in-the-money” options, which are options having a per share exercise price that is less than $18.05, held as of the date hereof by each director and named executive officer and all executive officers as a group:

	Number	Weighted			Aggregate
	of Shares	Average	Number of	Weighted Average	Consideration
	Subject to	Exercise Price	Shares Subject to	Exercise Price	To Be Paid For
	In-the-Money	of In-the-Money	In-the-Money	Of In-the-Money	In-the-Money
Name	Vested Options	Vested Options	Unvested Options	Unvested Options	Options (1)
James W. Corley	240,000	$9.19	0	—	$2,126,400
David O. Corriveau	155,000	10.62	0	—	1,151,650
Allen J. Bernstein	0	—	0	—	0
Peter A. Edison	0	—	0	—	0
Walter Humann	15,000	8.88	7,500	$8.88	206,325
Mark A. Levy	15,000	8.81	0	—	138,600
Christopher C. Maguire	30,000	11.94	0	—	183,300
David Pittaway	15,000	8.88	7,500	8.88	206,325
Patricia Priest	15,000	8.88	7,500	8.88	206,325

W.C. Hammett, Jr.	75,000	6.45	0	—	870,000
Sterling R. Smith	46,667	7.42	0	—	496,070
J. Michael Plunkett	56,000	7.00	0	—	618,800

All executive officers as a group (9 persons)	623,500	8.82	6,667	9.27	5,813,441

(1)	The aggregate consideration to be paid upon the merger for all vested and unvested options is calculated by subtracting the per share exercise price of the options (if less than $18.05 per share) from $18.05 and multiplying the amount of this difference by the total number of option shares. The amount actually payable to the executive officers will be reduced by the amount of any required withholding taxes.
Restricted Stock
     All of D&B’s executive officers and outside directors have been granted restricted shares of D&B common stock. Upon stockholder approval of the merger, all of the restricted stock that has been granted will vest and all restrictions on those shares will immediately lapse. Upon consummation of the merger, the holders of those shares of previously restricted stock will be entitled to receive the merger consideration of $18.05, less any applicable withholding taxes, for each share of previously restricted stock. The following table sets forth, for each director and named executive officer and all executive officers as a group, the number of shares of restricted stock held as of the date hereof:

	Number of Shares
	Whose Vesting	Dollar Value of
Name	Would Accelerate	Accelerated Shares (1)
James W. Corley	100,000	$1,805,000
David O. Corriveau	100,000	1,805,000
Allen J. Bernstein	4,000	72,200
Peter A. Edison	6,000	108,300
Walter Humann	4,000	72,200
Mark Levy	4,000	72,200
Chris Maguire	4,000	72,200
David Pittaway	4,000	72,200
Patricia Priest	4,000	72,200

W.C. Hammett, Jr.	47,500	857,375
Sterling R. Smith	30,000	541,500
J. Michael Plunkett	27,500	496,375
All executive officers as a group (9 persons)	395,000	7,129,750

(1)	Number of shares whose vesting would accelerate as a result of the merger multiplied by $18.05.

Supplemental Executive Retirement Plan
     Each of our executive officers is eligible to participate in our Select Executive Retirement Plan (“SERP”). Pursuant to the SERP, executive officers may elect to defer payment of their base salary and bonus. Non-employee directors are not eligible to participate in the SERP. Amounts deferred by executive officers are credited to a bookkeeping account together with any additional amounts that D&B may determine in its discretion to credit from time to time. An executive officer is fully vested at all times in his or her own deferrals and any earnings thereon and generally vests in any employer contributions (and any earnings thereon) following a five-year period of plan participation (with ratable vesting of 20% per year for plan participation of less than five years). However, upon consummation of the merger, each executive officer will become fully vested in the amounts credited to him or her under the SERP (whether or not then otherwise vested). The following table sets forth, for each named executive officer and all executive officers as a group, their vested balance in the SERP as of December 31, 2005, and the additional amount that D&B expects to vest upon consummation of the merger (determined without regard to any earnings after December 31, 2005 or any additional contributions that may be credited after December 31, 2005):

		Amount Expected
	Vested Balance	to Vest by
Name	At December 31, 2005	Reason of Merger
James W. Corley	$79,844	$0
David O. Corriveau	—	—
W.C. Hammett, Jr.	—	—
Sterling R. Smith	101,793	4,666
J. Michael Plunkett	48,373	3,487

All executive officers as a group (9 persons)	653,915	11,953
Indemnification and Insurance
     The merger agreement requires that, for periods both before and after the effective time of the merger, D&B (or any successor) shall indemnify, defend and hold harmless the present and former officers and directors of D&B and its subsidiaries against all losses, claims, damages, liabilities, fees and expenses incurred by reason of the fact that such person is or was an officer or director of D&B or any of its subsidiaries or for any claims arising from or pertaining to the transactions contemplated by the merger agreement. D&B agreed to pay the reasonable fees and expenses of no more than one counsel selected by the officers and directors of D&B, except in the case that two or more indemnified officers and directors have an actual conflict of interest in the outcome of the matter in the opinion of such counsel. If the merger is effected, D&B shall continue in effect for six years following the merger, for the benefit of the current D&B officers and directors, directors and officers’ liability insurance on no less favorable terms than the current policy. However, D&B shall not be required to expend more than 150% of actual current annual premiums for the policy. D&B also agreed to maintain the indemnification provisions currently provided for in D&B’s Restated Articles of Incorporation for no less than six years following the merger.
     In addition, D&B has entered into indemnity agreements with its executive officers and directors that generally provide for indemnification for such individuals to the fullest extent provided by law. Missouri law generally grants a corporation the power to adopt broad indemnification provisions with respect to its directors and officers, but it places certain restrictions on a corporation’s ability to indemnify its officers and directors against conduct that is finally adjudged to have been knowingly fraudulent or deliberately dishonest or to have involved willful misconduct.
     Article Eleven of D&B’s Restated Articles of Incorporation eliminates, to the fullest extent permissible under Missouri law, the liability of directors of D&B for monetary damages for breach of fiduciary duty as a director. D&B also maintains a directors’ and officers’ liability insurance policy insuring directors and officers of D&B for covered losses as defined in the policy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table and the notes thereto set forth information as of [___], 2006, relating to beneficial ownership (as defined in Rule 13d-3 of the Securities Exchange Act of 1934 (the “Exchange Act”)) of the common stock of D&B by (i) each person known by D&B to own beneficially more than 5% of the outstanding shares of the common stock of D&B, (ii) each director of D&B; (iii) each named executive officer set forth in the executive compensation table in D&B’s proxy statement for the 2005 annual meeting of stockholders, and (iv) all directors and executive officers of D&B as a group:
     Except as otherwise indicated, each stockholder identified in the table possesses sole voting and investment power with respect to the listed shares.

NAME OF BENEFICIAL OWNER:	NUMBER(1)	PERCENT
5% Stockholders:
Barclays Global Investors, NA(2)	1,604,558	11.23%
Cramer Rosenthal McGlynn, LLC(3)	816,500	5.71%
HBK Investments, LP(4)	1,314,400	9.20%
Rutabaga Capital Management(5)	789,780	5.53%
Directors And Executive Officers:
David O. Corriveau(6)	767,085	5.26%
James W. Corley(7)	917,717	6.25%
W.C. Hammett(8)	126,300	*
Sterling R. Smith(9)	119,167	*
J. Michael Plunkett(10)	103,509	*
Allen J. Bernstein(11)	4,000	*
Peter A. Edison(12)	166,824	1.17%
Walter J. Humann(13)	19,000	*
Mark A. Levy(14)	19,015	*
Christopher C. Maguire(15)	37,000	*
David B. Pittaway(16)	19,000	*
Patricia P. Priest(17)	19,000	*
All directors and officers as a group (16 persons)(18)	2,459,450	16.05%

*	Indicates less than 1%.

(1)	Pursuant to the rules of the SEC, shares of D&B’s common stock that a person has the right to acquire within 60 days (on or before , 2006) are deemed to be outstanding for the purposes of computing the percentage ownership of such person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Based upon a 13G filing with the SEC, dated February 14, 2005. The address of Barclays Global Investors, NA is 45 Fremont Street, San Francisco, California 94105. Includes 102,227 shares held in the name of Barclays Global Fund Advisors.

(3)	Based upon a 13G filing with the SEC, dated February 11, 2005. The address of Cramer Rosenthal McGlynn, LLC is 520 Madison Avenue, New York, New York 10022.

(4)	Based upon a 13D filing with the SEC, dated December 9, 2005. The address of HBK Investments, LP is 300 Crescent Court, Suite 700, Dallas, Texas 75201.

(5)	Based upon a 13G filing with the SEC, dated February 4, 2005. The address of Rutabaga Capital Management is 64 Broad Street, 3rd Floor, Boston, Massachusetts 02109. Includes 335,830 shares for which Rutabaga has sole voting power and 453,950 shares for which it shares voting power.

(6)	Includes 295,000 shares subject to options exercisable within 60 days and 100,000 shares of restricted stock for which Mr. Corriveau has sole voting power only. Mr. Corriveau shares voting and dispositive power with respect to 74,545 shares owned of record by a family limited partnership. Mr. Corriveau disclaims beneficial ownership with respect to such shares.

Substantially all of the shares owned directly by Mr. Corriveau have been pledged as collateral to secure various personal bank loans and margin trading in personal brokerage accounts.

(7)	Includes 380,000 shares subject to options exercisable within 60 days and 100,000 shares of restricted stock for which Mr. Corley has sole voting power only. Mr. Corley shares voting and dispositive power with respect to 99,559 shares owned of record by a family limited partnership. Mr. Corley disclaims beneficial ownership with respect to such shares.

(8)	Includes 75,000 shares subject to options exercisable within 60 days and 47,500 shares of restricted stock for which Mr. Hammett has sole voting power only and 800 shares owned by Mr. Hammett’s spouse.

(9)	Includes 84,167 shares subject to options exercisable within 60 days and 30,000 shares of restricted stock for which Mr. Smith has sole voting power only.

(10)	Includes 66,000 shares subject to options exercisable within 60 days and 27,500 shares of restricted stock for which Mr. Plunkett has sole voting power only.

(11)	Includes 4,000 shares of restricted stock for which Mr. Bernstein has sole voting power only.

(12)	Includes 6,000 shares of restricted stock for which Mr. Edison has sole voting power, 60 shares owned by Mr. Edison’s spouse and 160,764 shares held as trustee for the benefit of himself and others.

(13)	Includes 15,000 shares subject to options exercisable within 60 days and 4,000 shares of restricted stock for which Mr. Humann has sole voting power only.

(14)	Includes 7,500 shares subject to options exercisable within 60 days and 4,000 shares of restricted stock for which Mr. Levy has sole voting power only.

(15)	Includes 30,000 shares subject to options exercisable within 60 days and 4,000 shares of restricted stock for which Mr. Maguire has sole voting power only.

(16)	Includes 15,000 shares subject to options exercisable within 60 days and 4,000 shares of restricted stock for which Mr. Pittaway has sole voting power only.

(17)	Includes 15,000 shares subject to options exercisable within 60 days and 4,000 shares of restricted stock for which Ms. Priest has sole voting power only.

(18)	Includes a total of 1,033,500 shares subject to options exercisable within 60 days and 592,250 shares of restricted stock for which such directors and officers hold sole voting power only.

MARKET PRICE DATA AND DIVIDENDS ON COMMON STOCK
     D&B’s common stock is listed on the NYSE under the symbol “DAB.” The following table sets forth, for the periods indicated, the high and low closing sale prices per share. Share prices are as reported on the NYSE based on published financial sources.

	High	Low
Fiscal Year 2005
Fourth Quarter	$—	$—
Third Quarter	19.68	12.48
Second Quarter	19.51	17.00
First quarter	20.52	16.36
Fiscal Year 2004
Fourth quarter	20.31	17.70
Third quarter	19.19	15.16
Second quarter	18.86	16.10
First quarter	18.75	12.26
     On December 7, 2005, the last full day of trading before the public announcement of the execution of the merger agreement, the closing price of the shares on the NYSE was $15.28 per share. On ___, 2006, the most recent trading day prior to the date of this proxy statement, the closing price of the shares on the NYSE was $         per share. As of that date, there were ___holders of record of D&B’s common stock and ___shares issued and outstanding. You should obtain current market price quotations for the D&B common stock in connection with voting your shares.
     D&B has never declared a dividend on its shares of common stock. Under the merger agreement, D&B has agreed not to declare or pay any dividends on D&B common stock prior to the closing of the merger or the earlier termination of the merger agreement.
APPRAISAL RIGHTS
     If the merger is consummated, stockholders of D&B who have not approved the merger will have the right under applicable Missouri law to object to the merger and demand payment of the fair value of their shares, instead of merger consideration. These appraisal rights apply to stockholders who object to the merger in writing, do not vote for the merger, and properly demand payment of the fair value of their shares after the merger, in accordance with and subject to the procedures set forth in Section 351.455 of the Missouri General and Business Corporation Law. The preservation and exercise of dissenters’ rights requires strict adherence to the applicable provisions of Missouri law. This summary of the rights of dissenting stockholders under Missouri law is not a complete statement of the procedures to be followed by dissenting stockholders and is qualified in its entirety by reference to Section 351.455 of the Missouri GBCL which is attached hereto as Appendix C. Stockholders who intend to exercise their dissenters’ rights are urged to carefully review the provisions set forth in Section 351.455 and to consult with legal counsel in order to comply with the required procedures.
     If you elect to exercise your right to appraisal of your shares, you must satisfy the following conditions:
     1. You must file a written objection with D&B prior to or at the special meeting of stockholders objecting to the plan of merger, you must not vote for the merger, and within 20 days after the effective date of the merger, you must make written demand on D&B for payment of full value of your shares as of the day before the special meeting.
     2. If, within 30 days after the effective date of the merger, you reach an agreement with D&B as to the value of your shares, D&B will pay you such amount within 90 days after the effective date of the merger. If you receive any such payment, you will surrender your shares and will cease to have any interest in such shares.
     3. If you and the surviving corporation do not reach such an agreement, then you may file a petition in a Missouri court within 60 days after the end of the above-referenced 30 day period asking for a finding and determination of the fair value of such shares, plus interest. If you receive such a judgment, you must surrender your shares and will cease to have any interest in such shares.
     If you fail to satisfy any of the above conditions within the time periods set out in Section 351.455 of the Missouri GBCL, you will be conclusively presumed to have consented to the merger and you will be bound by its terms. The written demand for appraisal should specify your name and mailing address, the number of shares you own and that you are demanding appraisal of your shares. A proxy or vote against the merger agreement and the merger will not by itself constitute a demand. If you do not make a demand within 20 days of the merger, you will be conclusively presumed to have consented to the merger.
     We do not intend to object, assuming the proper procedures are followed, to any stockholder’s demand for payment of the fair value of his, her or its shares. We intend, however, to argue in any discussions or negotiations with dissenting stockholders or in any court proceeding that, for such purposes, the fair value of each share is less than or equal to the merger consideration.
     You should be aware that opinions of investment banking firms (including Piper Jaffray) as to the fairness from a financial point of view are not necessarily opinions as to “fair value” under Missouri law.
     If you elect to exercise appraisal rights, you should mail or deliver your written demand to: Dave & Buster’s, Inc., 2481 Manana Drive, Dallas, Texas 75220, Attention: Secretary.
     If you fail to comply fully with the statutory procedure set forth in Section 351.455, you will forfeit your rights of appraisal and will be entitled to receive the $18.05 per share merger consideration for your shares. Consequently, any stockholder wishing to exercise appraisal rights should contact legal counsel before attempting to exercise these rights.
MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS
     In accordance with Rule 14a-3(e)(1) under the Exchange Act, one proxy statement will be delivered to two or more stockholders who share an address, unless D&B has received contrary instructions from one or more of the stockholders. D&B will deliver promptly upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement, and requests that in the future separate proxy statements be sent to stockholders who share an address, should be directed to Dave & Buster’s, Inc., 2481 Manana Drive, Dallas, Texas 75220, telephone: (214) 357-9588. In addition, stockholders who share a single address but receive multiple copies of the proxy statement may request that in the future they receive a single copy by contacting D&B at the address and phone number set forth in the prior sentence.
SUBMISSION OF STOCKHOLDER PROPOSALS
     If the merger is not completed, you will continue to be entitled to attend and participate in our stockholder meetings and we will hold a 2006 annual meeting of stockholders, in which case stockholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for our 2006 annual meeting of stockholders. We must have received any proposals of stockholders intended to be presented at our annual meeting of stockholders in 2006 on or before [___, 2006] in order for the proposals to be eligible for inclusion in our proxy statement and proxy for that meeting. Any other stockholder proposals to be considered for presentation at our annual meeting of stockholders in 2006, although not included in our proxy statement and proxy for that meeting, also must have been received on or before [___, 2006] and be submitted in accordance with the requirements set forth in our bylaws.
     Stockholder proposals should be sent to Dave & Buster’s, Inc., 2481 Manana Drive, Dallas, Texas 75220. We urge that any stockholder proposals be sent certified mail, return-receipt requested.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
     D&B files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at the following location of the SEC:
Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549
     Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Our SEC filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.
     Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of reports, proxy statements or other information concerning us, without charge, by written or telephonic request directed to us at Dave & Buster’s, Inc., 2481 Manana Drive, Dallas, Texas 75220, Attention: Investor Relations. If you would like to request documents, please do so by [•], in order to receive them before the special meeting.
     The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the special meeting:

D&B Filings:	Periods:
Annual Report on Form 10-K	Year ended January 30, 2005

Quarterly Reports on Form 10-Q	Quarters ended May 1, 2005, July 31, 2005 and October 31, 2005

Current Reports on Form 8-K	Filed December 9, 2005, September 8, 2005, August 25, 2005, August 5, 2005, August 4, 2005, June 7, 2005, April 14, 2005, April 1, 2005, March 7, 2005 (three filings), and February 11, 2005
     No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, the information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated [___, 2006]. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

Appendix A

AGREEMENT AND PLAN OF MERGER
BY AND AMONG
DAVE & BUSTER’S, INC.,
WS MIDWAY ACQUISITION SUB, INC.
AND
WS MIDWAY HOLDINGS, INC.
DATED AS OF DECEMBER 8, 2005

A-i

A-ii

A-iii

INDEX OF DEFINED TERMS

Page

Acquisition Proposal	A-40
affiliate	A-7
Affiliate Transaction	A-34
Agreement	A-1
Approvals	A-49
Board of Directors	A-1
Certificates	A-5
Closing	A-9
Closing Date	A-9
Code	A-8
Commitment Letters	A-11
Company	A-1
Company 2004 Form 10-K	A-18
Company Common Stock	A-3
Company Disclosure Schedule	A-12
Company Material Contracts	A-31
Company Preferred Stock	A-15
Company Shareholder Approval	A-32
Company Shareholders’ Meeting	A-12
Construction Projects	A-28
control	A-7
Copyrights	A-30
Credit Agreement	A-26
Debt Financing	A-11
Dissenting Shares	A-4
Draft 10-Q	A-18
Effective Time	A-2
Employee Plans	A-19
Equity Financing	A-11
ERISA	A-19
ERISA Affiliate	A-19
Exchange Act	A-10
Exchange Agent	A-5
Exchange Fund	A-5
Fee	A-52
Fee Account	A-52
Financing	A-11
Financing Sources	A-42
Governmental Entity	A-12
Holdings	A-1
Holdings Schedule	A-9

A-iv

HSR Act	A-11
Indemnified Parties	A-44
Indenture	A-46
Insurance Policies	A-32
Intellectual Property Rights	A-30
Joint Venture	A-14
Leased Real Property	A-25
Liens	A-9
Material Adverse Effect	A-13
Merger	A-1
Merger Consideration	A-3
Merger Sub	A-1
Merger Sub Common Stock	A-3
Merger Sub Representatives	A-43
Missouri BCL	A-1
New Warrant	A-4
Notes	A-15
Option Plans	A-8
Options	A-8
Owned Real Property	A-25
Patents	A-30
Permits	A-22
Permitted Liens	A-26
Proxy Statement	A-12
Real Property	A-26
Real Property Leases	A-26
Redemption	A-46
Regulatory Laws	A-11
Required Approvals	A-43
Restricted Stock	A-15
Sarbanes-Oxley	A-18
SEC Reports	A-17
Securities Act	A-10
Significant Subsidiary	A-40
Software	A-30
Structures	A-26
Subsidiary	A-13
Sugarloaf	A-14
Sugarloaf Interest	A-14
Superior Proposal	A-40
Surviving Corporation	A-2
Takeover Statute	A-32
Tango	A-14
Termination Date	A-50
Trademarks	A-30
Transaction Expenses	A-52

A-v

Voting Agreement	A-1
Voting Group	A-1
WARN Act	A-33
Warrant Consideration	A-4
Warrants	A-4
Wellspring	A-11

A-vi

AGREEMENT AND PLAN OF MERGER
          AGREEMENT AND PLAN OF MERGER, dated as of December 8, 2005 (the “Agreement”), by and among DAVE & BUSTER’S, INC., a Missouri corporation (the “Company”), WS MIDWAY ACQUISITION SUB, INC., a Missouri corporation (“Merger Sub”), and WS MIDWAY HOLDINGS, INC., a Delaware corporation (“Holdings”).
W I T N E S S E T H:
          WHEREAS, the Board of Directors of the Company (the “Board of Directors”) and the board of directors of Merger Sub have each determined that it is in the best interests of their respective shareholders for Merger Sub to merge with and into the Company (the “Merger”) in accordance with the General and Business Corporation Law of the State of Missouri (the “Missouri BCL”) and upon the terms and subject to the conditions set forth herein;
          WHEREAS, the Board of Directors and the board of directors of Merger Sub have approved the Merger;
          WHEREAS, Merger Sub is a wholly-owned subsidiary of Holdings;
          WHEREAS, as a condition for Holdings and Merger Sub to enter into this Agreement, those shareholders of the Company listed on the signature pages to the Voting Agreement (as defined below) (the “Voting Group”) have entered into the Voting Agreement, dated as of the date hereof, with Holdings and the other parties thereto (the “Voting Agreement”), which agreement provides, among other things, that, subject to the terms and conditions thereof, each member of the Group will vote its shares of Company Common Stock (as defined below) in favor of the Merger and the approval and adoption of this Agreement;
          WHEREAS, Merger Sub, Holdings and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and
          WHEREAS, terms used but not defined herein shall have the meanings set forth in Section 8.4, unless otherwise noted.
          NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE I
THE MERGER
          SECTION 1.1. The Merger. At the Effective Time and subject to and upon the terms and conditions of this Agreement and the Missouri BCL, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger hereinafter sometimes is referred to as the “Surviving Corporation.”
          SECTION 1.2. Effective Time. As promptly as practicable, and in any event within one business day after the satisfaction or waiver of the conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated by filing Articles of Merger with the Secretary of State of the State of Missouri, in such form as required by, and executed in accordance with the relevant provisions of, the Missouri BCL (the time of such filing being the “Effective Time”).
          SECTION 1.3. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the Missouri BCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.
          SECTION 1.4. Subsequent Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Merger Sub, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.
          SECTION 1.5. Articles of Incorporation; By-Laws; Directors and Officers.
          (a) At the Effective Time the Articles of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and the Missouri BCL, except that such Articles of Incorporation shall be amended to provide that the name of the Surviving Corporation shall be “Dave & Buster’s, Inc”.

          (b) The By-Laws of Merger Sub, as in effect immediately before the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter altered, amended or repealed as provided therein or in the Articles of Incorporation of the Surviving Corporation and the Missouri BCL, except that such By-Laws shall be amended to change the name of the Surviving Corporation to “Dave & Buster’s, Inc.”.
          (c) The directors of Merger Sub immediately before the Effective Time will be the initial directors of the Surviving Corporation, and the officers of the Company immediately before the Effective Time will be the initial officers of the Surviving Corporation, in each case until their successors are duly elected or appointed and qualified in the manner provided in the Surviving Corporation’s Articles of Incorporation and By-Laws, or as otherwise provided by applicable law.
          SECTION 1.6. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holder of any shares of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”), or any shares of common stock, par value $0.01 per share, of Merger Sub (the “Merger Sub Common Stock”):
     (a) (i) Company Common Stock. Each share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with Section 1.6(c) and Dissenting Shares) shall be converted into, and become exchangeable for, the right to receive from the Surviving Corporation an amount in cash equal to $18.05 per share of Company Common Stock, without interest (the “Merger Consideration”). As of the Effective Time, all shares of Company Common Stock upon which the Merger Consideration is payable pursuant to this Section 1.6(a)(i) shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.
          (ii) Warrants. Each warrant to purchase Company Common Stock (“Warrants”) that is issued and outstanding immediately prior to the Effective Time shall be converted into, and become exchangeable for, the right to receive from the Surviving Corporation a warrant (a “New Warrant”) entitling the holder thereof to receive, upon exercise thereof and payment of the exercise price, an amount (the “Warrant Consideration”) in cash equal to the product of (A) the Merger Consideration and (B) the number of shares of Company Common Stock into which such Warrant was exercisable immediately prior to the Effective Time, without interest. As of the Effective Time, all Warrants converted into New Warrants pursuant to this Section 1.6(a)(ii) shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing a Warrant shall cease to have any rights with respect thereto, except the right to receive a New Warrant.

          (b) Merger Sub Common Stock. Each share of Merger Sub Common Stock that is issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, $0.01 par value per share, of the Surviving Corporation, and the Surviving Corporation shall be a wholly-owned subsidiary of Holdings.
          (c) Cancellation of Treasury Stock and Holdings and Merger Sub-Owned Company Common Stock. All shares of Company Common Stock that are owned by the Company or any direct or indirect Subsidiary of the Company and any shares of Company Common Stock owned by Holdings, Merger Sub or any subsidiary of Holdings or Merger Sub or held in the treasury of the Company shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and retired and shall cease to exist, and no cash, Company Common Stock or other consideration shall be delivered or deliverable in exchange therefor.
          (d) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by a holder who has validly demanded payment of the fair value for such holder’s shares as determined in accordance with Section 351.455 of the Missouri BCL (“Dissenting Shares”) shall not be converted into or be exchangeable for the right to receive the Merger Consideration (but instead shall be converted into the right to receive payment from the Surviving Corporation with respect to such Dissenting Shares in accordance with the Missouri BCL), unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost such holder’s right under the Missouri BCL. If any such holder of Company Common Stock shall have failed to perfect or shall have effectively withdrawn or lost such right, each share of such holder shall be treated, at the Company’s sole discretion, as a share of Company Common Stock that had been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with Section 1.6(a)(i). Any payments made in respect of Dissenting Shares shall be made by the Surviving Corporation. The Company shall give prompt notice to Holdings and Merger Sub of any demands received by the Company for appraisal of shares of Company Common Stock and of attempted withdrawals of such notice and any other instruments provided pursuant to applicable law, and Holdings and Merger Sub shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Holdings and Merger Sub, make any payment with respect to, or settle or offer to settle, any such demands or approve any withdrawal of any such demands.

          SECTION 1.7. Exchange of Certificates and Warrants.
          (a) Exchange Agent. From time to time after the Effective Time, the Surviving Corporation shall, when and as required, deposit with a bank or trust company designated by Holdings (the “Exchange Agent”), for the benefit of the holders of shares of Company Common Stock and Warrants, for exchange in accordance with this Article I through the Exchange Agent, an amount equal to the aggregate Merger Consideration and the aggregate Warrant Consideration (such consideration being hereinafter referred to as the “Exchange Fund”). The Exchange Agent shall, pursuant to irrevocable instructions of the Surviving Corporation, make payments of the Merger Consideration and the Warrant Consideration out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose.
          (b) Exchange Procedure for Certificates. As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the “Certificates”) whose shares of Company Common Stock were converted into the right to receive the Merger Consideration pursuant to Section 1.6(a)(i): (x) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other customary provisions as the Surviving Corporation may reasonably specify); and (y) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by the Surviving Corporation, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration into which the shares of Company Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 1.6(a)(i), and the Certificate so surrendered shall forthwith be cancelled. The Exchange Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. In the event of a transfer of ownership of such Company Common Stock which is not registered in the transfer records of the Company, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such Tax has been paid or is not applicable. Until surrendered as contemplated by this Section 1.7(b), each Certificate (other than a Certificate representing shares of Company Common Stock cancelled in accordance with Section 1.6(c) and other than Dissenting Shares) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, without interest, into which the shares of Company Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 1.6(a)(i). No interest will be paid or will accrue on the consideration payable upon the surrender of any Certificate.

          (c) Exchange Procedure for Warrants. As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of a Warrant whose Warrant is converted into the right to receive a New Warrant pursuant to Section 1.6(a)(ii): (x) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Warrants shall pass, only upon delivery of the Warrants to the Exchange Agent and shall be in such form and have such other customary provisions as the Surviving Corporation may reasonably specify); and (y) instructions for use in effecting the surrender of the Warrants in exchange for the New Warrants. Upon surrender of a Warrant for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by the Surviving Corporation, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Warrant shall be entitled to receive in exchange therefor the New Warrant into which such Warrant shall have been converted pursuant to Section 1.6(a)(ii), and the Warrant so surrendered shall forthwith be cancelled. The Exchange Agent shall accept such Warrants upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. In the event of a transfer of ownership of such Warrant which is not registered in the transfer records of the Company, issuance of a New Warrant may be made to a Person other than the Person in whose name the Warrant so surrendered is registered, if such Warrant shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such New Warrant shall pay any transfer or other Taxes required by reason of the issuance of a New Warrant to a Person other than the registered holder of such Warrant or establish to the satisfaction of the Surviving Corporation that such Tax has been paid or is not applicable. Until surrendered as contemplated by this Section 1.7(c), each Warrant shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the New Warrant into which the Warrant shall have been converted pursuant to Section 1.6(a)(ii).
          (d) No Further Ownership Rights in Company Common Stock or Warrants. All consideration paid upon the surrender of Certificates in accordance with the terms of this Article I shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificates, subject, however, to any obligation of the Surviving Corporation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been authorized or made with respect to shares of Company Common Stock which remain unpaid or unsatisfied at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, the Certificates or Warrants are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Article I, except as otherwise provided by applicable law.

          (e) Termination of the Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to the Surviving Corporation and any holders of the Certificates who have not theretofore complied with this Article I shall thereafter look only to the Surviving Corporation and only as general creditors thereof for payment of their claim for the Merger Consideration and, if applicable, any unpaid dividends or other distributions which such holder may be due on Company Common Stock, under applicable law.
          (f) No Liability. None of the Company, Merger Sub, Holdings, the Surviving Corporation or the Exchange Agent, or any employee, officer, director, shareholders, agent or affiliate thereof, shall be liable to any Person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.
          (i) For purposes of this Agreement, “affiliate” of a Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person.
          (ii) For purposes of this Agreement, “control” (including the terms “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of stock, as trustee or executor, by contract, credit arrangement or otherwise.
          (g) Investment of the Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by the Surviving Corporation, on a daily basis. Any interest and other income resulting from such investments shall be paid to the Surviving Corporation. To the extent that there are losses with respect to such investments, or the Exchange Fund diminishes for other reasons below the level required to make prompt payments of the Merger Consideration as contemplated hereby, the Surviving Corporation shall promptly replace or restore the portion of the Exchange Fund lost through investments or other events so as to ensure that the Exchange Fund is, at all times, maintained at a level sufficient to make such payments.
          (h) Withholding Rights. The Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as the Surviving Corporation is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or any provision of state, local or foreign tax law. To the extent that amounts are so deducted and withheld by the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation.
          (i) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may require as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable in respect thereof pursuant to this Agreement.
          SECTION 1.8. Stock Plans.
          (a) Not later than the Effective Time, the Company shall take all actions necessary to provide that, at the Effective Time, each then outstanding option to purchase shares of Company Common Stock (the “Options”) granted under any of the Company’s stock option plans listed in Section 3.3 of the Company Disclosure Schedule, each as amended (collectively, the “Option Plans”) or granted otherwise, whether or not then exercisable or vested, shall be cancelled in exchange for the right to receive from Merger Sub or the Surviving Corporation an amount in cash in respect thereof equal to the product of (i) the excess, if any, of the Merger Consideration over the exercise price thereof and (ii) the number of shares of Company Common Stock subject thereto (such payment to be net of applicable withholding Taxes).
          (b) Except as provided herein or as otherwise agreed to by the parties and to the extent permitted by the Option Plans, (i) the Company shall cause the Option Plans to terminate as of the Effective Time and cause the provisions in any other plan, program or arrangement providing for the issuance or grant by the Company of any interest in respect of the capital stock of the Company or any of its Subsidiaries to terminate and have no further force or effect as of the Effective Time and (ii) the Company shall ensure that following the Effective Time no holder of Options or any participant in the Option Plans or anyone other than Holdings shall hold or have any right to acquire any equity securities of the Company, the Surviving Corporation or any Subsidiary thereof.
          SECTION 1.9. Time and Place of Closing. Unless otherwise mutually agreed upon in writing by Holdings and the Company, the closing of the Merger (the “Closing”) will be held at 10:00 a.m., New York City time, on the first business day following the date that all of the conditions precedent specified in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions)

have been satisfied or waived by the party or parties permitted to do so (such date being referred to hereinafter as the “Closing Date”). The place of Closing shall be at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York, 10036-6522, or at such other place as may be agreed between Holdings and the Company.
ARTICLE II
REPRESENTATIONS AND WARRANTIES
OF MERGER SUB AND HOLDINGS
          Except as set forth in the Disclosure Schedule delivered by Holdings and Merger Sub to the Company at or prior to the execution and delivery of this Agreement, after giving effect to Section 8.15 (the “Holdings Schedule”), each of Merger Sub and Holdings hereby represents and warrants to the Company as follows:
          SECTION 2.1. Organization. Each of Merger Sub and Holdings is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted.
          SECTION 2.2. Capitalization. The authorized capital stock of Merger Sub consists of 1,000 shares of Merger Sub Common Stock. As of the date hereof, 100 of such shares are issued and outstanding, duly authorized, validly issued, fully paid and nonassessable and owned beneficially and of record by Holdings free and clear of any liens, security interests, pledges, agreements, claims, charges or encumbrances of any nature whatsoever (“Liens”). There are no options, warrants or other rights, agreements, arrangements or commitments of any character obligating Merger Sub to issue or sell any shares of capital stock of or other equity interests in Merger Sub.
          SECTION 2.3. Authority. Each of Merger Sub and Holdings has the necessary corporate power and authority to enter into this Agreement and carry out their respective obligations hereunder. The execution and delivery of this Agreement by each of Merger Sub and Holdings and the consummation by each of Merger Sub and Holdings of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of Merger Sub and Holdings and no other corporate proceeding is necessary for the execution and delivery of this Agreement by either Merger Sub or Holdings, the performance by each of Merger Sub and Holdings of their respective obligations hereunder and the consummation by each of Merger Sub and Holdings of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Merger Sub and Holdings and constitutes a legal, valid and binding obligation of each of Merger Sub and Holdings, enforceable against each of Merger Sub and Holdings in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          SECTION 2.4. No Conflict; Required Filings and Consents.
          (a) The execution and delivery of this Agreement by each of Merger Sub and Holdings does not, and the performance of this Agreement by each of Merger Sub and Holdings and the consummation of the transactions contemplated hereby will not, (i) subject to the requirements, filings, consents and approvals referred to in Section 2.4(b), conflict with or violate any law, regulation, court order, judgment or decree applicable to Merger Sub or Holdings or by which their respective property is bound or subject, (ii) violate or conflict with the Articles of Incorporation or By-Laws of Merger Sub or the Certificate of Incorporation or By-Laws of Holdings or (iii) subject to the requirements, filings, consents and approvals referred to in Section 2.4(b), result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of, or result in the creation of a Lien on any of the property or assets of Merger Sub or Holdings pursuant to, any contract, agreement, indenture, lease or other instrument of any kind, permit, license or franchise to which Merger Sub or Holdings is a party or by which either Merger Sub or Holdings or any of their respective property is bound or subject except, in the case of clause (iii), for such breaches, defaults, rights, or Liens which would not materially impair the ability of Holdings or Merger Sub to consummate the transactions contemplated hereby.
          (b) Except for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Securities Act of 1933, as amended (the “Securities Act”), the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the filing and recordation of appropriate Articles of Merger as required by the Missouri BCL, and except as set forth in Section 2.4(b) of the Holdings Schedule, neither Holdings nor Merger Sub is required to submit any notice, report or other filing with any Governmental Entity in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, except for such of the foregoing, including under Regulatory Laws, as are required by reason of the legal or regulatory status or the activities of the Company or its Subsidiaries or by reason of facts specifically pertaining to any of them. No waiver, consent, approval or authorization of any Governmental Entity is required to be obtained or made by Holdings or Merger Sub in connection with their execution, delivery or performance of this Agreement, except for such of the foregoing as are required by reason of the legal or regulatory status or the activities of the Company or its Subsidiaries or by reason of facts specifically pertaining to any of them. For purposes of this Agreement, “Regulatory Laws” means any Federal, state, county, municipal, local or foreign statute, ordinance, rule, regulation, permit, consent, waiver, notice, approval, registration, finding of suitability, license, judgment, order, decree, injunction or other authorization applicable to, governing or relating to the legal or regulatory status or the activities of the Company or its Subsidiaries, including, without limitation, with respect to alcoholic beverage control, amusement, health and safety and fire safety.

          SECTION 2.5. Financing Arrangements. Merger Sub has delivered to the Company financing letters with respect to debt financing (the “Debt Financing”) of $275 million and an equity commitment letter from Wellspring Capital Management LLC (“Wellspring”) addressed to the Company with respect to equity financing of $108 million (the “Equity Financing” and, together with the Debt Financing, the “Financing”) in an aggregate amount sufficient (a) to pay (or provide the funds for the Surviving Corporation to pay) the aggregate Merger Consideration and aggregate Warrant Consideration, (b) to pay (or provide the funds for the Surviving Corporation to pay) all amounts contemplated by Section 1.8 when due, (c) to refinance any indebtedness or other obligation of the Company which may become due as a result of this Agreement or any of the transactions contemplated hereby, and (d) to pay all related fees and expenses, arising solely out of the Merger when due. As of the date of this Agreement, the Debt Financing (as set forth in the financing letters) consists of (i) $100 million in term loans provided by banks and (ii) $175 million of senior unsecured debt securities. The foregoing financing letters, as in effect on the date of this Agreement and without giving effect to any amendments or supplements thereto after the date hereof, are hereinafter referred to as the “Commitment Letters.”
          SECTION 2.6. No Prior Activities. Except for obligations or liabilities incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby (including the Financing), neither Holdings nor Merger Sub has incurred any obligations or liabilities, other than in connection with their formation, and has not engaged in any business or activities of any type or kind whatsoever.
          SECTION 2.7. Brokers. Except for the Persons set forth on Section 2.7 of the Holdings Schedule, and the parties providing the Financing, and except for arrangements post-Closing, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Merger Sub or Holdings.
          SECTION 2.8. Information Supplied. None of the information to be supplied in writing by Merger Sub or Holdings specifically for inclusion in the proxy statement contemplated by Section 5.1 (together with any amendments and supplements thereto, the “Proxy Statement”) will, on the date it is filed and on the date it is first published, sent or given to the holders of Company Common Stock and at the time of the meeting of the Company’s shareholders to consider the Merger Agreement (the “Company Shareholders’ Meeting”), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If, at any time prior to the Company Shareholders’ Meeting, any event with respect to either Merger Sub or Holdings, or with respect to information supplied in writing by either Merger Sub or Holdings specifically for inclusion in the Proxy Statement, shall occur which is required to be described in an amendment of, or supplement to, such Proxy Statement, such event shall be so described by either Merger Sub or Holdings, as applicable, and provided to the Company. All documents that Merger Sub or Holdings is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form, in all material respects, with the provisions of the Exchange Act and the rules and regulations thereunder, and each such document required to be filed with any federal, state, provincial, local and foreign government, governmental, quasi-governmental, supranational, regulatory or administrative authority, agency, commission or any court, tribunal, or judicial or arbitral body (each, a “Governmental Entity”) will comply in all material respects with the provisions of applicable law as to the information required to be contained therein. Notwithstanding the foregoing, neither Merger Sub nor Holdings makes any representation or warranty with respect to the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Proxy Statement.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
          Except as set forth in the Disclosure Schedule delivered by the Company to Holdings and Merger Sub at or prior to the execution and delivery of this Agreement, after giving effect to Section 8.15 (the “Company Disclosure Schedule”), the Company hereby represents and warrants on behalf of itself and its Subsidiaries to Merger Sub and Holdings as follows:
          SECTION 3.1. Organization and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority necessary to own, possess, license, operate or lease the properties that it purports to own, possess, license, operate or lease and to carry on its business as it is now being conducted. Each of the Company and its Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where its business or the character of its properties owned, possessed, licensed, operated or leased, or the nature of its activities, makes such qualification necessary, except for such failure which, when taken together with all other such failures, would not reasonably be expected to result in a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” means any effect, change, fact, event, occurrence, development or circumstance that, individually or together with any other effect, change, fact, event, occurrence, development or circumstance, (A) is or could reasonably be expected to result in a material adverse effect on or change in the condition (financial or otherwise), properties, business, prospects, operations, results of operations, assets or liabilities of the Company and all of its Subsidiaries, taken as a whole, or (B) could reasonably be expected to prohibit, restrict or materially impede or curtail the consummation of the transactions contemplated by this Agreement, including the Merger; provided, however, that to the extent any effect, change, fact, event, occurrence, development or circumstance is caused by or results from any of the following, it shall not be taken into account in determining whether there has been a “Material Adverse Effect”: (i) changes in U.S. economic conditions, or (ii) general changes or developments in the restaurant industry in which the Company and its Subsidiaries operate unless, in the case of the foregoing clauses (i) and (ii), such changes or developments referred to therein would reasonably be expected to have a materially disproportionate impact on the condition (financial or otherwise), properties, business, operations, results of operations, prospects, assets or liabilities of the Company and its Subsidiaries taken as a whole relative to other industry participants. The Company has delivered to Holdings and Merger Sub complete and correct copies of its Restated Articles of Incorporation and Amended and Restated By-Laws and comparable charter and organizational documents for each of its Subsidiaries.
          SECTION 3.2. Subsidiaries and Joint Ventures.
          (a) Each Subsidiary of the Company is identified on Section 3.2(a) of the Company Disclosure Schedule. All the outstanding equity interests of each Subsidiary of the Company are owned by the Company, by another wholly-owned Subsidiary of the Company or by the Company and another wholly-owned Subsidiary of the Company, free and clear of all Liens, except as set forth on Section 3.2(a) of the Company Disclosure Schedule. All of the capital stock or other equity interests of each Subsidiary of the Company has been duly authorized and is validly issued, fully paid and nonassessable and free and clear from any Liens and preemptive or other similar rights. There are no proxies or voting agreements with respect to any shares of capital stock of any such Subsidiary. There are no options, puts, calls, warrants or other rights, agreements, arrangements, restrictions or commitments of any character obligating the Company or any of its Subsidiaries to issue, sell, redeem, repurchase or exchange any shares of capital stock of or other equity interests in any of the Company’s Subsidiaries or any securities convertible into or exchangeable for any capital stock or other equity interests, or any debt securities of any of the Company’s Subsidiaries or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in the Company or any of its Subsidiaries or any other Person. The Company does not directly or indirectly own a greater than 1.0% equity interest in any Person that is not a Subsidiary of the Company, other than Tango of Sugarloaf, Inc., a Delaware corporation (“Tango”), organized solely for the purpose of purchasing a 50.1% general partner interest (the “Sugarloaf Interest”) in Sugarloaf Gwinnett Entertainment Company, L.P., a Delaware limited partnership (“Sugarloaf”). Except as set forth in Section 3.2(a) of the Company Disclosure Schedule, Tango has no assets or liabilities other than the Sugarloaf Interest and has no debts, obligations or liabilities, under the limited partnership agreement of Sugarloaf or otherwise, to fund any capital calls or make any other investments in, or loans or other payments to or on behalf of, Sugarloaf. For purposes of this Agreement, “Subsidiary” means, with respect to any Person, (a) any corporation with respect to which such Person, directly or indirectly, through one or more Subsidiaries, (i) owns more than 50% of the outstanding shares of capital stock having generally the right to vote in the election of directors or (ii) has the power, under ordinary circumstances, to elect, or to direct the election of, a majority of the board of directors of such corporation, (b) any partnership, other than Sugarloaf, with respect to which (i) such Person or a Subsidiary of such Person is a general partner, (ii) such Person and its Subsidiaries together own more than 50% of the interests therein or (iii) such Person and its Subsidiaries have the right to appoint or elect or direct the appointment or election of a majority of the directors or other Person or body responsible for the governance or management thereof, (c) any limited liability company with respect to which (i) such Person or a Subsidiary of such Person is the manager or managing member, (ii) such Person and its Subsidiaries together own more than 50% of the interests therein or (iii) such Person and its Subsidiaries have the right to appoint or elect or direct the appointment or election of a majority of the directors or other Person or body responsible for the governance or management thereof or (d) any other entity in which such Person has, and/or one or more of its Subsidiaries have, directly or indirectly, (i) at least a 50% ownership interest or (ii) the power to appoint or elect or direct the appointment or election of a majority of the directors or other Person or body responsible for the governance or management thereof.
(b) Neither the Company nor any Subsidiary of the Company is a party to or member of, or otherwise holds, any Joint Venture. With respect to the joint ventures of the Company and the Subsidiaries of the Company that are not Joint Ventures (i) except as set forth on Section 3.2(b) of the Company Disclosure Schedule, neither the Company nor any Subsidiary of the Company is liable for any material obligations or material liabilities of any such joint ventures, (ii) except as set forth on Section 3.2(b) of the Company Disclosure Schedule, neither the Company nor any Subsidiary of the Company is obligated to make any loans or capital contributions to, or to undertake any guarantees or obligations with respect to, such joint ventures, (iii) none of such joint ventures own or hold any assets that are material to the continued conduct of the business of the Company and the Subsidiaries of the Company, taken as a whole, substantially as it is presently conducted, (iv) except as set forth on Section 3.2(b) of the Company Disclosure Schedule, neither the Company nor any Subsidiary of the Company is subject to any material limitation on its right to compete or any material limitation on its right to otherwise conduct business by reason of any agreement relating to such joint venture and (v) to the knowledge of the Company, each joint venture is in material compliance with all applicable laws. As used herein, “Joint Venture” shall mean those direct or indirect joint ventures of the Company or any Subsidiary of the Company (i) that are not otherwise a direct or indirect Subsidiary of the Company and (ii) in which the Company or any Subsidiary of the Company as of the date of this Agreement have invested, or made commitments to invest, $10 million or more, but “Joint Venture” and “joint venture” shall not include any entities whose securities are held solely for passive investment purposes by the Company or any Subsidiary of the Company. Section 3.2(b) of the Company Disclosure Schedule contains, as of the date of this Agreement, a correct and complete list of each joint venture of the Company or any Subsidiary of the Company that is not a Joint Venture.
          SECTION 3.3. Capitalization. The authorized capital stock of the Company consists of (i) 50,000,000 shares of Company Common Stock and (ii) 10,000,000 shares of preferred stock, par value $0.01 per share (“Company Preferred Stock”). As of the date of this Agreement: (A) 13,700,250 shares of Company Common Stock were issued and outstanding, all of which shares are duly authorized, validly issued, fully paid, and nonassessable and free and clear from any preemptive or other similar rights; (B) no shares of Company Preferred Stock were issued or outstanding; (C) 2,257,916 shares of Company Common Stock were reserved for issuance upon exercise of outstanding Options under the Option Plans at a weighted average exercise price of $13.3728 per share; (D) 574,691 shares of Company Common Stock were reserved for issuance upon exercise of outstanding Warrants; (E) 2,321,981 shares of Company Common Stock were reserved for issuance upon conversion of outstanding 5.0% Convertible Subordinated Notes Due 2008 (the “Notes”); (F) 592,250 restricted shares of Company Common Stock (“Restricted Stock”) were issued and outstanding under the Option Plans; and (G) all

Options and Restricted Stock were granted under the Option Plans and not under any other plan, program or agreement (other than any individual award agreements made pursuant to the Option Plans and forms of which have been made available to Holdings). The shares of Company Common Stock issuable pursuant to the Option Plans, upon exercise of the Warrants and upon conversion of the Notes have been duly reserved for issuance by the Company, and upon any issuance of such shares in accordance with the terms of the Option Plans, Warrants or Notes, as the case may be, such shares will be duly authorized, validly issued, fully paid and nonassessable and free and clear from any preemptive or other similar rights. All outstanding shares of Company Common Stock are, and all shares which may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable and free and clear from any preemptive or other similar rights. Except as disclosed in Section 3.3 of the Company Disclosure Schedule, there are (i) no other options, puts, calls, warrants or other rights, agreements, arrangements, restrictions, or commitments of any character obligating the Company or any of its Subsidiaries to issue, sell, redeem, repurchase or exchange any shares of capital stock of or other equity interests in the Company or any securities convertible into or exchangeable for any capital stock or other equity interests, or any debt securities of the Company and (ii) no bonds, debentures, notes or other indebtedness having the right to vote on any matters on which shareholders of the Company may vote (whether or not dependent on conversion or other trigger event). Except as disclosed in this Section 3.3 or in Section 3.3 of the Company Disclosure Schedule, there are no existing registration covenants with respect to Company Common Stock or any other securities of the Company and its Subsidiaries. The Company has provided to Holdings and Merger Sub a correct and complete list of each Option, including the holder, date of grant, exercise price and number of shares of Company Common Stock subject thereto. To the knowledge of the Company, after due inquiry, no shareholder is a party to or holds shares of Company Common Stock bound by or subject to any voting agreement, voting trust, proxy or similar arrangement, except for the Voting Agreement.
          SECTION 3.4. Authority.
          The Company has the necessary corporate power and authority to enter into this Agreement and, subject to obtaining any necessary shareholder approval of the Merger, to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been (i) duly authorized and adopted by the unanimous vote of the Board of Directors, (ii) determined to be fair to, advisable and in the best interests of the shareholders of the Company by the Board of Directors and (iii) duly authorized by all necessary corporate action on the part of the Company, subject to the approval of the Merger by the Company’s shareholders in accordance with the Missouri BCL. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          SECTION 3.5. No Conflict; Required Filings and Consents.
          (a) Except as set forth in Section 3.5(a) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation of the transactions contemplated hereby (including completion of the Financing on the terms set forth in the Commitment Letters) will not, (i) conflict with or violate any law, regulation, court order, judgment or decree or Regulatory Laws applicable to the Company or any of its Subsidiaries or by which each of their respective properties are bound or subject, (ii) violate or conflict with the Restated Articles of Incorporation or Amended and Restated By-Laws of the Company or the comparable charter documents or organizational documents of any of its Subsidiaries, (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or terminate or cancel or give to others any rights of termination, acceleration or cancellation of (with or without notice or lapse of time or both), or result in the creation of a Lien on any of the properties or assets of the Company or any of its Subsidiaries pursuant to, any of the terms, conditions or provisions of any contract, agreement, indenture, note, bond, mortgage, deed of trust, agreement, Employee Plan, lease or other instrument or obligation of any kind, permit, license, certificate or franchise to which the Company or any of its Subsidiaries is a party, of which the Company or any of its Subsidiaries is the beneficiary or by which the Company or any of its Subsidiaries or any of their respective property is bound or subject, except, with respect to clause (iii), for breaches, defaults, terminations, cancellations or rights of termination, acceleration or cancellation which, in the aggregate, and assuming the exercise of any rights of termination, acceleration or cancellation, would not reasonably be expected to result in a Material Adverse Effect or (iv) violate any valid and enforceable judgment, ruling, order, writ, injunction, decree, or any statute, rule or regulation applicable to the Company or any of its Subsidiaries or by which any of their respective property is bound or subject.
          (b) Except for applicable requirements of the Exchange Act, the pre-merger notification requirements of the HSR Act and the expiration or termination of any applicable waiting period thereunder, and filing and recordation of appropriate Articles of Merger or other documents as required by the Missouri BCL, and except as set forth in Section 3.5(b) of the Company Disclosure Schedule, the Company and its Subsidiaries are not required to prepare or submit any application, notice, report or other filing with, or obtain any consent, authorization, approval, registration or confirmation from, any Governmental Entity or third party in connection with the execution, delivery or performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.
          SECTION 3.6. SEC Filings; Financial Statements.
          (a) The Company has timely filed all forms, reports, documents, proxy statements and exhibits required to be filed with the SEC since January 31, 2002

(collectively, the “SEC Reports”). Except as set forth in Section 3.6 of the Company Disclosure Schedule, the SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, as in effect at the time they were filed and (ii) did not at the time they were filed and do not, as amended and supplemented, if applicable, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has delivered to Merger Sub copies of all SEC Reports, other than those available on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system of the SEC. None of the Company’s Subsidiaries is required to file any form, report, proxy statement or other document with the SEC.
          (b) Except as set forth in Section 3.6 of the Company Disclosure Schedule, the consolidated financial statements contained in the SEC Reports complied, as of their respective dates of filing with the SEC, and the SEC Reports filed with the SEC after the date of this Agreement will comply as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been, and the SEC Reports filed after the date of this Agreement will be, prepared in accordance with GAAP (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q under the Exchange Act and except as may be indicated in the notes thereto) and fairly present, and the financial statements contained in the SEC Reports filed after the date of this Agreement will fairly present, the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated statements of operations and cash flows of the Company for the periods indicated, except in the case of unaudited quarterly financial statements that were or are subject to normal and recurring non-material year-end adjustments. There is no investigation or inquiry pending, or to the knowledge of the Company, threatened against the Company or any of its Subsidiaries by any Governmental Entity in connection with revenue recognition practices, restructuring charges, amortization, writeoffs or any other accounting matter, whether or not a restatement of financial statements is required.
          (c) Except for those liabilities and obligations that are reflected or reserved against on the balance sheet contained in the Company’s Annual Report on Form 10-K for the year ended January 30, 2005 (the “Company 2004 Form 10-K”) or in the footnotes to such balance sheet, neither the Company nor any of its Subsidiaries has any material liabilities or obligations of any nature whatsoever (whether accrued, absolute, contingent, known, unknown or otherwise), except for liabilities or obligations incurred since January 30, 2005 in the ordinary course of business consistent with past practice.
          (d) The Company is in compliance with, and has complied, in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated under such act or the Exchange Act (collectively, “Sarbanes-Oxley”). The Company has previously made available to Holdings and Merger Sub copies of all certificates delivered by officers and employees of the Company, including the Company’s chief executive officer and chief financial officer, to the Board of Directors or any committee thereof pursuant to the certification requirements relating to the Company 2004 Form 10-K. The management of the Company has (i) implemented disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company and its Subsidiaries is made known to the management of the Company by others within those entities and (ii) disclosed, based on its most recent evaluation, to the Company’s outside auditors and the audit committee of the Board of Directors of the Company (A) all significant deficiencies and material weaknesses in the design or operation of internal controls (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to materially affect the Company’s ability to record, process summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who, in each case, have a significant role in the Company’s internal controls.
          (e) The Company has provided to Holdings and Merger Sub a draft of the Form 10-Q with respect to the quarterly period ended October 30, 2005 (the “Draft 10-Q”) which the Company expects to file with the SEC on or about December 8, 2005. The Draft 10-Q (i) was prepared in accordance with the requirements of the Exchange Act, as in effect at the time it was delivered to Holdings and Merger Sub, (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) fairly presents, the consolidated financial position of the Company and its Subsidiaries as of the date delivered and the consolidated statements of operations and cash flows of the Company for the period indicated, subject to normal and recurring non-material year-end adjustments.
          SECTION 3.7. Absence of Certain Changes or Events. Since January 30, 2005, except as contemplated by this Agreement or as set forth in Section 3.7 of the Company Disclosure Schedule or in the SEC Reports filed prior to the date of this Agreement, there has not been:
          (a) any event or state of fact that, individually or in the aggregate, has had or is reasonably likely to result in a Material Adverse Effect; or
          (b) any event, action or occurrence, that, if taken after the date hereof without the consent of Holdings and Merger Sub, would violate Section 4.1 hereof.
          SECTION 3.8. Litigation. Except as disclosed in the SEC Reports filed prior to the date of this Agreement or in Section 3.8 of the Company Disclosure Schedule, there are no claims, actions, suits, arbitrations, grievances, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective properties or rights of the Company or any of its Subsidiaries or any of their respective officers or directors in their capacity as such, before any Governmental Entity, nor any internal investigations (other than investigations in the ordinary course of the Company’s or any of its Subsidiaries’ compliance programs) being conducted by the Company or any of its Subsidiaries nor have any acts of alleged misconduct by the Company or any of its Subsidiaries been reported to the Company or any of its Subsidiaries, which would reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries nor any of their respective properties is subject to any order, judgment, injunction or decree material to the conduct of the businesses of the Company or its Subsidiaries.
          SECTION 3.9. Employee Benefit Plans. Section 3.9 of the Company Disclosure Schedule sets forth a list of all employee welfare benefit plans (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), employee pension benefit plans (as defined in Section 3(2) of ERISA) and all other bonus, stock option, restricted stock grant, stock purchase, benefit, profit sharing, savings, retirement, disability, insurance, incentive, deferred compensation and other similar fringe or employee benefit plans, programs or arrangements sponsored, maintained, contributed to or required to be contributed to by the Company or any other entity, whether or not incorporated, that together with the Company would be deemed a “single employer” for purposes of Section 414 of the Code or Section 4001 of ERISA (an “ERISA Affiliate”) for the benefit of, or relating to, any current or former employee, director or other independent contractor of, or consultant to, the Company or any of its Subsidiaries (together, the “Employee Plans”). The Company has delivered to Holdings and Merger Sub true and complete copies of (i) all Employee Plans, together with all amendments thereto, (ii) the latest Internal Revenue Service determination letters obtained with respect to any Employee Plan intended to be qualified under Section 401(a) or 501(a) of the Code, (iii) the two most recent annual actuarial valuation reports, if any, (iv) the two most recently filed Forms 5500 together with Schedule A and/or B thereto, if any, (v) the “summary plan description” (as defined in ERISA), if any, and all modifications thereto communicated to employees, and (vi) the two most recent annual and periodic accountings of related plan assets. The Company has delivered to Holdings and Merger Sub a correct and complete list of each Option, including the holder, date of grant, exercise price and number of shares of Company Common Stock subject thereto. Neither the Company or any of its Subsidiaries nor, to the knowledge of the Company, any of their respective directors, officers, employees or agents has, with respect to any Employee Plan, engaged in or been a party to any “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA), which could result in the imposition of either a penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, in each case applicable to the Company or any of its Subsidiaries or any Employee Plan. Except as set forth in Section 3.9 of the Company Disclosure Schedule, all Employee Plans have been approved and administered in accordance with their terms and are in compliance in all material respects with the currently applicable requirements prescribed by all statutes, orders, or governmental rules or regulations currently in effect with respect to such Employee Plans, including, but not limited to, ERISA and the Code and there are no pending or, to the knowledge of the Company, threatened claims, lawsuits or arbitrations (other than routine claims for benefits), relating to any of the Employee Plans, or the assets of any trust for any Employee Plan. Each Employee Plan intended to qualify under Section 401(a) of the Code, and the trusts created thereunder intended to be exempt from tax under the provisions of Section 501(a) of the Code, either (i) has received a favorable determination letter from the Internal Revenue Service to such effect or (ii) is still within the “remedial amendment period,” as described in Section 401(b) of the Code and the regulations thereunder. All contributions or payments required to be made or accrued before the Effective Time under the terms of any Employee Plan will have been made by the Effective Time. Neither the Company nor any of its ERISA Affiliates contributes, nor within the six-year period ending on the date hereof has any of them contributed or been obligated to contribute, to any plan, program or agreement which is a “multiemployer plan” (as defined in Section 3(37) of ERISA) or which is subject to Section 412 of the Code or Section 302 or Title IV of ERISA. No Employee Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of the Company or any of its Subsidiaries for periods extending beyond their retirement or other termination of service, other than coverage mandated by applicable law. No condition exists that would prevent the Company or any of its Subsidiaries from amending or terminating any Employee Plan providing health or medical benefits in respect of any active employee of the Company or any of its Subsidiaries. Except as set forth in Section 3.9 of the Company Disclosure Schedule, no amounts payable under any Employee Plan or otherwise will fail to be deductible to the Company, the Surviving Corporation or their Subsidiaries for federal income tax purposes by virtue of Section 162(m) or 280G of the Code. Except as set forth in Section 3.9 of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with any other event, (i) entitle any current or former employee, director or officer of the Company or any of its Subsidiaries to severance pay or any other payment, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, director or officer or (iii) require the Company to place in trust or otherwise set aside any amounts in respect of severance pay or otherwise. The assets of the Company’s Benefit Reserve Trust established in respect of the Company’s Select Executive Retirement Plan have a fair market value not less than the benefit liabilities under the Company’s Select Executive Retirement Plan and may be liquidated within three business days at such fair market value (less normal transaction costs). The maximum amount of cash compensation and benefits that could be payable by the Company or any Subsidiary under all Employee Plans and any other compensatory plan, program or agreement to which the Company or any Subsidiary is a party, as a result (in whole or in part) of the transactions contemplated by this Agreement does not exceed $17.5 million (based upon the assumptions set forth in Section 3.9 of the Company Disclosure Schedule). No “leased employees,” as that term is defined in Section 414(n) of the Code, perform services for the Company or any Subsidiary. Neither the Company nor any Subsidiary has used the services of workers provided by third party contract labor suppliers, temporary employees, such “leased employees,” or individuals who have provided services as independent contractors to an extent that would reasonably be expected to result in the disqualification of any Employee Plan or the imposition of penalties or excise taxes with respect to any Employee Plan by the Internal Revenue Service, the Department of Labor, or any other Governmental Entity. Except for determination letters issued by the Internal Revenue Service with respect to plans intended to qualify under Section 401(a) of the Code, neither the Company, any Subsidiary nor any ERISA Affiliate is a party to any agreement or understanding, whether written or unwritten, with the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation in regard to any Employee Plan. No representations or communications, oral or written, with respect to the participation, eligibility for benefits, vesting, benefit accrual or coverage under any Employee Plan have been made to current or former employees or directors (or any of their representative s or beneficiaries) of the Company or any Subsidiary that are not in accordance with the terms and conditions of the Employee Plans.
          SECTION 3.10. Information Supplied. None of the information to be supplied by the Company, specifically for inclusion or incorporation by reference in the Proxy Statement will, on the date it is first mailed to the holders of the Company Common Stock and on the date of the Company Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If, at any time prior to the date of the Company Shareholders’ Meeting, any event with respect to the Company or any of its Subsidiaries, or with respect to information supplied by or on behalf of the Company specifically for inclusion in the Proxy Statement, shall occur which is required to be described in an amendment of, or supplement to, the Proxy Statement, such event shall be so described by the Company, and provided in writing to Merger Sub. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated herein, to the extent relating to the Company or its Subsidiaries or other information supplied by the Company for inclusion therein, will comply as to form, in all material respects, with the provisions of the Exchange Act and the respective rules and regulations thereunder, and each such document required to be filed with any Governmental Entity will comply in all material respects with the provisions of applicable law as to the information required to be contained therein. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to the information supplied or to be supplied by either Merger Sub or Holdings for inclusion in the Proxy Statement.
          SECTION 3.11. Conduct of Business; Permits. Except as disclosed in the SEC Reports filed prior to the date of this Agreement or in Section 3.11 of the Company Disclosure Schedule, the business of the Company and each of its Subsidiaries is not being (and since January 1, 2002 has not been) conducted in default or violation of any term, condition or provision of (i) the Restated Articles of Incorporation or Amended and Restated By-Laws of the Company or the comparable charter documents or by-laws of any of its Subsidiaries, (ii) any note, bond, mortgage, indenture, contract, agreement, lease or other instrument or agreement of any kind to which the Company or any of its Subsidiaries is now a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets may be bound, or (iii) any federal, state, county, regional, municipal, local or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to the Company or any of its Subsidiaries or their respective businesses, including, without limitation, Regulatory Laws, except, with respect to the foregoing clauses (ii) and (iii), defaults or violations that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The material permits, licenses, approvals, certifications and authorizations from any Governmental Entity, including, without limitation, those obtained under Regulatory Laws (collectively, “Permits”) held by the Company and each of its Subsidiaries are valid and sufficient in all material respects for all business presently conducted by the Company and its Subsidiaries. Except as set forth on Section 3.11 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has received any written claim or notice nor has any knowledge indicating that the Company or any of its Subsidiaries is not in compliance with the terms of any such Permits and with all requirements, standards and procedures of the Governmental Entity which issued them, or any limitation or proposed limitation on any Permit, except where the failure to be in compliance would not reasonably be expected to result in a Material Adverse Effect. Except as set forth on Section 3.11 of the Company Disclosure Schedule, none of the Permits will lapse, terminate or otherwise cease to be valid as a result of the consummation of the transactions contemplated hereby.

          SECTION 3.12. Taxes.
          (a) Except as set forth in Section 3.12 of the Company Disclosure Schedule:
          (i) each of the Company and its Subsidiaries has duly and timely filed all Tax Returns required to be filed by it, and all such Tax Returns are true, correct and complete except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;
          (ii) each of the Company and its Subsidiaries has timely paid all Taxes required to be paid by it (whether or not shown due on any Tax Return), except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;
          (iii) each of the Company and its Subsidiaries has made adequate provision in the financial statements of the Company (in accordance with GAAP) for all Taxes of the Company and its Subsidiaries not yet due, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;
          (iv) each of the Company and its Subsidiaries has complied with all applicable Laws relating to the payment and withholding of Taxes and has, within the time and manner prescribed by Law, withheld and paid over to the proper tax authorities all amounts required to be withheld and paid over by it, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;
          (v) no pending or threatened audit, proceeding, examination or litigation or similar claim has been commenced or is presently pending with respect to the Company or any of its Subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and
          (vi) no written claim has been made by any tax authority in a jurisdiction where the Company and its Subsidiaries does not file a Tax Return that any of the Company or any of its Subsidiaries is or may be subject to taxation in that jurisdiction which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

          (b) Neither the Company nor any of its Subsidiaries has engaged in any transaction that gives rise to (A) a registration obligation under Section 6111 of the Code or the Treasury Regulations thereunder, (B) a list maintenance obligation under Section 6112 of the Code or the Treasury Regulations thereunder, or (C) a disclosure obligation as a “reportable transaction” under Section 6011 of the Code and the Treasury Regulations thereunder.
          (c) There are no Liens for Taxes upon the assets or properties of any of the Company or its Subsidiaries, except for Liens which arise by operation of Law with respect to current Taxes not yet due and payable.
          (d) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) change in method of accounting for a taxable period ending on or prior to the Closing Date, or (B) “closing agreement,” as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign Law), entered into on or prior to the Closing Date, or (C) any ruling received from the Internal Revenue Service.
          (e) The Company has previously delivered or made available to Holdings or Merger Sub complete and accurate copies of each of (i) all audit reports, letter rulings, technical advice memoranda, and similar documents issued by any tax authority relating to the United States Federal, state, local or foreign Taxes due from or with respect to the Company and its Subsidiaries and (ii) any closing agreements entered into by any of the Company and its Subsidiaries with any tax authority in each case existing on the date hereof.
          (f) Neither the Company nor any of its Subsidiaries is or has been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.
          (g) Neither the Company nor any of its Subsidiaries has constituted a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock to which Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code) applies and which occurred within two years of the date of this Agreement.

          SECTION 3.13. Environmental Matters.
          (a) Except as set forth in Section 3.13(a) of the Company Disclosure Schedule, the Company and each of its Subsidiaries is in compliance with all applicable Environmental Laws (which compliance includes, but is not limited to, the possession by the Company and each of its Subsidiaries of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof), except where failure to be in compliance would not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written communication, whether from a Governmental Entity, citizens group, employee or otherwise, alleging that the Company or any of its Subsidiaries is not in such compliance, and there are no past or present actions, activities, circumstances, conditions, events or incidents that are reasonably likely to prevent or interfere with such compliance in the future, in each case which would reasonably be expected to result in a Material Adverse Effect.
          (b) Except as set forth in Section 3.13(b) of the Company Disclosure Schedule, there is no Environmental Claim pending or, to the best knowledge of the Company, threatened, against the Company or any of its Subsidiaries or, to the best knowledge of the Company, against any Person whose liability for any Environmental Claim the Company or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law, in each case which would reasonably be expected to result in a Material Adverse Effect.
          (c) Except as set forth in Section 3.13(c) of the Company Disclosure Schedule, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the Release or presence of any Hazardous Material which could form the basis of any Environmental Claim against the Company or any of its Subsidiaries, or to the best knowledge of the Company, against any Person whose liability for any Environmental Claim the Company has or may have retained or assumed either contractually or by operation of law, in each case which would reasonably be expected to result in a Material Adverse Effect.
          (d) Except as set forth in Section 3.13(d) of the Company Disclosure Schedule, the Company has delivered to Holdings and Merger Sub true, complete and correct copies and results of any reports, studies, analyses, tests or monitoring possessed by the Company or any of its Subsidiaries which have been prepared since January 1, 2002 pertaining to Hazardous Materials in, on, beneath or adjacent to any property currently or formerly owned, operated, occupied or leased by the Company or any of its Subsidiaries, or regarding the Company’s or any of its Subsidiaries’ compliance with applicable Environmental Laws.

          SECTION 3.14. Title to Assets; Liens.
          (a) Leased Real Property. Set forth in Section 3.14(a) of the Company Disclosure Schedule is a list of all real property leased by the Company or any of its Subsidiaries. Each of the leases relating to Leased Real Property is a valid and subsisting leasehold interest of the Company or any of its Subsidiaries. Except as disclosed on Section 3.14(a) of the Company Disclosure Schedule, each Leased Real Property is free of subtenancies and other occupancy rights and Liens (other than Permitted Liens), and is a valid and binding obligation of the Company or any of its Subsidiaries, enforceable against the Company or any of its Subsidiaries in accordance with its terms.
          (b) Owned Real Property. Set forth in Section 3.14(b) of the Company Disclosure Schedule is a complete list of all real property and interests in real property owned in fee simple by the Company or any of its Subsidiaries (the “Owned Real Property”). The Company or a Subsidiary of the Company has good, valid and marketable fee simple title to the Owned Real Property. Except as disclosed on Section 3.14(b) of the Company Disclosure Schedule, each Owned Real Property is free and clear of any Lien, except Permitted Liens.
          (c) For purposes of this Agreement, “Leased Real Property” shall mean the leasehold or subleasehold interests and any other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interests in real property held by the Company or any of its Subsidiaries under the Real Property Leases.
          (d) For purposes of this Agreement, “Permitted Liens” shall mean: (i) liens for current Taxes that are not yet due or delinquent or are being contested in good faith by appropriate proceedings and for which adequate reserves have been taken on the financial statements contained in the SEC Reports; (ii) statutory liens or landlords’, carriers’, warehousemen’s, mechanics’, suppliers’, materialmen’s, repairmen’s liens or other like Liens arising in the ordinary course of business with respect to amounts not yet overdue or are being contested in good faith by appropriate proceedings and for which adequate reserves have been taken on the financial statements contained in the SEC Reports; (iii) with respect to the Real Property, minor title defects or irregularities that do not, individually or in the aggregate, materially impair the value or use of such property, the consummation of this Agreement or the operations of the Company and its Subsidiaries; (iv) as to any Leased Real Property, any Lien affecting solely the interest of the landlord thereunder and not the interest of the tenant thereunder, which does not materially impair the value or use of such Leased Real Property; and (v) Liens securing indebtedness of the Company under the Credit Agreement, which will be retired in connection with the transactions contemplated hereby.
          (e) For purposes of this Agreement, “Real Property” shall mean the Leased Real Property and the Owned Real Property.

          (f) For purposes of this Agreement, “Real Property Leases” shall mean the real property leases, subleases, licenses or other agreements, including all amendments, extensions, renewals, guaranties or other agreements with respect thereto, pursuant to which the Company or any of its Subsidiaries is a party.
          (g) Each of the Company and its Subsidiaries has good and marketable fee title to, or, in the case of leased assets, has good and valid leasehold interests in, all of its tangible and intangible assets, real, personal and mixed, used or held for use in, or which are necessary to conduct, the respective business of the Company and its Subsidiaries as currently conducted, free and clear of any Liens, except Permitted Liens.
          SECTION 3.15. Real Property.
          (a) Except as set forth in Section 3.15(a) of the Company Disclosure Schedule, all buildings, structures, fixtures, building systems and equipment included in the Real Property (the “Structures”) are in reasonably good condition and repair in all material respects and sufficient for the operation of the business of the Company, subject to reasonable wear and tear and subject to replacements and upgrades of fixed assets consistent with the Company’s capital expenditures budget and in the ordinary course of business. There are no facts or conditions affecting any of the Structures which would interfere in any material respect with the use or occupancy of the Structures or any portion thereof in the operation of the business of the Company.
          (b) Except as set forth in Section 3.15(b)(i) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has leased or otherwise granted to any Person (other than pursuant to this Agreement) any right to occupy or possess or otherwise encumber any portion of the Real Property other than in the ordinary course of business. Except as set forth in Section 3.15(b)(ii) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has vacated or abandoned any portion of the Real Property or given notice to any third party of their intent to do the same.
          (c) Except as set forth on Section 3.15 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or obligated under any option, right of first refusal or other contractual right to sell, dispose of or lease any of the Real Property or any portion thereof or interest therein to any Person (other than pursuant to this Agreement). Neither the Company nor any of its Subsidiaries is a party to any agreement or option to purchase any real property or interest therein.
          (d) Except as set forth on Section 3.15 of the Company Disclosure Schedule, neither the Company nor any applicable Subsidiary has received notice of or has knowledge of an expropriation or condemnation proceeding pending, threatened or proposed against the Real Property.

          (e) The present use of the land and Structures on the Real Property are in conformity in all material respects with all applicable laws, rules, regulations and ordinances, including, without limitation, all applicable zoning laws, ordinances and regulations and with all registered deeds, restrictions of record or other agreements affecting such Real Property, and the Company has no knowledge of any proposed change therein that would so affect any of the Real Property or its use and the Company has no knowledge of any violation thereof. To the Company’s or any applicable Subsidiary’s knowledge, there exists no conflict or dispute with any regulatory authority or other Person relating to any Real Property or the activities thereon which would be reasonably likely to result in a Material Adverse Effect. No damage or destruction has occurred with respect to any of the Real Property that would reasonably be expected to result in a Material Adverse Effect.
          (f) With respect to the Leased Real Property:
          (i) except as disclosed on Section 3.15(f)(i) of the Company Disclosure Schedule, true, correct and complete copies of the Real Property Leases have been delivered to Holdings and Merger Sub prior to the date hereof and such Real Property Leases have not been amended or modified since that date;
          (ii) (A) there are no material disputes with respect to each Real Property Lease; and (B) except as disclosed on Section 3.15(f)(ii) of the Company Disclosure Schedule, neither the Company, nor, to the knowledge of the Company, any other party to each Real Property Lease is in breach or default under such Real Property, and no event has occurred or failed to occur or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such Real Property Lease;
          (iii) except as disclosed on Section 3.15(f)(iii) of the Company Disclosure Schedule, no consent by the landlord under the Real Property Leases is required in connection with the consummation of the transaction contemplated herein;
          (iv) except as disclosed on Section 3.15(f)(iv) of the Company Disclosure Schedule the Company or a Subsidiary of the Company has non-disturbance agreements with the landlord’s lender with respect to each Real Property Lease;

          (v) none of the Leased Real Property has been pledged or assigned by the Company or any of its Subsidiaries or is subject to any Liens (other than pursuant to this Agreement or Permitted Liens);
          (vi) Section 3.15(f)(vi) of the Company Disclosure Schedule sets forth a summary of all construction allowances payable under the Real Property Leases and the amounts thereof which, as of the date hereof, have been drawn by the Company or any of its Subsidiaries; and
          (vii) the Company does not owe, nor will it owe in the future, any brokerage commissions or finder’s fees with respect to any Real Property Lease which have not been accrued or reserved for in the Company’s financial statements.
          (g) Set forth in Section 3.15(g) of the Company Disclosure Schedule is a list of all construction and material alteration projects currently ongoing with respect to any Real Property (the “Construction Projects”). The Construction Projects are proceeding in a workmanlike fashion in compliance in all material respects with all applicable laws, rules, regulations and ordinances, and, to the Company’s knowledge, there are no facts or conditions affecting any of the Construction Projects which would interfere in any significant respect with the completion of the Construction Projects, or the use, occupancy or operation thereof, which interference would reasonably be expected to result in a Material Adverse Effect. No Construction Project or portion thereof is dependent for its access, operation or utility on any land, building or other improvement not included in the Real Property.
          SECTION 3.16. Intellectual Property.
          (a) Section 3.16 of the Company Disclosure Schedule sets forth a true, correct and complete list of all material U.S. and foreign (i) issued Patents and Patent applications, (ii) Trademark registrations and applications, (iii) Copyright registrations and applications and (iv) Software, in each case, which is owned by the Company or its Subsidiaries. The Company or one of its Subsidiaries is the sole and exclusive beneficial and record owner of all of the material Intellectual Property Rights set forth in Section 3.16 of the Company Disclosure Schedule, and all such Intellectual Property Rights are subsisting, valid, and enforceable.
          (b) The Company and its Subsidiaries own or have a valid right to use, free and clear of all Liens, all Intellectual Property Rights necessary, or used or held for use in connection with the business of the Company and its Subsidiaries, taken as a whole, except where the failure to so own or have a valid right to use such Intellectual Property Rights, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

          (c) Neither the Company nor any of its Subsidiaries has infringed, misappropriated or violated in any material respect any Intellectual Property Rights of any third party, and there has been no such claim asserted or, to the knowledge of the Company, threatened since January 1, 2002, against the Company or any of its Subsidiaries, except where such infringements, misappropriations or violations, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
          (d) Except as set forth in Section 3.16(d), of the Company Disclosure Schedule, to the Company’s knowledge, no third Person has infringed, misappropriated or violated any Intellectual Property Rights owned or exclusively licensed by or to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has asserted or threatened such a claim against any Person since January 1, 2002, except where such infringements, misappropriations or violations, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
          (e) As used herein, “Intellectual Property Rights” means all U.S. and foreign (i) patents, patent applications, patent disclosures, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, and extensions thereof (“Patents”), (ii) trademarks, service marks, trade names, domain names, logos, slogans, trade dress, and other similar designations of source or origin, together with the goodwill symbolized by any of the foregoing (“Trademarks”), (iii) copyrights and copyrightable subject matter (“Copyrights”), (iv) rights of publicity, (v) computer programs (whether in source code, object code, or other form), databases, compilations and data, technology supporting the foregoing, and all documentation, including user manuals and training materials, related to any of the foregoing (“Software”), (vi) trade secrets and all confidential information, know-how, inventions, proprietary processes, formulae, models, and methodologies, (vii) all rights in the foregoing and in other similar intangible assets, (viii) all applications and registrations for the foregoing and (ix) all rights and remedies against infringement, misappropriation, or other violation thereof.
          SECTION 3.17. Material Contracts.
          (a) Except as set forth in the SEC Reports filed prior to the date of this Agreement or in Section 3.17 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or bound by:
          (i) any “material contract” (as defined in Item 601(b) (10) of Regulation S-K of the SEC);

          (ii) any contract or agreement for the purchase of materials or personal property from any supplier or for the furnishing of services to the Company or any of its Subsidiaries that involves future aggregate annual payments by the Company or any of its Subsidiaries of $250,000 or more;
          (iii) any contract or agreement for the sale, license or lease (as lessor) by the Company or any of its Subsidiaries of services, materials, products, supplies or other assets, owned or leased by the Company or any of its Subsidiaries, that involves future aggregate annual payments to the Company or any of its Subsidiaries of $250,000 or more;
          (iv) any contract, agreement or instrument relating to or evidencing indebtedness for borrowed money of the Company or any of its Subsidiaries in the amount of $50,000 or more;
          (v) any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, the business of the Company or any of its Subsidiaries may be conducted;
          (vi) any voting or other agreement governing how any shares of Company Common Stock shall be voted other than the Voting Agreement; or
          (vii) any contract, agreement or arrangement to allocate, share or otherwise indemnify for Taxes.
          The foregoing contracts and agreements to which the Company or any of its Subsidiaries is a party or are bound are collectively referred to herein as “Company Material Contracts.”
          (b) Each Company Material Contract is valid and binding on the Company or one of its Subsidiaries and is in full force and effect, and the Company or one of its Subsidiaries as applicable, has performed all obligations required to be performed by it to date under each Company Material Contract, except where such noncompliance would not reasonably be expected to result in a Material Adverse Effect. The Company has not violated, defaulted under or terminated, nor has the Company given or received notice of, any violation, default or termination under (nor, to the knowledge of the Company, does there exist any condition which with the passage of time or the giving of notice or both would result in such a violation, default or termination under) any Company Material Contract, except where such violations, defaults or terminations would not reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.18. Brokers. Except for the Persons set forth on Section 3.18 of the Company Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has delivered to Holdings and Merger Sub true and complete information concerning the financial and other arrangements between the Company and its Subsidiaries and the persons set forth on Section 3.18 of the Company Disclosure Schedule pursuant to which such firm(s) would be entitled to any payment as a result of the transactions contemplated hereby.
          SECTION 3.19. Board Action. The Board of Directors, at a meeting duly called and held, at which all of the directors were present, duly and unanimously: (i) approved and adopted this Agreement and the transactions contemplated hereby, including the Merger; (ii) resolved to recommend that this Agreement and the transactions contemplated hereby, including the Merger, be submitted for consideration by the Company’s shareholders at the Company Shareholders’ Meeting; (iii) resolved to recommend that the shareholders of the Company approve this Agreement and the transactions contemplated hereby, including the Merger; and (iv) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to, advisable and in the best interests of the shareholders of the Company.
          SECTION 3.20. Opinion of Financial Advisor. The Company has received the written opinion of Piper Jaffray & Co., the Company’s sole financial advisor, dated December 8, 2005, to the effect that, as of the date hereof, the Merger Consideration to be received by the Company’s shareholders as provided herein is fair to such shareholders from a financial point of view. The Company has delivered a copy of the written opinion to Holdings and Merger Sub.
          SECTION 3.21. Control Share Acquisition. The Company has taken all actions necessary and within its authority such that no restrictive provision of any “fair price,” “moratorium,” “control share acquisition,” “business combination,” “shareholders protection,” “interested shareholder” or other similar anti-takeover statute or regulation (including, without limitation, Sections 351.407 and 351.459 of the Missouri BCL) (each, a “Takeover Statute”) or restrictive provision of any applicable provision in the Restated Articles of Incorporation or Amended and Restated By-Laws of the Company or comparable charter documents and By-laws of any of its Subsidiaries is, or at the Effective Time will be, applicable to the Company, its Subsidiaries, Holdings, Merger Sub, Company Common Stock, the Merger or any other transaction contemplated by this Agreement or the Voting Agreement.
          SECTION 3.22. Rights Agreement. The rights to purchase shares of Series A Junior Participating Preferred Stock of the Company, issued pursuant to a Rights Agreement, dated June 16, 1995, as amended, by and between the Company and Boatmen’s Trust Company, expired in accordance with their terms on June 15, 2005.
          SECTION 3.23. Vote Required. The affirmative vote of the holders of two-thirds of the outstanding shares of Company Common Stock is the only vote of the Company’s shareholders necessary (under applicable law or otherwise), to approve this Agreement, and the transactions contemplated by this Agreement, including the Merger (the “Company Shareholder Approval”).
          SECTION 3.24. Insurance. Each of the Company and its Subsidiaries maintains insurance policies (the “Insurance Policies”) against all risks of a character and in such amounts as are usually insured against by similarly situated companies in the same or similar businesses. Each Insurance Policy is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full. None of the Insurance Policies will terminate or lapse (or be affected in any other materially adverse manner) by reason of the transactions contemplated by this Agreement. Each of the Company and its Subsidiaries has complied in all material respects with the provisions of each Insurance Policy under which it is the insured party. No insurer under any Insurance Policy has cancelled or generally disclaimed liability under any such policy or, to the Company’s knowledge, indicated any intent to do so or not to renew any such policy. All material claims under the Insurance Policies have been filed in a timely fashion. Since the Company’s formation, there have been no historical gaps in insurance coverage of the Company or any of its Subsidiaries.
          SECTION 3.25. Suppliers. Set forth in Section 3.25 of the Company Disclosure Schedule is a list of the ten largest suppliers of the Company on a consolidated basis based on the dollar value of materials, products or services purchased by the Company or any of its Subsidiaries for the fiscal year ended January 30, 2005. Since such date, there has not been, nor as a result of the Merger is there anticipated to be, any change in relations with any of the major suppliers of the Company or its Subsidiaries that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. The existing suppliers of the Company and its Subsidiaries are adequate for the operation of the Company’s business as operated on the date hereof.
          SECTION 3.26. Collective Bargaining; Labor Disputes; Compliance. There are no collective bargaining agreements to which the Company or any of its Subsidiaries is a party or under which it is bound. The employees of the Company and its Subsidiaries are not represented by any unions. Neither the Company nor any of its Subsidiaries is currently, nor has been during the past three years, the subject of any union organizing campaign or drive. Neither the Company nor any of its Subsidiaries is currently, nor has been during the past five years, the subject of any strike, dispute, walk-out, work stoppage, slow down or lockout involving the Company or any of its Subsidiaries nor, to the knowledge of the Company after due inquiry, is any such activity threatened. Except as set forth on Section 3.26 of the Company Disclosure Schedule, there are no employment agreements, severance agreements or severance plans or other documents, arrangements or understandings (whether written or oral) requiring the payment (or setting aside) of any amounts or the providing of any benefits (or acceleration, continuation or modification thereof) to any of the Company’s or its Subsidiaries directors, officers or employees in the event of a termination of employment (with or without cause) or as a result of entering into this Agreement or the consummation of the transactions contemplated hereby. Except as would not reasonably be expected to result in a Material Adverse Effect, (i) each of the Company and each of its Subsidiaries has complied with all laws relating to the employment and safety of labor, including the National Labor Relations Act and other provisions relating to wages, hours, benefits, collective bargaining and all applicable occupational safety and health acts and laws, (ii) neither the Company nor any of its Subsidiaries has engaged in any unfair labor practice or discriminated on the basis of race, age, sex, disability or any other protected category in its employment conditions or practices with respect to its employees, customers or suppliers, and (iii) no action, suit, complaint, charge, grievance, arbitration, employee proceeding or investigation by or before any Governmental Entity brought by or on behalf of any employee, prospective employee, former employee, retired employee, labor organization or other representative of the Company’s and its Subsidiaries’ employees is pending or, to the knowledge of the Company after due inquiry, threatened against the Company or any of its Subsidiaries, except as disclosed in Section 3.26 of the Company Disclosure Schedule. Neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any consent decree with or citation by any Governmental Entity relating to the Company’s or its Subsidiaries’ employees or employment practices relating to the Company’s or its Subsidiaries’ employees. The Company and its Subsidiaries are and have been in compliance with all notice and other requirements under the Worker Adjustment and Retraining Notification Act of 1988 (the “WARN Act”) and any similar foreign, state or local law relating to plant closings and layoffs. Except as set forth on Section 3.26 of the Company Disclosure Schedule, none of the employees of the Company and any of its Subsidiaries has suffered an “employment loss” (as defined in the WARN Act) within the three month period prior to the date of this Agreement.
          SECTION 3.27. Investment Company. Neither the Company nor any Subsidiary of the Company is an “investment company” as defined under the Investment Company Act of 1940, as amended.
          SECTION 3.28. Transactions with Affiliates.
          (a) All transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and the Company’s affiliates (other than wholly-owned subsidiaries of the Company) or other Persons, on the other hand (an “Affiliate Transaction”), that are required to be disclosed in the SEC Reports in accordance with Item 404 of Schedule S-K under the Securities Act have been so disclosed. There have been no Affiliate Transactions that are required to be disclosed under the Exchange Act pursuant to Item 404 of Schedule S-K under the Securities Act which have not already been disclosed in the SEC Reports.
          (b) Any Affiliate Transaction at the time it was entered into and as of the time of any amendment or renewal thereof contained such terms, provisions and conditions as were at least as favorable to the Company or any of its Subsidiaries as would have been obtainable by the Company or any of its Subsidiaries in a similar transaction with an unaffiliated third party.
          SECTION 3.29. Absence of Restrictions on Business Activities. Except as set forth in Section 3.29 of the Company Disclosure Schedule, there is no agreement, judgment, injunction, ruling, decree or order of any Governmental Entity binding upon the Company or any of its Subsidiaries or any of their assets or properties which has had or could reasonably be expected to have the effect of prohibiting or impairing any business practice of the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted or as proposed to be conducted by the Company or any of its Subsidiaries, except for impairments or impositions that are not material to the conduct of the business of the Company or any of its Subsidiaries. Except as set forth in Section 3.29 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is subject to any non-competition, non-solicitation or similar restriction on their respective businesses.
          SECTION 3.30. Letters of Credit, Surety Bonds, Guarantees. Section 3.30 of the Company Disclosure Schedule sets forth, as of the date hereof, all standby letters of credit, performance or payment bonds, guarantee arrangements and surety bonds of any nature involving amounts in excess of $100,000 relating to the Company or any of its Subsidiaries and the aggregate amount of all such instruments as of the date is set forth on Section 3.30 of the Company Disclosure Schedule.
          SECTION 3.31. Certain Business Practices. As of the date hereof, neither the Company nor any of its Subsidiaries nor any director, officer, employee or agent of the Company or any of its Subsidiaries has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity, (b) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (c) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of Section 1128B (b) of the Social Security Act, as amended, or (d) made any other unlawful payment.
ARTICLE IV
CONDUCT OF BUSINESS PENDING THE MERGER
          SECTION 4.1. Conduct of Business by the Company Pending the Merger. The Company covenants and agrees on behalf of itself and its Subsidiaries that, between the date of this Agreement and the Effective Time, unless Holdings and Merger Sub shall otherwise consent in writing, the businesses of the Company and its Subsidiaries shall be conducted only in, and the Company shall not, and the Company shall not permit any of its Subsidiaries to, take any action except (i) in the ordinary course of business and in a manner consistent with past practice and (ii) as set forth in Section 4.1 of the Company Disclosure Schedule; and the Company will use its reasonable best efforts to preserve substantially intact the business organization of the Company and its Subsidiaries, to keep available the services of the present officers, employees and consultants of the Company and its Subsidiaries and to preserve the present relationships of the Company and its Subsidiaries with customers, suppliers and other Persons with which the Company and its Subsidiaries have significant business relations and to maintain the Real Property and other material assets of the Company in good repair, order and condition (subject to normal wear and tear) consistent with current needs, replace the Company’s inoperable, worn out or obsolete assets with assets of good quality consistent with past practices and current needs and, in the event of a casualty, loss or damage to any of such assets or properties prior to the Closing Date, whether or not the Company is insured, either repair or replace such damaged property to the condition it was in immediately prior to such casualty, loss or damage, and pay all applicable Taxes when due and payable. The Company covenants and agrees on behalf of itself and its

Subsidiaries that the outstanding indebtedness under the revolving portion of the Company’s Credit Agreement shall not exceed $10,000,000 immediately prior to the Effective Time. Without limiting the generality of the foregoing, except as (x) expressly contemplated by this Agreement or (y) set forth in Section 4.1 of the Company Disclosure Schedule, the Company shall not, and shall not permit any of its Subsidiaries, without the prior written consent of Holdings and Merger Sub, to:
          (a) amend (i) its Restated Articles of Incorporation or Amended and Restated By-Laws or comparable charter and organizational documents or (ii) any material term of any outstanding security issued by the Company or any of its Subsidiaries;
          (b) (i) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock (other than dividends paid by wholly-owned Subsidiaries of the Company to the Company or another wholly-owned Subsidiary of the Company), (ii) redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or other securities, (iii) issue, sell, pledge, dispose of or encumber any (A) shares of its capital stock, (B) securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock or (C) other securities of the Company or any of its Subsidiaries, other than (1) shares of Company Common Stock issued upon (x) the exercise of Options outstanding on the date hereof in accordance with the Option Plans as in effect on the date hereof, (y) the exercise of Warrants outstanding on the date hereof in accordance with the Warrant Agreement or (z) the conversion of Notes outstanding on the date hereof in accordance with the terms thereof and (2) newly issued securities of Subsidiaries may be pledged to the lenders under the Credit Agreement in accordance with the terms thereof or (iv) split, combine or reclassify any of its outstanding capital stock or issue or authorize or propose the issuance of any of other securities in respect of, in lieu of or in substitution for, shares of its capital stock;
          (c) acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the equity interests of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (ii) any assets, including real estate, except, with respect to clause (ii) above, purchases of inventory, equipment and supplies in the ordinary course of business consistent with past practice;
          (d) except in the ordinary course of business consistent with past practice, amend, enter into or terminate any Company Material Contract, or waive, release or assign any material rights or claims thereunder;
          (e) transfer, lease, license, sell, mortgage, pledge, dispose of, encumber or subject to any Lien any property or assets or cease to operate any assets, other than sales of excess or obsolete assets and sales of inventory and changes in amusement games in the ordinary course of business consistent with past practice;
          (f) (i) enter into, amend or terminate any employment or severance agreement with or, except in accordance with the existing obligations of the Company or any of its Subsidiaries, grant any severance or termination pay to, any officer or director of the Company or any of its Subsidiaries or (ii) hire or agree to hire any new or additional officers at the Senior Vice President level or above;
          (g) except as required to comply with applicable law, (i) adopt, enter into, terminate, amend or increase the amount or accelerate the payment or vesting of any benefit or award or amount payable under any Employee Plan or other arrangement for the current or future benefit or welfare of any director, officer or employee, other than in the case of employees who are not officers or directors in the ordinary course of business consistent with past practice, (ii) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director or, other than in the ordinary course of business consistent with past practice, officer or other employee, (iii) other than benefits accrued through the date hereof and other than in the ordinary course of business for employees other than officers or directors of the Company, pay any benefit not provided for under any Employee Plan, (iv) other than bonuses earned through the date hereof and other than in the ordinary course of business consistent with past practice for employees other than officers and directors, grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Employee Plan; provided that there shall be no grant or award to any director, officer or employee of stock options, restricted stock, stock appreciation rights, stock based or stock related awards, performance units, units of phantom stock or restricted stock, or any removal of existing restrictions in any Employee Plan or agreements or awards made thereunder or (v) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Employee Plan;
          (h) (i) incur or assume any indebtedness, subject to the provisions of the second sentence of Section 4.1 above, (ii) incur or modify any material indebtedness or other liability, (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except in the ordinary course of business and consistent with past practice or (iv) except for advances or prepayments in the ordinary course of business in amounts consistent with past practice, make any loans, advances or capital contributions to, or investments in, any other Person (other than customary loans or advances to employees in accordance with past practice);
          (i) change any accounting policies or procedures (including procedures with respect to reserves, revenue recognition, payments of accounts payable and collection of accounts receivable) used by it unless required by a change in applicable law or GAAP;

          (j) make any change to any of its tax accounting principles or practices with respect to Taxes of the Company or any of its Subsidiaries;
          (k) make any Tax election or change in any Tax election, amend any Tax Returns or enter into any settlement or compromise of any Tax liability of the Company or its Subsidiaries;
          (l) pay, discharge, satisfy, settle or compromise any claim, litigation, liability, obligation (absolute, asserted or unasserted, contingent or otherwise) or any legal proceeding, except for any settlement or compromise involving less than $100,000, but subject to an aggregate maximum of $500,000, including all fees, costs and expenses associated therewith but excluding from such amounts any contribution from any insurance company or other parties to the litigation;
          (m) enter into any negotiation with respect to, or adopt or amend in any respect, any collective bargaining agreement;
          (n) enter into any material agreement or arrangement with any of its officers, directors, employees or any “affiliate” or “associate” of any of its officers or directors (as such terms are defined in Rule 405 under the Securities Act);
          (o) enter into any agreement, arrangement or contract to allocate, share or otherwise indemnify for Taxes;
          (p) enter into or consummate any sale/leaseback agreement or arrangement;
          (q) except in the ordinary course of business consistent with past practice and except as prohibited in subsection (e) above, lease or otherwise dispose of or transfer any of its assets (including the capital stock of any Subsidiary of the Company);
          (r) make, authorize or agree to make any capital expenditures, or enter into any agreement or agreements providing for payments, which, individually are in excess of $100,000, or in the aggregate are in excess of $500,000;
          (s) enter into an agreement containing any provision or covenant limiting in any respect the ability of the Company or any of its Subsidiaries with respect to (i) selling any products or services of or to any other Person, (ii) engaging in any line of business, (iii) competing with or obtaining the products or services of any Person or limiting the ability of any Person to provide products or services to the Company or any of its Subsidiaries or (iv) selecting, opening or operating any store in any geographical area or location;
          (t) terminate or fail to renew any Permit that is material to the conduct of the businesses of the Company or any of its Subsidiaries;
          (u) revalue in any material respect any of its assets, including writing-down the value of inventory or writing-off notes or accounts receivable, other than in the ordinary course of business consistent with past practice;
          (v) fail to pay any Taxes or other material debts when due (without giving effect to any grace periods);
          (w) fail to maintain in full force and effect all self-insurance and insurance, as the case may be, currently in effect;
          (x) fail to make in a timely manner any and all filings with the SEC required to be made under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder or any filing required under applicable law;
          (y) amend, extend, renew, otherwise modify or terminate any of the Real Property Leases or enter into any new Real Property Lease requiring rental and other payments in excess of $100,000 annually;
          (z) enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing (a)-(y) of this Section 4.1; and
          (aa) take any action or omit to take any action that would, or is reasonably likely to result in any of its representations and warranties contained in this Agreement becoming untrue, or in any of the conditions to the Merger set forth in Article VI of this Agreement not being satisfied.
          SECTION 4.2. No Solicitations. The Company shall not and shall cause its Subsidiaries not to, directly or indirectly, through any officer, director, affiliate, employee, agent, financial advisor, representative or otherwise, (a) solicit or initiate any inquiries with respect to the submission of any Acquisition Proposal (as defined below), (b) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or otherwise cooperate in any way with, or knowingly assist or participate in, facilitate or encourage, any effort or attempt by any Person to make an inquiry in respect of or make any proposal or offer that constitutes, or may be reasonably be expected to lead to, any Acquisition Proposal or (c) enter into any agreement or agreement in principle providing for or relating to an Acquisition Proposal; provided, however, that (i) nothing contained in this Section 4.2 or any other provision of this Agreement shall prohibit the Company or the Board of Directors from taking and disclosing to the Company shareholders pursuant to Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act, a position with respect to a tender or exchange offer by a third party and (ii) the Company may, prior to the approval by the Company shareholders of the Merger, in response to an unsolicited bona fide written proposal received on or after the date of this Agreement (and not withdrawn), with respect to an Acquisition Proposal from a third party, which did not result from a breach of this Section 4.2, furnish information to, and negotiate, explore or otherwise engage in substantive discussions with such third party only if, and only to the extent that (A) the Board of Directors, after consultation with and taking into account the advice of its financial advisors and outside legal counsel, determines in good faith that the Board of Directors would breach its fiduciary duties to shareholders under applicable law without taking such action, (B) prior to taking such action, the Company receives from such Person an executed confidentiality agreement having terms no more favorable than the Confidentiality Agreement, (C) the Board of Directors, after consultation with and taking into account the advice of its financial advisors and legal counsel, determines in good faith that such proposal would, if accepted, be reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal, and (D) the proposal would, if consummated, result in a transaction that provides a higher per share price to its shareholders, from a financial point of view, than the transactions contemplated by this Agreement and for which financing, to the extent required, is then represented by bona fide commitment letters (such more favorable Acquisition Proposal hereinafter referred to as a “Superior Proposal”; provided, that, for purposes of the definition of Superior Proposal, the term Acquisition Proposal shall have the meaning assigned below, except that references to “15% or more” shall be deemed to be references to “50% or more”). The Company shall and shall cause its Subsidiaries and their respective officers, directors, affiliates, employees, agents, financial advisors and representatives to immediately cease and cause to be terminated any and all existing activities, discussions or negotiations with any Person conducted heretofore with respect to any of the foregoing. The Company shall and shall cause its Subsidiaries to immediately notify Holdings and Merger Sub if any proposals are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with the Company or any of its Subsidiaries, in each case in connection with any Acquisition Proposal. Each notice shall contain the name of any Person making any such proposal, requesting such information or seeking such negotiations or discussions and a summary of the material terms and conditions of any proposals or offers and thereafter the Company shall keep Holdings and Merger Sub informed, on a current basis, of the status and terms of any such proposals or offers and the status of any such discussions or negotiations. The Company agrees that it will take the necessary steps to promptly inform the Persons referred to in the first sentence of this Section 4.2 of the obligations undertaken in this Section 4.2 and in the Confidentiality Agreement. The Co mpany will promptly provide to Holdings and Merger Sub any information concerning the Company and its Subsidiaries provided to any other Person in connection with an Acquisition Proposal which was not previously delivered to Holdings and Merger Sub. The Company shall and shall cause its Subsidiaries to promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring the Company or any of its Subsidiaries to promptly return or destroy all written confidential information heretofore furnished to such Person (whether then in the possession of such Person or its advisors or representatives) by or on behalf of the Company or any of its Subsidiaries. The Company agrees not to release any third party from or waive any provisions of confidentiality in any confidentiality agreement to which the Company is a party or by which it is bound. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 4.2 by any officer, director, affiliate, employee, agent, financial advisor or representative of the Company or any of its Subsidiaries shall be deemed to be a breach of this Section 4.2. For purposes of this Agreement, “Acquisition Proposal” means any inquiry, proposal, offer or indication of interest from any Person (other than by or on behalf of Merger Sub or Holdings) relating to any direct or indirect acquisition or purchase (including any single or multiple-step transaction) of a business or assets of the Company or its Subsidiaries that generates 15% or more of the net revenues or net income, or constitutes 15% or more of the assets (as determined with respect to the financial statements contained in the most recent SEC Report and filed prior to such determination) of the Company or any of its significant Subsidiaries (as defined in Rule 1-02(w) of Regulation S-X promulgated under the Exchange Act) (a “Significant Subsidiary”), or 15% or more beneficial ownership (as determined pursuant to Rule 13d-3 under the Exchange Act) of any class of equity securities of the Company or any of its Significant Subsidiaries, any tender offer or exchange offer that if consummated would result in any Person beneficially owning (as determined pursuant to Rule 13d-3 under the Exchange Act) 15% or more of any class of equity securities of the Company or any of its Significant Subsidiaries or any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or similar transaction involving the Company or any of its Significant Subsidiaries.
          SECTION 4.3. Fiduciary Duties. The Board of Directors shall not (a) withdraw or modify or change in a manner adverse to Holdings and Merger Sub, the approval or recommendation by the Board of Directors of this Agreement and the Merger, (b) approve, recommend or cause the Company to enter into any written agreement with respect to any Acquisition Proposal or (c) propose to do any of the foregoing. Notwithstanding the foregoing, if the Board of Directors determines in good faith (after consultation with and taking into account the advice of its financial advisors and legal counsel) that an Acquisition Proposal is a Superior Proposal in accordance with the terms of this Agreement, the Board of Directors may withdraw its approval or recommendation of this Agreement and the Merger solely in order to concurrently enter into a definitive agreement prior to the time the Company shareholders shall have approved the Merger, providing for the consummation of a transaction with respect to such Superior Proposal and terminate this Agreement in accordance with Section 7.1(f)(ii) and Section 7.2(b), but only if the Board of Directors determines in good faith (after consultation with and taking into account the advice of its financial advisor and legal counsel) that the Board of Directors would breach its fiduciary duties to shareholders under applicable law without taking such action; provided, however, that (x) prior to taking such action, the Board of Directors shall have (1) given Holdings and Merger Sub at least five business days’ prior written notice that the Company intends to take such action and provided Holdings and Merger Sub with a reasonable opportunity to respond to any such Superior Proposal (which response could include a proposal to revise the terms of the transactions contemplated hereby) and (2) fully considered any such response by Holdings and Merger Sub and concluded that, notwithstanding such response, such Acquisition Proposal continues to be a Superior Proposal in relation to the transactions contemplated hereby, as the terms hereof may be proposed to be revised by such response.

ARTICLE V
ADDITIONAL AGREEMENTS
          SECTION 5.1. Proxy Statement. As promptly as practicable after the date of this Agreement, the Company shall prepare and file with the SEC the Proxy Statement in connection with the Merger. Holdings and Merger Sub will cooperate with the Company in connection with the preparation of the Proxy Statement including, but not limited to, furnishing to the Company any and all information regarding Holdings, Merger Sub and their respective affiliates as may be required to be disclosed therein. The Proxy Statement shall contain the recommendation of the Board of Directors that the Company’s shareholders approve this Agreement and the transactions contemplated hereby. As promptly as possible after clearance by the SEC of the Proxy Statement, the Company will cause the Proxy Statement to be mailed to its shareholders.
          SECTION 5.2. Meeting of Shareholders of the Company. The Company shall promptly take all action necessary in accordance with applicable law, the Restated Articles of Incorporation and the Amended and Restated By-Laws of the Company to convene the Company Shareholders’ Meeting. The shareholders vote or consent required for approval of the Merger will be no greater than that set forth in the Missouri BCL. The Company shall use reasonable best efforts to solicit from shareholders of the Company proxies in favor of the Merger and shall take all other action necessary or, in the reasonable opinion of Merger Sub, advisable to secure any vote or consent of shareholders required by the Missouri BCL to effect the Merger.
          SECTION 5.3. Additional Agreements. The Company, Merger Sub and Holdings will each comply in all material respects with all applicable laws and with all applicable rules and regulations of any Governmental Entity in connection with its execution, delivery and performance of this Agreement and the transactions contemplated hereby.
          SECTION 5.4. Notification of Certain Matters. The Company shall give prompt notice to Holdings and Merger Sub and Holdings and Merger Sub shall give prompt notice to the Company, of (a) the occurrence or non-occurrence of any fact, event or circumstance whose occurrence or nonoccurrence would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, (b) any material failure of the Company or Merger Sub, as the case may be, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder and (c) the occurrence or non-occurrence of any fact, event or circumstance which has or is reasonably expected to result in a Material Adverse Effect; provided, however, that the delivery of any notice pursuant to this Section 5.4 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.
          SECTION 5.5. Access to Information.
          (a) From the date hereof to the Effective Time, the Company shall and shall cause its Subsidiaries and their respective directors, officers, directors, employees,

auditors and agents to, afford the directors, officers, employees, environmental and other consultants, attorneys, accountants financial advisors, representatives and agents of Holdings and Merger Sub and the anticipated sources of the Financing (the “Financing Sources”), reasonable access at all reasonable times to its directors, officers, employees, representatives, agents, properties, offices and other facilities and to all information systems, contracts, books and records (including Tax Returns, audit work papers and insurance policies), and shall furnish Holdings and Merger Sub and the Financing Sources with all financial, operating and other data and information Holdings and Merger Sub and the Financing Sources through their directors, officers, employees, consultants or agents, may reasonably request. No information received pursuant to this Section 5.5 shall affect or be deemed to modify or update any representation and warranties of the Company and its Subsidiaries contained in this Agreement.
          (b) Each of Holdings and Merger Sub agrees that it shall, and shall direct its affiliates and each of their respective officers, directors, employees, financial advisors, consultants and agents (the “Merger Sub Representatives”), to hold in strict confidence all data and information obtained by them from the Company in accordance with the Confidentiality Agreement which shall survive the execution an delivery of this Agreement, and any termination hereof pursuant to Section 7.1 hereof.
          SECTION 5.6. Public Announcements. Holdings, Merger Sub and the Company shall consult with each other before issuing any press release or otherwise making any public statements or announcements with respect to the Merger and shall not issue any such press release or make any such public statement before such consultation, except as may be required by applicable law or stock exchange rules, in which case, the party desiring to make a public statement or disclosure shall consult with the other parties and permit them opportunity to review and comment on the proposed disclosure to the extent practicable under the circumstances.
          SECTION 5.7. Approval and Consents; Cooperation. Each of the Company, Holdings and Merger Sub shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) its reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, including (a) preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings, Tax ruling requests and other documents and to obtain as promptly as practicable all consents, waivers, licenses, orders, registrations, approvals, Permits, Tax rulings and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement (including, but not limited to, those approvals, consents, orders, registrations, declarations and filings required under Section 3.5 (collectively, the “Required Approvals”), (b) taking all reasonable steps as may be necessary to obtain all such Required Approvals and (c) obtaining estoppel certificates with respect to each Leased Real Property. Without limiting the generality of the foregoing, each of the Company and Holdings and Merger Sub agree to make all necessary filings in connection with the Required Approvals as promptly as practicable after the date of this Agreement, and to use its reasonable best efforts to furnish or cause to be furnished, as promptly as practicable, all information and documents requested with respect to such Required Approvals, and shall otherwise cooperate with any applicable Governmental Entity or third party in order to obtain any Required Approvals in as expeditious a manner as possible. Each of the Company, Holdings and Merger Sub shall use its reasonable best efforts to resolve such objections, if any, as any Governmental Entity may threaten or assert with respect to this Agreement and the transactions contemplated hereby in connection with the Required Approvals. In the event that a suit is instituted by a Person or Governmental Entity challenging this Agreement and the transactions contemplated hereby in any respect, including a claim that this Agreement of the transactions contemplated hereby are violative of applicable antitrust or competition laws, each of the Company, Holdings and Merger Sub shall use its reasonable best efforts to resist or resolve such suit. The Company, Holdings and Merger Sub each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, affiliates, directors, officers and shareholders and such other matters as may reasonably be necessary or advisable in connection with the Proxy Statement or any other statement, filing, Tax ruling request, notice or application made by or on behalf of the Company, Holdings or any of their respective Subsidiaries to any third party and/or Governmental Entity in connection with the Merger or the other transactions contemplated by this Agreement.
          SECTION 5.8. Further Assurances. In case at any time after the Effective Time any further action is reasonably necessary to carry out the purposes of this Agreement or the transactions contemplated by this Agreement, the proper officers of the Company, Holdings and the Surviving Corporation shall take any such reasonably necessary action.
          SECTION 5.9. Agreement to Defend and Indemnify.
          (a) If any action, suit, proceeding or investigation relating hereto or to the transactions contemplated hereby is commenced, whether before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that, subject to the limitations on indemnification contained in the Missouri BCL and the Restated Articles of Incorporation of the Company, the Company shall, regardless of whether the Merger becomes effective, indemnify and hold harmless, and after the Effective Time, the Surviving Corporation shall indemnify and hold harmless, each director and officer of the Company including, without limitation, officers and directors serving as such on the date hereof (collectively, the “Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to any of the transactions contemplated hereby, including without limitation, to the extent permitted by law, liabilities arising under the Securities Act or the Exchange Act in connection with the Merger or the Financing, and in the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Company or the Surviving Corporation shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Company or the Surviving Corporation, promptly as statements therefor are received and (ii) the Company and the Surviving Corporation will cooperate in the defense of any such matter; provided, however, that neither the Company nor the Surviving Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and further, provided, that neither the Company nor the Surviving Corporation shall be obliged pursuant to this Section 5.9 to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any single action except to the extent that, in the opinion of counsel for the Indemnified Parties, two or more of such Indemnified Parties have an actual conflict of interest in the outcome of such action. For six years after the Effective Time, the Surviving Corporation shall be required to maintain or obtain officers’ and directors’ liability insurance covering the Indemnified Parties who are currently covered by the Company’s officers and directors liability insurance policy on terms not less favorable than those in effect on the date hereof in terms of coverage and amounts; provided, however, that in no event shall the Surviving Corporation be required to expend more than an amount per year equal to 150% of current annual premiums paid by the Company for such insurance to maintain or procure insurance coverage pursuant hereto, in which case the Surviving Corporation shall provide the maximum coverage that is then available for 150% of such annual premiums. The Surviving Corporation shall continue in effect the indemnification provisions currently provided by the Restated Articles of Incorporation of the Company for a period of not less than six years following the Effective Time. This Section 5.9 shall survive the consummation of the Merger. Notwithstanding Section 8.7, this Section 5.9 is intended to be for the benefit of and to grant third-party rights to Indemnified Parties whether or not parties to this Agreement, and each of the Indemnified Parties shall be entitled to enforce the covenants contained herein.
          (b) If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.9.
          SECTION 5.10. Continuation of Employee Benefits.
          (a) From and after the Effective Time, Holdings shall cause the Surviving Corporation and its Subsidiaries to honor in accordance with their terms all existing employment, severance, consulting and salary continuation agreements between the Company and any current or former officer, director, employee or consultant of the Company or group of such officers, directors, employees or consultants described on Section 5.10 of the Company Disclosure Schedule.
          (b) To the extent permitted under any applicable law, each employee of the Company and its Subsidiaries shall be given credit for all service with the Company (or service credited by the Company) under all employee benefit plans, programs policies and arrangements maintained by the Surviving Corporation in which they participate or in which they become participants for purposes of eligibility, vesting and benefit accrual, including for purposes of determining (i) short-term and long-term disability benefits, (ii) severance benefits, (iii) vacation benefits and (iv) benefits under any retirement plan; provided that credit need not be given for service to the extent such credit would result in duplication of benefits.
          SECTION 5.11. Financing.
          (a) Merger Sub shall use its reasonable best efforts to obtain the Financing consistent with the terms specified and described in the Commitment Letters delivered to the Company by Merger Sub and otherwise on and subject to terms reasonably acceptable to Merger Sub.
          (b) The Company agrees to provide, and will cause its Subsidiaries and its and their respective directors, officers, employees and advisors to provide, all cooperation reasonably necessary in connection with the arrangement of Financing to be consummated contemporaneously with or at or after the expiration of the Effective Time in respect of the transactions contemplated by this Agreement, including participation in meetings, due diligence sessions, road shows, the preparation of offering memoranda, private placement memoranda, prospectuses and similar documents, the execution and delivery of any commitment letters, underwriting or placement agreements, pledge and security documents, other definitive financing documents, or other requested certificates or documents, including a certificate of the chief financial officer of the Company with respect to solvency matters, audited and unaudited financial statements, comfort letters of accountants and legal opinions as may be reasonably requested by Holdings or Merger Sub and taking such other actions as are reasonably required to be taken by the Company in the Commitment Letters. In addition, in conjunction with the obtaining of Financing, the parties hereto agree to cooperate and use all reasonable best efforts to take such actions as may be necessary to prepay, redeem and/or renegotiate the Notes, as reasonably requested by Holdings and Merger Sub including, without limitation, pursuant to the Indenture, to fix August 7, 2006 as the redemption date for the redemption of all Notes issued and outstanding under the Indenture (the “Redemption”) as of the Effective Time and to cause to be delivered at the Effective Time to the Trustee (as defined in the Indenture) a notice of redemption dated May 9, 2006 for delivery to each of the holders of the Notes in connection with the Redemption pursuant to Section 3.2 of the Indenture. In connection with the Redemption, the Company shall, pursuant to Section 13.1 of the Indenture, deposit with the Trustee at the Effective Time funds in an amount sufficient to pay the redemption price under the Indenture with respect to all of the issued and outstanding Notes including principal and premium, if any, and interest, due or to become due to such date of Redemption, and shall use its reasonable best efforts to take all other actions necessary to cause the Indenture to cease to be of further effect pursuant to Section 13.1 of the Indenture. Notwithstanding the foregoing, no call for redemption or prepayment of the Notes shall be irrevocably made until contemporaneously with or after the Effective Time.

          SECTION 5.12. Takeover Statutes. If any Takeover Statute enacted under state or federal law shall become applicable to the Merger or any of the other transactions contemplated hereby, each of the Company, Holdings and Merger Sub and the Board of Directors of each of the Company, Holdings and Merger Sub shall grant such approvals and take such actions as are necessary so that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise use reasonable best efforts to eliminate or minimize the effects of such statute or regulation on the Merger and the other transactions contemplated hereby.
          SECTION 5.13. Disposition of Litigation. In connection with any litigation which may be brought against the Company or its directors relating to the transactions contemplated hereby, the Company shall keep Holdings and Merger Sub, and any counsel which Holdings and Merger Sub may retain at their own expense, informed of the status of such litigation and will provide Holdings’ and Merger Sub’s counsel the right to participate in the defense of such litigation to the extent Holdings and Merger Sub are not otherwise a party thereto, and the Company shall not enter into any settlement or compromise of any such shareholders litigation without Holdings’ and Merger Sub’s prior written consent, which consent shall not be unreasonably withheld or delayed.
          SECTION 5.14. Delisting. Each of the parties agrees to cooperate with each other in taking, or causing to be taken, all actions necessary to delist the Company Common Stock from the NYSE and to terminate registration under the Exchange Act; provided that such delisting and termination shall not be effective until after the Effective Time of the Merger.
ARTICLE VI
CONDITIONS OF MERGER
          SECTION 6.1. Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the following conditions:
          (a) Shareholder Approval. The Merger and this Agreement shall have been approved and adopted by the affirmative vote of the shareholders holding at least two-thirds of the outstanding shares of Company Common Stock.
          (b) HSR Act. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.
          (c) No Challenge. No statute, rule, regulation, judgment, writ, decree, order or injunction shall have been promulgated, enacted, entered or enforced, and no other action shall have been taken, by any Governmental Entity that in any of the foregoing cases has the effect of making illegal or directly or indirectly restraining, prohibiting or restricting the consummation of the Merger.

          SECTION 6.2. Additional Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the additional following conditions, unless waived by the Company:
          (a) Performance of Obligations of Merger Sub. Holdings and Merger Sub shall have performed in all material respects their agreements contained in this Agreement required to be performed on or prior to the Effective Time and the Company shall have received a certificate of an executive officer of Merger Sub and Holdings to that effect.
          (b) Representations and Warranties of Merger Sub. The representations and warranties of Holdings and Merger Sub contained in this Agreement shall be true and correct (without giving effect to any “materiality” qualifiers set forth therein) as of the date of this Agreement and at and as of the Effective Time with the same force and effect as if made at and as of the Effective Time (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be true and correct as of such date or with respect to such period), except where the failure of such representations and warranties to be true and correct (without giving effect to any “materiality” qualifiers set forth therein) would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Holdings and Merger Sub to consummate the transactions contemplated hereby.
          (c) Consents. All consents, authorizations, orders and approvals of (or filings, reports, registrations with or notifications to) any Governmental Entity required in connection with the execution, delivery and performance of this Agreement, the failure to obtain which would prevent the consummation of the Merger, shall have been obtained and shall be in full force and effect.
          SECTION 6.3. Additional Conditions to Obligations of Merger Sub to Effect the Merger. The obligations of Holdings and Merger Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the additional following conditions, unless waived by Holdings and Merger Sub:
          (a) Performance of Obligations of the Company and its Subsidiaries. The Company and its Subsidiaries shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Effective Time, and Holdings and Merger Sub shall have received a certificate of the President or Chief Executive Officer of the Company to that effect.
          (b) Representations and Warranties of the Company and its Subsidiaries. The representations and warranties of the Company contained in Section 3.1 (Organization), Section 3.3 (Capitalization), Section 3.4 (Authority), Section 3.7

(Absence of Certain Changes or Events), Section 3.18 (Brokers), Section 3.21 (Control Share Acquisition), Section 3.22 (Rights Agreement), and Section 3.23 (Vote Required) shall be true and correct in all respects, in each case, as of the date of this Agreement and at and as of the Effective Time with the same force and effect as if made at and as of the Effective Time (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be true and correct as of such date or with respect to such period). The representations and warranties of the Company contained in this Agreement (other than those listed in the preceding sentence) shall be true and correct (without giving effect to any “materiality” or “Material Adverse Effect” qualifiers set forth therein) as of the date of this Agreement and at and as of the Effective Time with the same force and effect as if made at and as of the Effective Time (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be true and correct as of such date or with respect to such period), except where the failure of such representations and warranties to be true and correct (without giving effect to any “materiality” or “Material Adverse Effect” qualifiers set forth therein) would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Holdings and Merger Sub shall have received a certificate of the President or Chief Executive Officer of the Company as to the satisfaction of this Section 6.3(b).
          (c) Consents. The Company shall have obtained and provided to Holdings and Merger Sub copies of evidence with respect to the consents of third parties listed on Section 3.5(b) of the Company Disclosure Schedule, the terms of which consents shall be reasonably satisfactory to Holdings and Merger Sub.
          (d) Suits, Actions and Proceedings. No suit, action, proceeding, claim, inquiry or investigation by any Governmental Entity or any third party shall be pending seeking to prohibit or restrain, or seeking damages in connection with the Merger or the transactions contemplated by this Agreement.
          (e) Options. From and after the Effective Time, after giving effect to the Merger, there shall be no options or other rights outstanding to acquire shares of Company Common Stock or any equity securities of the Company under the Option Plans or otherwise.
          (f) Approvals. All notices, applications, approvals, consents, orders, exemptions and waivers (“Approvals”) required to be furnished to or obtained from any Governmental Entity, including any Approvals in respect of Permits, necessary in order for the Company and its Subsidiaries to conduct their business following the consummation of the transactions contemplated by this Agreement in substantially the manner presently conducted shall have been obtained or furnished and any applicable waiting period or periods shall have expired or terminated (or, if there be no time limit for waiver or objection, a notice of no objection or equivalent with respect thereto shall have been received by the Company) except where the failure to obtain any such

Approvals will not (i) reasonably be expected to result in a Material Adverse Effect, (ii) materially and adversely impact the economic or business benefits to Holdings and Merger Sub of the transactions contemplated hereby or (iii) result in Holdings and the Surviving Corporation and its Subsidiaries being prohibited from conducting, or materially limiting their ability to conduct, business in any jurisdiction in substantially the manner presently conducted; and no such Approval shall impose any condition or conditions relating to, or requiring changes or restrictions in, the operations of any asset or business of Holdings and the Surviving Corporation and its Subsidiaries, which is reasonably likely to result in a Material Adverse Effect or to materially and adversely impact the economic or business benefits to Holdings and the Surviving Corporation and its Subsidiaries of the transactions contemplated by this Agreement.
          (g) Dissenting Shares. The aggregate number of Dissenting Shares shall be less than 5% of the total number of outstanding shares of Company Common Stock at the Effective Time.
          (h) Resignations. The Company shall deliver the executed resignation of each director of the Subsidiaries to be effective as of the Effective Time.
          (i) Leased Real Property. With respect to the Leased Real Property, the Company shall have delivered to Holdings and Merger Sub a written consent for each of the Real Property Leases, in each case whose consent is required under such Real Property Lease in connection with the transactions contemplated in this Agreement, in form and substance reasonably satisfactory to Holdings and Merger Sub.
ARTICLE VII
TERMINATION, AMENDMENT AND WAIVER
          SECTION 7.1. Termination. This Agreement may be terminated at any time before the Effective Time by:
          (a) mutual written consent of the Boards of Directors of Holdings, Merger Sub and the Company; or
          (b) either Holdings, Merger Sub or the Company, if a Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their reasonable best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and non-appealable; or

          (c) either Holdings, Merger Sub or the Company, if the Company Shareholder Approval shall not have been obtained at the Company Shareholders’ Meeting or at any adjournment or postponement thereof; or
          (d) Holdings or Merger Sub, if the Merger shall not have been consummated on or before June 30, 2006 (the “Termination Date”); provided, however, that the Termination Date shall be automatically extended for a period of 30 days if (i) the condition set forth in Section 6.3(f) has not been satisfied on or prior to the Termination Date and (ii) all other conditions to the consummation of the Merger are satisfied on or prior to the Termination Date or capable of then being satisfied at the Closing (other than the condition in Section 6.3(f)), provided that the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to Holdings or Merger Sub if any action of Holdings or Merger Sub or the failure of Holdings or Merger Sub to perform any of its obligations under this Agreement or required to be performed at or prior to the Effective Time has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date and such action or failure to perform constitutes a material breach of this Agreement; or
          (e) the Company, if the Merger shall not have been consummated on or before the Termination Date, provided that the right to terminate this Agreement pursuant to this Section 7.1(e) shall not be available to the Company if any action of the Company or the failure of the Company to perform any of its obligations under this Agreement or required to be performed at or prior to the Effective Time has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date and such action or failure to perform constitutes a material breach of this Agreement; or
          (f) the Company (i) if there shall be a material breach of any of Merger Sub’s or Holdings’ representations, warranties or covenants hereunder, such that the conditions contained in Section 6.2(b) or Section 6.2(a) would not be satisfied and such breach is not curable or, if curable, is not cured within 15 days of written notice delivered to Holdings or Merger Sub, provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(f) if the Company is then in material breach of any of its covenants or agreements contained in this Agreement; or (ii) prior to the approval of the Merger by the Company shareholders, for the purpose of entering into a binding written definitive agreement with respect to an unsolicited written proposal or offer for a Superior Proposal, provided that (A) the Company is not in material breach of any of the terms of this Agreement, (B) the Company shall have complied with the provisions of Sections 4.2 and 4.3, (C) such binding agreement is entered into concurrently with the exercise of this termination right and (D) the Company shall have paid to Holdings and Merger Sub prior to such termination the Fee and Transaction Expenses described in Section 7.2(b) hereto. The Company agrees (x) that it will not enter into a binding agreement referred to in clause (ii) above until at least the sixth business day after it has provided written notice to Holdings and Merger Sub required by Section 4.3 and (y) to notify Holdings and Merger Sub if its intention to enter into a written agreement referred to in its notification shall change at any time after giving such notification; or
          (g) Holdings or Merger Sub, if there shall be a material breach of any of the Company’s representations, warranties or covenants hereunder after the date of this Agreement, such that Section 6.3(b) or Section 6.3(a) would not be satisfied and such breach is not curable or, if curable, is not cured within 15 days of written notice thereof is delivered to the Company, provided that Holdings or Merger Sub shall not have the right to terminate this Agreement pursuant to this Section 7.1(g) if Holdings or Merger Sub is then in material breach of any of its covenants or agreements contained in this Agreement; or
          (h) Holdings or Merger Sub, if (i) the Board of Directors shall (A) withdraw or modify or change in a manner adverse to Merger Sub its recommendation or approval in respect of this Agreement and the Merger; provided that such time period shall be stayed during the period from when the Company first gives written notice pursuant to Section 4.3 until two business days after the earlier of Holdings’ and Merger Sub’s response to such written notice and the fifth business day after Holdings and Merger Sub’s receipt of such written notice, or (B) shall have resolved to do any of the foregoing; (ii) the Board of Directors shall have approved or recommended any proposal other than by Holdings and Merger Sub in respect of an Acquisition Proposal or failed to reject and, if applicable, recommend against any such proposal, or shall have resolved to do any of the foregoing, or (iii) the Company shall have entered into an agreement with respect to an Acquisition Proposal.
          SECTION 7.2. Effect of Termination.
          (a) In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability on the part of Holdings, Merger Sub or the Company, except (i) as set forth in Sections 5.5(b), 7.2(b) and 8.3 and (ii) nothing herein shall relieve any party from liability for any breach of this Agreement.
          (b) (i) If (A) Holdings or Merger Sub shall have terminated this Agreement pursuant to Section 7.1(h)(i), (ii) or (iii); or (B) the Company shall have terminated this Agreement pursuant to Section 7.1(f)(ii); or (C) both (1) this Agreement is terminated pursuant to Section 7.1(c) or Section 7.1(g) and (2) at any time after the date of this Agreement and at or before the date of such termination a proposal or offer with respect to an Acquisition Proposal shall have been publicly announced or disclosed (whether or not conditional), or disclosed to the Board of Directors or any committee thereof, then, in any such case, the Company shall pay Holdings (x) a termination fee of $10,175,000 (the “Fee”) plus (y) an amount, not in excess of $3,000,000, equal to the actual and reasonably documented out-of-pocket expenses of Holdings, Merger Sub and

Wellspring incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby and the Financing thereof, including, without limitation, all fees and expenses of financing sources, counsel, accountants, investment bankers, experts, and consultants to Holdings, Merger Sub, Wellspring and their affiliates (“Transaction Expenses”), which Fee and Transaction Expenses shall be paid, in the event of any such termination by the Company, prior to or concurrently with such termination, and, in the event of any such termination by Holdings or Merger Sub, within one business day following such termination, in immediately available funds by wire transfer to such account or accounts as Holdings may designate in writing to the Company (the “Fee Account”).
          (ii) If (A) this Agreement is terminated pursuant to Section 7.1(d) or Section 7.1(e) (whether or not the condition in Section 6.1(a) shall have been satisfied at the time of such termination), (B) at any time after the date of this Agreement and at or before the date of such termination a proposal with respect to an Acquisition Proposal shall have been publicly announced or disclosed (whether or not conditional), or disclosed to the Board of Directors or any committee thereof and (C) within twelve months after the date of such termination the Company shall have entered into an agreement with respect to an Acquisition Proposal that provides a higher price to the Company’s shareholders, from a financial point of view, than the transactions contemplated by this Agreement, then in any such case the Company shall promptly, but in no event later than one business day after the execution of such agreement with respect to such Acquisition Proposal, pay Holdings the Fee plus the Transaction Expenses, which amounts shall be payable by wire transfer to the Fee Account.
ARTICLE VIII
GENERAL PROVISIONS
          SECTION 8.1. Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or the termination of this Agreement pursuant to Section 7.1, as the case may be, except that the agreements set forth in Article I and Section 5.8 and Section 5.9 shall survive the Effective Time indefinitely and those set forth in Sections 5.5(b), 7.2(b) and 8.3 shall survive termination indefinitely.
          SECTION 8.2. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made (i) as of the date delivered or sent by facsimile if delivered personally or by facsimile and (ii) on the third business day after deposit in the U.S. mail, if mailed by registered or certified mail (postage prepaid, return receipt requested), in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):
          (a) if to Holdings or Merger Sub, to:
c/o Wellspring Capital Management LLC
Lever House
390 Park Avenue
New York, New York 10022-4608
Attention: Greg S. Feldman, Managing Partner
Telephone: (212) 318-9898
Facsimile: (212) 318-9810
          With copies, which shall not serve as a notice, to:
Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, New York 10036-6522
Attention: William S. Rubenstein, Esq.
Telephone: (212) 735-3000
Facsimile: (212) 735-2000
          and
Skadden, Arps, Slate, Meagher & Flom LLP
One Rodney Square
P.O. Box 636
Wilmington, Delaware 19899-0636
Attention: Allison Land Amorison, Esq.
Telephone: (302) 651-3180
Facsimile: (302) 651-3001
          (b) if to the Company, to:
Dave & Buster’s, Inc.
2481 Manana Drive
Dallas, Texas 75220
Attention: James W. Corley
Telephone: (214) 357-9588
Facsimile: (214) 357-1536
          With a copy, which shall not serve as a notice, to:
Hallett & Perrin
2001 Bryan Street, Suite 3900
Dallas, Texas 75201
Attention: Bruce H. Hallett and Lance M. Hardenburg
Telephone: (214) 953-0053
Facsimile: (214) 922-4170

          SECTION 8.3. Expenses. Except as expressly set forth in Section 7.2(b), all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses.
          SECTION 8.4. Definitions. For purposes of this Agreement, the term:
          “Acquisition Proposal” shall have the meaning set forth in Section 4.2.
          “affiliate” shall have the meaning set forth in Section 1.7(f)(i).
          “Affiliate Transaction” shall have the meaning set forth in Section 3.28(a).
          “Agreement” shall have the meaning set forth in the Preamble.
          “Approvals” shall have the meaning set forth in Section 6.3(f).
          “Board of Directors” shall have the meaning set forth in the Recitals.
          “Certificates” shall have the meaning set forth in Section 1.7(b).
          “Cleanup” shall mean all actions required to: (i) clean up, remove, treat or remediate Hazardous Materials in the indoor or outdoor environment; (ii) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care; or (iv) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Materials in the indoor or outdoor environment.
          “Closing” shall have the meaning set forth in Section 1.9.
          “Closing Date” shall have the meaning set forth in Section 1.9.
          “Code” shall have the meaning set forth in Section 1.7(h).
          “Commitment Letters” shall have the meaning set forth in Section 2.5.

          “Company” shall have the meaning set forth in the Preamble.
          “Company 2004 Form 10-K” shall have the meaning set forth in Section 3.6(c).
          “Company Common Stock” shall have the meaning set forth in Section 1.6.
          “Company Disclosure Schedule” shall have the meaning set forth in Article III.
          “Company Material Contracts” shall have the meaning set forth in Section 3.17(a).
          “Company Preferred Stock” shall have the meaning set forth in Section 3.3.
          “Company Shareholder Approval” shall have the meaning set forth in Section 3.23.
          “Company Shareholders’ Meeting” shall have the meaning set forth in Section 2.8.
          “Confidentiality Agreement” shall mean the Confidentiality Agreement, dated November 17, 2005, by and between the Company and Wellspring.
          “Construction Projects” shall have the meaning set forth in Section 3.15(g).
          “control”, “controlled by” or “under common control with” shall have the meaning set forth in Section 1.7(f)(ii).
          “Copyrights” shall have the meaning set forth in Section 3.16(e).
          “Credit Agreement” shall mean the Amended and Restated Revolving Credit and Term Loan Agreement dated November 1, 2004, by and among the Company and its subsidiaries, Bank of America NA and the financial institutions named therein.
          “Debt Financing” shall have the meaning set forth in Section 2.5.
          “Dissenting Shares” shall have the meaning set forth in Section 1.6(d).
          “Draft 10-Q” shall have the meaning set forth in Section 3.6(e).

          “Effective Time” shall have the meaning set forth in Section 1.2.
          “Employee Plans” shall have the meaning set forth in Section 3.9.
          “Environmental Claim” shall mean any claim, action, cause of action, investigation or notice (written or oral) by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, Cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (i) the presence, or Release, of any Hazardous Materials at any location, whether or not owned or operated by the Company or any of its Subsidiaries, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.
          “Environmental Laws” shall mean all federal, state, local and foreign laws and regulations relating to pollution or protection of the environment, including without limitation, laws relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, disposal, transport or handling of Hazardous Materials and all laws and regulations with regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous Materials.
          “Equity Financing” shall have the meaning set forth in Section 2.5.
          “ERISA” shall have the meaning set forth in Section 3.9.
          “ERISA Affiliate” shall have the meaning set forth in Section 3.9.
          “Exchange Act” shall have the meaning set forth in Section 2.4(b).
          “Exchange Agent” shall have the meaning set forth in Section 1.7(a).
          “Exchange Fund” shall have the meaning set forth in Section 1.7(a).
          “Fee” shall have the meaning set forth in Section 7.2(b)(i).
          “Fee Account” shall have the meaning set forth in Section 7.2(b)(i).
          “Financing” shall have the meaning set forth in Section 2.5.

          “Financing Sources” shall have the meaning set forth in Section 5.5(a).
          “GAAP” shall mean United States generally accepted principles and practices as in effect from time to time and applied consistently throughout the periods involved.
          “Governmental Entity” shall have the meaning set forth in Section 2.8.
          “Hazardous Materials” shall mean all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. § 300.5, or defined as such by, or regulated as such under, any Environmental Law.
          “Holdings” shall have the meaning set forth in the Preamble.
          “Holdings Schedule” shall have the meaning set forth in Article II.
          “HSR Act” shall have the meaning set forth in Section 2.4(b).
          “Indemnified Parties” shall have the meaning set forth in Section 5.9(a).
          “Indenture” shall mean the Indenture dated as of August 7, 2003 between Dave & Buster’s, Inc. and The Bank of New York, as Trustee, providing for the 5.0% Convertible Subordinated Notes due 2008.
          “Insurance Policies” shall have the meaning set forth in Section 3.24.
          “Intellectual Property Rights” shall have the meaning set forth in Section 3.16(e).
          “Joint Venture” shall have the meaning set forth in Section 3.2(b).
          “Leased Real Property” shall have the meaning set forth in Section 3.14(c).
          “Liens” shall have the meaning set forth in Section 2.2.
          “Material Adverse Effect” shall have the meaning set forth in Section 3.1.

          “Merger” shall have the meaning set forth in the Recitals.
          “Merger Consideration” shall have the meaning set forth in Section 1.6(a)(i).
          “Merger Sub” shall have the meaning set forth in the Preamble.
          “Merger Sub Common Stock” shall have the meaning set forth in Section 1.6.
          “Merger Sub Representatives” shall have the meaning set forth in Section 5.5(b).
          “Missouri BCL” shall have the meaning set forth in the Recitals.
          “New Warrants” shall have the meaning set forth in Section 1.6(a)(ii).
          “Notes” shall have the meaning set forth in Section 3.3.
          “Option Plans” shall have the meaning set forth in Section 1.8(a).
          “Options” shall have the meaning set forth in Section 1.8(a).
          “Owned Real Property” shall have the meaning set forth in Section 3.14(b).
          “Patents” shall have the meaning set forth in Section 3.16(e).
          “Permits” shall have the meaning set forth in Section 3.11.
          “Permitted Liens” shall have the meaning set forth in Section 3.14(d).
          “Person” shall mean any individual, partnership, association, joint venture, corporation, business, trust, joint stock company, limited liability company, special purpose vehicle, any unincorporated organization, any other entity, a “group” of such persons, as that term is defined in Rule 13d-5(b) under the Exchange Act, or a Governmental Entity.
          “Proxy Statement” shall have the meaning set forth in Section 2.8.

          “Real Property” shall have the meaning set forth in Section 3.14(e).
          “Real Property Leases” shall have the meaning set forth in Section 3.14(f).
          “Redemption” shall have the meaning set forth in Section 5.11(b).
          “Regulatory Laws” shall have the meaning set forth in Section 2.4(b).
          “Release” shall mean any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.
          “Required Approvals” shall have the meaning set forth in Section 5.7.
          “Restricted Stock” shall have the meaning set forth in Section 3.3.
          “Sarbanes-Oxley” shall have the meaning set forth in Section 3.6(d).
          “SEC” shall mean the United States Securities and Exchange Commission or any other Governmental Entity administering the Securities Act and the Exchange Act.
          “SEC Reports” shall have the meaning set forth in Section 3.6(a).
          “Securities Act” shall have the meaning set forth in Section 2.4(b).
          “Significant Subsidiary” shall have the meaning set forth in Section 4.2.
          “Software” shall have the meaning set forth in Section 3.16(e).
          “Structure” shall have the meaning set forth in Section 3.15(a).
          “Subsidiary” shall have the meaning set forth in Section 3.2(a).
          “Sugarloaf” shall have the meaning set forth in Section 3.2(a).

          “Sugarloaf Interest” shall have the meaning set forth in Section 3.2(a).
          “Superior Proposal” shall have the meaning set forth in Section 4.2.
          “Surviving Corporation” shall have the meaning set forth in Section 1.1.
          “Takeover Statute” shall have the meaning set forth in Section 3.21.
          “Tango” shall have the meaning set forth in Section 3.2(a).
          “Tax Return” shall mean any return, report, information return or other document (including any related or supporting information and, where applicable, profit and loss accounts and balance sheets) with respect to Taxes.
          “Taxes” shall mean (i) all taxes, charges, fees, levies or other assessments imposed by any United States Federal, state, or local taxing authority or by any non-U.S. taxing authority, including but not limited to, income, gross receipts, excise, property, sales, use, transfer, payroll, license, ad valorem, liquor, value added, withholding, social security, national insurance (or other similar contributions or payments) franchise, estimated, severance, stamp, and other taxes; (ii) all interest, fines, penalties or additions attributable to or in respect of any items described in clause (i); and (iii) any transferee liability in respect of any items described in clauses (i) or (ii) payable by reason of contract, assumption, transferee liability, operation of Law, Treasury Regulation 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar provision under Law) or otherwise.
          “Termination Date” shall have the meaning set forth in Section 7.1(d).
          “Trademarks” shall have the meaning set forth in Section 3.16(e).
          “Transaction Expenses” shall have the meaning set forth in Section 7.2(b)(i).
          “Treasury Regulations” means the regulations, including temporary regulations, promulgated under the Code, as the same may be amended hereafter from time to time (including corresponding provisions of succeeding regulations).
          “Voting Agreement” shall have the meaning set forth in the Recitals.
          “Voting Group” shall have the meaning set forth in the Recitals.

          “WARN Act” shall have the meaning set forth in Section 3.26.
          “Warrant Consideration” shall have the meaning set forth in Section 1.6(a)(ii).
          “Warrants” shall have the meaning set forth in Section 1.6(a)(ii).
          “Wellspring” shall have the meaning set forth in Section 2.5.
          SECTION 8.5. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
          SECTION 8.6. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the maximum extent possible.
          SECTION 8.7. Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Disclosure Schedules and the Confidentiality Agreement constitute the entire agreement and supersede any and all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein (including Section 5.9 but expressly excluding Section 5.10), this Agreement is not intended to confer upon any other Person any rights or remedies hereunder, except that Wellspring shall be a beneficiary of Section 7.2(b) (solely with respect to the right to receive the Transaction Expenses) and shall be entitled to enforce such provisions.
          SECTION 8.8. Assignment. This Agreement shall not be assigned by operation of law or otherwise, except that Merger Sub may assign all or any of its rights hereunder to any affiliate of Merger Sub provided that no such assignment shall relieve the assigning party of its obligations hereunder.
          SECTION 8.9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Missouri applicable to contracts executed in and to be performed entirely within that State.
          SECTION 8.10. Amendment. This Agreement may be amended by the parties hereto by action taken by Merger Sub, Holdings, and by action taken by or on behalf of the Board of Directors at any time before the Effective Time; provided, however, that, after approval of the Merger by the shareholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each share of Company

Common Stock will be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.
          SECTION 8.11. Waiver. At any time before the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only as against such party and only if set forth in an instrument in writing signed by such party. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.
          SECTION 8.12. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.
          SECTION 8.13. Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.13.
     SECTION 8.14. Interpretation.
          (a) The parties acknowledge and agree that they may pursue judicial remedies at law or equity in the event of a dispute with respect to the interpretation or construction of this Agreement. In the event that an alternative dispute resolution procedure is provided for in any other agreement contemplated hereby, and there is a dispute with respect to the construction or interpretation of such agreement, the dispute resolution procedure provided for in such agreement shall be the procedure that shall apply with respect to the resolution of such dispute.

          (b) The table of contents is for convenience of reference only, does not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to an Article, Section, Exhibit or Schedule, such reference shall be to an Article, Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. For purposes of this Agreement, the words “hereof,” “herein,” “hereby” and other words of similar import refer to this Agreement as a whole unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate.
          (c) No provision of this Agreement will be interpreted in favor of, or against, either party hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.
          SECTION 8.15. Disclosure Generally. All of the Company Disclosure Schedule and Holdings Schedule are incorporated herein and expressly made a part of this Agreement as though completely set forth herein. All references to this Agreement herein or in any section of the Company Disclosure Schedule or Holdings Schedule shall be deemed to refer to this entire Agreement, including all sections of the Company Disclosure Schedule and Holdings Schedule; provided, however, that information furnished in any particular section of the Company Disclosure Schedule or Holdings Schedule shall be deemed to be included in another section of the Company Disclosure Schedule or Holdings Schedule, respectively, only to the extent a matter in such section of the Company Disclosure Schedule or Holdings Schedule is disclosed in such a way as to make its relevance to the information called for by such other section of this Agreement reasonably apparent on its face.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, each of the Company, Merger Sub and Holdings has caused this Agreement to be duly executed and delivered by its respective duly authorized officer, all as of the date first above written.

DAVE & BUSTER’S, INC.
By:
Name:
Title:

WS MIDWAY ACQUISITION SUB, INC.
By:
Name:
Title:

WS MIDWAY HOLDINGS, INC.
By:
Name:
Title:

Appendix B
December 8, 2005
Personal and Confidential
Board of Directors
Dave & Buster’s, Inc.
2481 Manana Drive
Dallas, TX 75220
Members of the Board:
You have requested our opinion as to the fairness, from a financial point of view, of the consideration to be received by the holders of common stock, par value $0.01 per share (the “Common Stock”), of Dave & Buster’s, Inc., a Missouri corporation (the “Company”), pursuant to the Agreement and Plan of Merger (the “Agreement”) to be entered into among the Company, WS Midway Holdings, Inc., a Delaware corporation (“Parent”), and WS Midway Acquisition Sub, Inc., a Missouri corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). The Agreement provides for the merger (the “Merger”) of Merger Sub with and into the Company, as a result of which the Company will become a wholly-owned subsidiary of Parent. As set forth more fully in the Agreement, in connection with the Merger, each outstanding share of common stock of the Company (other than shares, if any, held by Parent or Merger Sub, held in treasury by the Company or as to which dissenters rights have been perfected, none of which are covered by this opinion) will be converted into the right to receive $18.05 per share in cash (the “Merger Consideration”). We express no opinion on the fairness of the consideration represented by New Warrants (as such term is defined in the Agreement) to be issued to the holders of Warrants (as such term is defined in the Agreement). The terms and conditions of the Merger are more fully set forth in the Agreement.
We have acted as financial advisor to the Company in connection with the Merger and will receive a fee from the Company, a substantial portion of which is contingent upon the consummation of the Merger. We will also receive a fee from the Company for providing this opinion, which will be credited against the fee for financial advisory services. This opinion fee is not contingent upon the consummation of the Merger. The Company has also agreed to indemnify us against certain liabilities in connection with our services and to reimburse us for certain expenses in connection with our services. In the ordinary course of our business, we and our affiliates may actively trade securities of the Company for our own account or the accounts of our customers and, accordingly, we may at any time hold a long or short position in such securities. We have provided investment banking services to the Company in the past on unrelated transactions, for which we have received customary fees, including acting as an advisor in the November 1, 2004 acquisition of certain assets of Jillian’s Entertainment Holdings Inc.
In arriving at our opinion, we have undertaken such review, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. We have reviewed: (i) the financial terms of the -December 5, 2005 draft of the Agreement; (ii) certain publicly available

Board of Directors
Dave & Buster’s, Inc.
December 8, 2005

financial, business and operating information related to the Company; (iii) certain internal financial, operating and other data with respect to the Company on a stand-alone basis prepared and furnished to us by the management of the Company; (iv) certain internal financial projections for the Company on a stand-alone basis that were prepared for financial planning purposes and furnished to us by the management of the Company; (v) certain publicly available market and securities data of the Company (vi) certain financial data and the imputed prices and trading activity of certain other publicly-traded companies that we deemed relevant for purposes of our opinion; (vii) the financial terms, to the extent publicly available, of certain merger transactions that we deemed relevant for purposes of our opinion; and (viii) other information, financial studies, analyses and investigations and other factors that we deemed relevant for purposes of our opinion. In addition, we have performed a discounted cash flow analysis for the Company on a stand-alone basis. We have also conducted discussions with members of the senior management of the Company concerning the financial condition, historical and current operating results, business and prospects for the Company on a stand-alone basis.
We have relied upon and assumed the accuracy, completeness and fair presentation of the financial, accounting and other information provided to us by the Company and Parent or otherwise made available to us, and have not assumed responsibility independently to verify such information. The Company has advised us that they do not publicly disclose internal financial information of the type provided to us and that such information was prepared for financial planning purposes and not with the expectation of public disclosure. We have further relied upon the assurances of the management of the Company that the information provided has been prepared on a reasonable basis in accordance with industry practice, and, with respect to financial forecasts, projections and other estimates and business outlook information, reflects the best currently available estimates and judgments of the management of the Company, is based on reasonable assumptions and that there is not (and the management of the Company is not aware of) any information or facts that would make the information provided to us incomplete or misleading. We express no opinion as to such financial forecasts, projections and other estimates and business outlook information or the assumptions on which they are based. We have relied, with your consent, on advice of the outside counsel and the independent accountants to the Company, and on the assumptions of the management of the Company, as to all accounting, legal, tax and financial reporting matters with respect to the Company and the Agreement. Without limiting the generality of the foregoing, for the purpose of this opinion, we have assumed that neither the Company nor Parent is party to any material pending transaction, including any external financing, recapitalization, acquisition or merger, divestiture or spin-off other than the Merger.
We have assumed that the final form of the Agreement will be in all material respects identical to the last draft reviewed by us, without modification of material terms or conditions by the Company, Parent or any other party thereto. We have assumed the Merger will be consummated pursuant to the terms of the Agreement without amendments thereto and with full satisfaction of all covenants and conditions without any waiver thereof. In arriving at our opinion, we have assumed that all necessary regulatory approvals and consents required for the Merger will be obtained in a manner that will not result in the disposition of any material portion of the assets of the Company or Parent, or otherwise adversely affect the Company or Parent, and that will not alter the terms of the Merger. We express no opinion regarding whether the

Board of Directors
Dave & Buster’s, Inc.
December 8, 2005

necessary approvals or other conditions to the consummation of the Merger will be obtained or satisfied.
In arriving at our opinion, we have not performed any appraisals or valuations of any specific assets or liabilities (fixed, contingent or other) of the Company, and have not been furnished with any such appraisals or valuations. The analyses performed by Piper Jaffray in connection with this opinion were going-concern analyses. We express no opinion regarding the liquidation value or solvency of any entity. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company or any of its affiliates is a party or may be subject, and at the direction of the Company and with its consent, our opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters.
This opinion is necessarily based upon the information available to us and facts and circumstances as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We are not expressing any opinion herein as to the prices at which shares of Common Stock may trade following announcement of the Merger or at any future time. We have not agreed or undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this opinion.
This opinion is solely for the benefit and use of the Board of Directors of the Company in connection with its consideration of the Merger and may not be relied upon by any other person. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote or otherwise act with respect to the Merger, and should not be relied upon by any stockholder as such. This opinion is not intended to confer rights and remedies upon Parent, any stockholders of the Company or Parent or any other person (including holders of warrants or options to purchase shares of common stock). Except as contemplated in the November 23, 2005 engagement letter between us, this opinion shall not be published or otherwise used, nor shall any public references to us be made, without our prior written approval.
This opinion addresses solely the fairness, from a financial point of view, to holders of Common Stock of the Company of the proposed Merger Consideration set forth in the Agreement and does not address any other terms or agreements relating to the Merger. We were not requested to opine as to, and this opinion does not address, the basic business decision to proceed with or effect the Merger, or the merits of the Merger relative to any alternative transaction or business strategy that may be available to the Company. We were not requested to solicit, and we did not solicit, any expressions of interest from any other parties with respect to acquisition of all or a part of the Company, any business combination with the Company or any other alternative transaction. In addition, we understand that no other financial advisor to the Company was requested to solicit, nor did solicit, any expressions of interest from any other parties with respect to acquisition of all or a part of the Company, any business combination with the Company or any other alternative transaction. We express no opinion as to whether any alternative transaction might produce consideration for the stockholders of the Company in excess of the amount contemplated in the Merger.

Board of Directors
Dave & Buster’s, Inc.
December 8, 2005

Based upon and subject to the foregoing and based upon such other factors as we consider relevant, it is our opinion that the Merger Consideration to be paid pursuant to the Agreement is fair, from a financial point of view, to the holders of Common Stock of the Company as of the date hereof.
Sincerely,
PIPER JAFFRAY & CO.

Appendix C
MISSOURI REVISED STATUTES
CHAPTER 351
GENERAL AND BUSINESS CORPORATIONS
SECTION 351.455
Shareholder who objects to merger may demand value of shares, when—remedy exclusive, when.
     351.455.1 If a shareholder of a corporation which is a party to a merger or consolidation and, in the case of a shareholder owning voting stock as of the record date, at the meeting of shareholders at which the plan of merger or consolidation is submitted to a vote shall file with such corporation prior to or at such meeting a written objection to such plan of merger or consolidation, and shall not vote in favor thereof, and such shareholder, within twenty days after the merger or consolidation is effected, shall make written demand on the surviving or new corporation for payment of the fair value of his or her shares as of the day prior to the date on which the vote was taken approving the merger or consolidation, the surviving or new corporation shall pay to such shareholder, upon surrender of his or her certificate or certificates representing said shares, the fair value thereof. Such demand shall state the number and class of the shares owned by such dissenting shareholder. Any shareholder failing to make demand within the twenty-day period shall be conclusively presumed to have consented to the merger or consolidation and shall be bound by the terms thereof.
     351.455.2 If within thirty days after the date on which such merger or consolidation was effected the value of such shares is agreed upon between the dissenting shareholder and the surviving or new corporation, payment therefor shall be made within ninety days after the date on which such merger or consolidation was effected, upon the surrender of his or her certificate or certificates representing said shares. Upon payment of the agreed value the dissenting shareholder shall cease to have any interest in such shares or in the corporation.
     351.455.3 If within such period of thirty days the shareholder and the surviving or new corporation do not so agree, then the dissenting shareholder may, within sixty days after the expiration of the thirty-day period, file a petition in any court of competent jurisdiction within the county in which the registered office of the surviving or new corporation is situated, asking for a finding and determination of the fair value of such shares, and shall be entitled to judgment against the surviving or new corporation for the amount of such fair value as of the day prior to the date on which such vote was taken approving such merger or consolidation, together with interest thereon to the date of such judgment. The judgment shall be payable only upon and simultaneously with the surrender to the surviving or new corporation of the certificate or certificates representing said shares. Upon the payment of the judgment, the dissenting shares may be held and disposed of by the surviving or new corporation as it may see fit. Unless the dissenting shareholder shall file such petition within the time herein limited, such shareholder and all persons claiming under such shareholder shall be conclusively presume to have approved and ratified the merger or consolidation, and shall be bound by the terms thereof.
     351.455.4 The right of a dissenting shareholder to be paid the fair value of such shareholder’s shares as herein provided shall cease if and when the corporation shall abandon the merger or consolidation.
     351.455.5 When the remedy provided for in this section is available with respect to a transaction, such remedy shall be the exclusive remedy of the shareholder as to that transaction, except in the case of fraud or lack of authorization for the transaction.

C-1

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐
The Board of Directors recommends a vote FOR Proposal 1 and Proposal 2.

1.	Proposal to approve the Agreement and Plan of Merger, dated as of December 8, 2005, among Dave & Buster’s, Inc., WS Midway Acquisition Sub, Inc. and WS Midway Holdings, Inc., as it may be amended from time to time.	FOR ☐	AGAINST ☐	ABSTAIN ☐

		FOR	AGAINST	ABSTAIN
2.	Proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the Agreement and Plan of Merger described in Proposal 1.	☐	☐	☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

é FOLD AND DETACH HEREé
Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Mail

Internet		Telephone
http://www.proxyvoting.com/dab		1-866-540-5760		Mark, sign and date
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	your proxy card and return it in the enclosed postage-paid envelope.
NOTE: If voting by phone or Internet, you may vote until 11:59 p.m. (est), ________, 2006.
If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.
THANK YOU FOR VOTING.
You can view the Annual Report and Proxy Statement
on the Internet at www.daveandbusters.com
http://www.daveandbusters.com

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
DAVE & BUSTER’S, INC.
     The undersigned hereby appoints James W. Corley and Nancy J. Duricic, or each of them, his proxies, with full power of substitution and revocation, for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of common stock, par value $.01 per share, of Dave & Buster’s, Inc. standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at said meeting or at any adjournment or postponement thereof, and the undersigned directs that his proxy be voted as designated on the other side.
     THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE MERGER AGREEMENT AND FOR THE PROPOSAL TO ADJOURN THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE MERGER.
     The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes, or any of them, may lawfully do by virtue hereof.
(Continued, and to be marked, dated and signed, on the other side)
Address Change/Comments (mark the corresponding box on the reverse side)

é FOLD AND DETACH HEREé
You can now access your Dave & Buster’s, Inc. account online.
Access your Dave & Buster’s, Inc. shareholder account online via Investor ServiceDirectSM (ISD).
Mellon Investor Services LLC, Transfer Agent for Dave & Buster’s, Inc., now makes it easy and convenient to get current information on your shareholder account.

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form
		•	Establish/change your PIN
Visit us on the web at http://www.melloninvestor.com
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